As filed with the Securities and Exchange Commission on July 6, 2007

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nevada	Brightec, Inc.	87-0438637

(State or Other Jurisdiction of Incorporation or Organization)	(Name of Registrant in Our Charter)	(I.R.S. Employer Identification No.)

8C Pleasant Street S. – 1st Floor South Natick, Massachusetts 01760 (508) 647-9710	2600	8C Pleasant Street S. – 1st Floor South Natick, Massachusetts 01760 (508) 647-9710

(Address and telephone number of Principal Executive Offices and Principal Place of Business)	(Primary Standard Industrial Classification Code Number)	(Name, address and telephone number of agent for service)

With copies to:

Clayton E. Parker, Esq.	Ronald S. Haligman, Esq.
Kirkpatrick & Lockhart Preston Gates Ellis LLP	Kirkpatrick & Lockhart Preston Gates Ellis LLP
201 S. Biscayne Boulevard, Suite 2000	201 S. Biscayne Boulevard, Suite 2000
Miami, Florida 33131	Miami, Florida 33131
Telephone: (305) 539-3300	Telephone: (305) 539-3300
Telecopier: (305) 358-7095	Telecopier: (305) 358-7095

          Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee

Common Stock, par value $0.005 per share	28,525,666 shares	$0.04	$1,141,026.64	$122.01

TOTAL	28,525,666 shares	$0.04	$1,141,026.64	$122.01

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.  For the purposes of this table, we have used the average of the closing bid and asked prices as of a recent date.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Subject to completion, dated July 6, 2007

BRIGHTEC, INC.
28,525,666 shares of Common Stock

          This Prospectus relates to the sale of up to 28,525,666 shares of Brightec, Inc. (“Brightec”) common stock by the selling stockholders. Please refer to “Selling Stockholders” beginning on page 18.  Brightec is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering.  Brightec will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement (“Standby Equity Distribution Agreement”), which was entered into between Brightec and Cornell Capital Partners LP (“Cornell Capital Partners”), one of the selling stockholders.  In addition, Brightec will receive proceeds form the exercise of warrants, which Brightec is registering the underlying shares of common stock in the accompanying registration statement.  All costs associated with this registration will be borne by Brightec.  Brightec has agreed to allow Cornell Capital Partners to retain 5% of the proceeds raised under the Standby Equity Distribution Agreement that is more fully described below.

          The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering.  On June 27, 2007, the last reported sale price of our common stock was $0.03 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “BRTE.” These prices will fluctuate based on the demand for the shares of common stock.

          The selling stockholders include Cornell Capital Partners, who intends to sell up to 20,531,764 shares of common stock, 18,531,764 shares of which are pursuant to advances under the Standby Equity Distribution Agreement and 2,000,000 shares of which were previously issued as a commitment fee under the Standby Equity Distribution Agreement.  As of June 27, 2007, the 18,531,764 shares of common stock to be issued pursuant to advances under the Standby Equity Distribution Agreement upon issuance would equal approximately 13.1% of Brightec’s outstanding common stock.

          Cornell Capital Partners is an “underwriter” within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Pursuant to the Standby Equity Distribution Agreement, Cornell Capital Partners will purchase shares of common stock from Brightec at a purchase price equal to 96% of the market price of our common stock.  Cornell Capital Partners also received a one-time commitment fee in the form of 4,000,000 shares of common stock.  The 4% discount and commitment shares are underwriting discounts payable to Cornell Capital Partners.

          Brightec engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. Newbridge Securities Corporation was paid a fee of $10,000 by the issuance of 243,902 shares of Brightec common stock.

          In June 2006, Brightec entered into a Loan Agreement with Ross/Fialkow Capital Partners, LLP (“Ross/Fialkow”), a strategic-planning firm, in the amount of $750,000.  The principal amount of the loan plus accrued but unpaid interest, if any, is convertible at any time prior to payment pursuant to the Line of Credit Note, at the election of Ross/Fialkow, into Brightec common stock.  If the full principal amount of the loan were advanced and converted, the number of shares of common stock to be issued upon conversion would be 6,250,000.  In connection with the loan, Brightec also issued a Warrant to Ross/Fialkow to purchase up to 1,500,000 shares of Brightec common stock.  On March 15, 2007, the Loan Agreement was amended to extend the expiration date from June 8, 2007 to July 15, 2007 and to extend the date by which Brightec was required to file a registration statement on Form S-1 from December 31, 2006 to July 15, 2007.  On June 27, 2007, the Loan Agreement was amended to extend the expiration date from July 15, 2007 to December 31, 2007, and Brightec issued an Amended and Restated Warrant to Ross/Fialkow, amending the terms of the original Warrant to require 61 days notice to Brightec prior to its exercise by Ross/Fialkow.

          Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

          These securities are speculative and involve a high degree of risk.  Please refer to “Risk Factors” beginning on page 7.

          The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the accompanying registration statement filed with the Securities and Exchange Commission is declared effective.  This Prospectus is not an offer these securities in any state where the offer or sale is not permitted.

          With the exception of Cornell Capital Partners, which is an “underwriter” within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

          The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ______ _____, 2007

i

PROSPECTUS SUMMARY

          The following is only a summary of the information, financial statements and the notes included in this prospectus. You should read the entire prospectus carefully, including “Risk Factors” and our Financial Statements and the notes to the Financial Statements before making any investment decision.

Our Company

General

          Brightec develops and markets luminescent films incorporating luminescent or phosphorescent pigments. These pigments absorb and reemit visible light producing a “glow” which accounts for the common terminology “glow in the dark.”  The Company manufactures through third-party manufacturers, markets and sells graphic quality printable luminescent films (the “Luminescent Product”).  The Company’s Luminescent Product will be sold primarily as a printable luminescent film designed to add luminescence to existing or new products.  These films are based on the Company’s proprietary and patented technology that enables prints to be of photographic quality by day and luminescent under low light or night conditions. The Company expects that its Luminescent Product will be available for sale in a number of versions appropriate for commonly used commercial and personal printing technology, including offset printing, laser or inkjet printing, plus a variety of “print on demand” digital technologies. The Company expects to offer its products in sheets and rolls.

Going Concern Consideration

          The Company has a working capital deficit of approximately $1,100,000 and an accumulated deficit of $13,300,000 at March 31, 2007, and recurring net losses since inception. The future viability of the Company is dependent upon the Company’s ability to obtain additional financing and achieve profitability in future operations. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. Our auditors have included a “going concern” qualification in their auditor’s report for the year ended December 31, 2006. Such a “going concern” qualification may make it more difficult for us to raise funds when needed.

About Us

          Our principal executive offices are located at 8C Pleasant Street, First Floor, South Natick, Massachusetts 01760.  Our telephone number is (508) 647-9710.

THE OFFERING

          This offering relates to the sale of common stock by selling stockholders, who intend to sell up to 28,525,666 shares of common stock, (i) 20,531,764 shares of which are under the Standby Equity Distribution Agreement, dated March 30, 2005, (ii) 243,902 shares of which were issued as a placement agent fee in connection with the Standby Equity Distribution Agreement and (iii) 7,750,000 share of common stock of which are under a Line of Credit Note and Warrant.

          The commitment amount of the Standby Equity Distribution Agreement, dated March 10, 2005 is $10 million.  At an assumed price of $0.0288 per share (based on a recent stock price of $0.03, Brightec would only be able to receive gross proceeds of $533,714.80 using the 18,531,764 shares being registered in the accompanying registration statement for advances under the Standby Equity Distribution Agreement.

          Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of $10 million. The amount of each advance is subject to a maximum advance amount of $300,000, and we may not submit any advance within seven trading days of a prior advance. Cornell Capital Partners will purchase shares of our common stock from us at a purchase price equal to 96% of the market price of our common stock.  In addition, Cornell Capital Partners received a one-time commitment fee in the form of 4,000,000 shares of common stock under the Standby Equity Distribution Agreement, 2,000,000 of which are being registered in the accompanying registration statement.  Pursuant to the terms of the Standby Equity Distribution Agreement, we paid Yorkville Advisors Management, LLC, an affiliate of Cornell Capital Partners, a $15,000 structuring fee, and will pay a $500 fee for each advance for legal, administrative and escrow fees.  In addition, we expect to incur expenses of approximately $85,000 in connection with this registration statement, consisting of the following: (i) legal fees and expenses of $50,000; (ii) accounting fees and expenses of $25,000; (iii) miscellaneous expenses of $7,360; (iv) printing and engraving expenses of $2,500; and (v) SEC registration fee of $140.

          Cornell Capital Partners intends to sell any shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price. Cornell Capital Partners may sell shares of our common stock that are subject to a particular advance before it actually receives those shares.  These sales of our common stock in the public market could lower the market price of our common stock. As the market price of common stock decreases, we would not be able to draw down the remaining balance available under the Standby Equity Distribution Agreement with the shares being registered in the accompanying registration statement.

          Under the terms of the Standby Equity Distribution Agreement, Cornell Capital Partners is prohibited from engaging in short sales of our stock.  Short selling is the act of borrowing a security from a broker and selling it, with the understanding that it must later be bought back (hopefully at a lower price) and returned to the broker.  Short selling is a technique used by investors who try to profit from the falling price of a stock. Among other things, this Prospectus relates to the shares of common stock to be issued under the Standby Equity Distribution Agreement. There are substantial risks to investors as a result of the issuance of shares of common stock under the Standby Equity Distribution Agreement. These risks include dilution of shareholders, significant decline in Brightec’s stock price and our inability to draw sufficient funds when needed.

          There is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following tables, which show the net cash to be received by Brightec and the number of shares to be issued under the Standby Equity Distribution Agreement at a recent market price of $0.03 per share and 25%, 50% and 75% discounts to the recent price.

Net Cash To Brightec:

Market Price:	$0.03	$0.0225	$0.015	$0.0075
Purchase Price:	$0.0288	$0.0216	$0.0144	$0.0072
No. of Shares: (1)	18,531,764	18,531,764	18,531,764	18,531,764
Total Outstanding: (2)	159,474,601	159,474,601	159,474,601	159,474,601
Percent Outstanding: (3)	13.1%	13.1%	13.1%	13.1%
Gross Proceeds:	$533,715	$417,032	$266,857	$133,429
Net Proceeds: (4)	$422,029	$295,272	$168,514	$41,758

(1)

Represents the number of shares of common stock registered in the accompanying registration statement, which could be issued to Cornell Capital Partners under the Standby Equity Distribution Agreement at the prices set forth in the table.

(2)	Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners under the Standby Equity Distribution Agreement
(3)	Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.
(4)	Net cash equals the gross proceeds minus the 5% retainage and $85,000 in offering expenses.

Number of Shares To Be Issued by Brightec:

Market Price:	$0.03		$0.0225		$0.015		$0.0075
Purchase Price:	$0.0288		$0.0216		$0.0144		$0.0072
No. of Shares: (1)	347,222,222	(2)	462,962,963	(2)	694,444,444	(2)	1,388,888,889	(2)
Total Outstanding: (3)	488,165,059	(2)	603,905,800	(2)	835,387,281	(2)	1,529,831,726	(2)
Percent Outstanding: (4)	71.1%		76.7%		83.1%		90.8%
Gross Proceeds to Brightec: (3)	$10,000,000		$10,000,000		$10,000,000		$10,000,000

(1)

Represents that total number of shares of common stock which would need to be issued at the stated purchase price. We are only registering 18,531,764 shares of common stock under this prospectus to be issued in connection with advances under the Standby Equity Distribution Agreement.

(2)	Brightec’s current Articles of Incorporation, as amended, authorize the issuance of 245,000,000 shares of common stock.
(3)

Would represent the total number of shares of common stock outstanding after the issuance of this number of shares to Cornell Capital Partners in connection with advances under the Standby Equity Distribution Agreement.

(4)	Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

Additional Information

          The Standby Equity Distribution Agreement contemplates that Cornell Capital Partners will periodically sell shares of our common stock being registered in the accompanying registration statement into the market.  Cornell Capital Partners may sell shares of our common stock that are subject to a particular advance before it actually receives those shares.  These sales of our common stock in the public market could lower the market price of our common stock.  Under the terms of the Standby Equity Distribution Agreement, Cornell Capital Partners is prohibited from engaging in short sales of our stock.  Short selling is the act of borrowing a security from a broker and selling it, with the understanding that it must later be bought back (hopefully at a lower price) and returned to the broker.  Short selling is a technique used by investors who try to profit from the falling price of a stock. Cornell Capital Partners could, over time, sell more than 9.9% of our outstanding shares of common stock.

Common Stock Offered	28,525,666 shares by the selling stockholders

Offering Price	Market price

Common Stock Outstanding Before the Offering	140,942,837 shares as of June 27, 2007

Use of Proceeds

We will not receive any proceeds of the shares offered by the selling stockholders. Any proceeds we receive from the sale of common stock under the Standby Equity Distribution Agreement will be used for general working capital purposes. See “Use of Proceeds.”

Risk Factors	The securities offered hereby involve a high degree of risk and immediate substantial dilution. See “Risk Factors” and “Dilution.”

Over-the-Counter Bulletin Board Symbol	BRTE

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,	December 31,

	2007	2006	2005

	(Unaudited)		(As Restated)

Sales	$1,859	$12,184	$132,458
Cost of sales	751	5,677	107,714

Gross profit	1,108	6,507	24,744

Operating expenses
Research and development	17,694	112,164	119,218
Selling and marketing	23,344	57,030	50,733
General and administrative (including related party consulting fees of $7,333 and $56,667 for 2006 and 2005, respectively)	177,993	570,509	564,729
Stock based compensation	—	1,600,000	—

	219,031	2,339,703	734,680

Operating loss	(217,923)	(2,333,196)	(709,936)

Other Income (Expense)
Interest income - related party	37	11,662	12,625
Financing costs	—	—	(92,825)
Gain on value of derivative liabilities	—	72,941	62,410
Interest expense (including related party interest of $1,035, $2,576 and $8,581, respectively)	(34,618)	(59,326)	(8,581)
Other	—	17,659	(37,461)

	(34,581)	42,936	(63,832)

Net loss	(252,504)	(2,290,260)	(773,768)
Accumulated deficit – beginning	(13,063,247)	(10,772,987)	(9,999,219)

Accumulated deficit – ending	$(13,315,751)	$(13,063,247)	$(10,772,987)

Basic and diluted net loss per share	$(0.00)	$(0.02)	$(0.01)

Weighted average number of shares used in computation of basic and diluted net loss per share	124,793,244	100,351,117	100,000,000

CONSOLIDATED BALANCE SHEETS

	Three months ended March 31,	December 31,

	2007	2006	2005

	(Unaudited)		(As Restated)
ASSETS

Current assets
Cash	$51,165	$51,836	$2,445
Accounts receivable	510	—	3,183
Inventory	102,269	98,590	58,105
Prepaid expenses	6,063	10,168	8,106
Deferred financing expense	17,747	44,369	—

TOTAL CURRENT ASSETS	141,754	204,963	71,839

Office and photographic equipment	23,511	23,511	23,511
Less accumulated depreciation	(23,511)	(23,511)	(23,511)

	—	—	—

Interest receivable from related party	—	—	50,331
Deposit	2,041	2,785	—
Deferred offering costs	20,085	—	—
Note receivable from related party	—	10,993	250,000

	22,126	13,778	300,331

TOTAL ASSETS	$163,880	$218,741	$372,170

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Line of credit	$650,000	$650,000	$—
Accounts payable	69,371	80,110	234,303
Accrued liabilities (including related party amounts of $1,035, $0 and $36,667, respectively)	338,401	304,548	280,319
Advances due to related parties	178,970	—	122,972
Liability for shares to be issued	—	—	403,000
Warrant liability	—	—	252,135
Liability for stock subscriptions received	—	—	375,000
Liability to shareholders for shares redeemed	—	—	2,554,185

TOTAL CURRENT LIABILITIES	1,236,742	1,034,658	4,221,914

Stockholders’ deficit
Preferred stock	—	—	—
Common stock	128,943	124,699	100,000
Additional paid-in capital	11,919,443	11,923,687	6,627,022
Accumulated deficit	(13,315,751)	(13,063,247)	(10,772,987)
Accumulated other comprehensive income	194,503	198,944	196,221

TOTAL STOCKHOLDERS’ DEFICIT	(1,072,862)	(815,917)	(3,849,744)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$163,880	$218,741	$372,170

RISK FACTORS

          We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related To Our Business

Risks Related To Our Business

We Have Historically Lost Money And Losses May Continue In The Future

          We have a history of losses. For the years ended December 31, 2006 and 2005, we incurred a net loss of $2,290,260 and $773,768, respectively. We had an accumulated deficit of $13,063,247 as of December 31, 2006 and $13,315,751 as of March 31, 2007.  For the three months ended March 31, 2007, we incurred a net loss of $252,504.  We anticipate that we will in all likelihood, have to rely on external financing for all of our capital requirements. Future losses are likely to continue unless we successfully implement our business plan. Our ability to continue as a going concern will be dependent upon our ability to draw down on the Standby Equity Distribution Agreement, which we have entered into with Cornell Capital Partners. If we incur any problems in drawing down the Standby Equity Distribution Agreement, we may experience significant liquidity and cash flow problems. If we are not successful in reaching and maintaining profitable operations we may not be able to attract sufficient capital to continue our operations. Our inability to obtain adequate financing will result in the need to curtail or cease our business operations and will likely result in a lower stock price.

We Are Subject To A Working Capital Deficit, Which Means That Our Current Assets Are Not Sufficient To Satisfy Our Current Liabilities

          As of March 31, 2007, we had a working capital deficit of $1,094,988.  We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing will be required to cover our operating costs. Unless we obtain profitable operations, it is unlikely that we will be able to secure additional financing from external sources. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail or cease our business operations. Any of these events would be materially harmful to our business and you could lose your entire investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We Have A Limited Operating History Upon Which An Investor Can Evaluate Our Potential For Future Success

          The Company has had ten commercial sales of its Luminescent Products aggregating a total of approximately $403,600. Therefore, there is limited historical financial information about the Company upon which to base an evaluation of the Company’s performance or to make a decision regarding an investment in shares of the Company’s common stock. The Company has generated an accumulated deficit of $13,315,751 through March 31, 2007. To date, the Company’s operations have largely been limited to its effort to develop the manufacturing process for its Luminescent Product. Sales of the Company’s products may fail to achieve significant levels of market acceptance.  The Company’s business will be subject to all the problems, expenses, delays and risks inherent in the establishment of an early stage business enterprise, including limited capital, delays in product development, manufacturing, costs overruns, price increases in raw materials and unforeseen difficulties in manufacturing, uncertain market acceptance and the absence of an operating history. Therefore, the Company may never achieve or maintain profitable operations, and the Company may encounter unforeseen difficulties that may deplete its limited capital more rapidly than anticipated, which may force the Company to curtail or cease its business operations.

We Will Require Additional Capital, And If Additional Capital Is Not Available, We May Have To Curtail Or Cease Operations

          To become and remain competitive, the Company will be required to make significant investments in the Company’s infrastructure, including hiring employees to provide sales, marketing, product development and financial reporting services on an ongoing basis.

Other than the Standby Equity Distribution Agreement and our line of credit, the Company does not have any other committed sources of financing. There can be no assurance that additional necessary financing will be attainable on terms acceptable to the Company in the future or attainable at all. If additional financing is not available on satisfactory terms, the Company may be unable to operate at its present level, market or sell its products, establish or maintain a system of financial controls or develop and expand its business, develop new products or develop new markets, and its operating results may be adversely affected. Debt financing, if available, increases expenses and must be repaid regardless of operating results. The availability of debt or equity financing is uncertain, and successful equity financing, including any proceeds we received under the Standby Equity Distribution Agreement, will result in additional dilution to existing stockholders. The losses incurred to date, the uncertainty regarding the ability to raise additional capital and questions concerning the Company’s ability to generate net income and positive cash flows from operations indicate that the Company may be unable to continue as a going concern for a reasonable period of time.

The Report Of Our Independent Registered Public Accounting Firm, As Of And For The Year Ended December 31, 2006, Indicates That There Is Substantial Doubt About The Our Ability To Continue As A Going Concern

          The Company has a working capital deficit of $1,094,988 and an accumulated deficit of $13,315,751 at March 31, 2007, and recurring net losses since inception. The future viability of the Company is dependent upon the Company’s ability to obtain additional financing and achieve profitability in future operations. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. Our auditors have included a “going concern” qualification in their auditor’s report for the year ended December 31, 2006. Such a “going concern” qualification may make it more difficult for us to raise funds when needed.

          On March 30, 2007, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners pursuant to which the Company may, at its discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $10 million dollars.  The accompanying registration statement must be declared effective by the Securities and Exchange Commission before the Company can sell any of its shares under the Standby Equity Distribution Agreement.

A Default By Us Under Our Loan And Security Agreement With Ross/Fialkow Capital Partners, LLP Entered Into On June 8, 2006, May Enable Ross/Fialkow To Take Control Of Our Intellectual Property Assets

          In June 2006, we entered into a Loan Agreement with Ross/Fialkow in the amount of $750,000. The Loan Agreement is scheduled to expire on June 8, 2007.  Every month, we are required to pay interest on the outstanding principal amount at the rate of 20% per year. The principal amount of the loan may be converted at any time, at the discretion of Ross/Fialkow, into shares of our common stock at the rate of $0.12 per share. If the full principal amount of the loan were advanced and converted, the Company would issue 6,250,000 shares of our common stock to Ross/Fialkow and these shares would carry piggy-back registration rights.

          To secure our obligations under the Loan Agreement, we granted to Ross/Fialkow a security interest in all of our intellectual property assets and other assets, including a pledge of all the capital stock of our subsidiary, Brightec SA. The security interest terminates upon the payment or satisfaction of all of our obligations under the Loan Agreement. The principal amount outstanding as of March 31, 2007 was $650,000. A default by us under the Loan Agreement would enable the holders to foreclose on the collateral given as security. Any foreclosure could force us to substantially curtail or cease our operations.

          Under the Loan Agreement, we were required to have filed a registration statement on Form S-1 by December 31, 2006. As of December 31, 2006, we had not filed the registration statement as required and as a result, were not in compliance with the terms of the Loan Agreement. On March 15, 2007, the Loan Agreement was amended as follows:

          1.          The expiration date of the Loan Agreement was extended to July 15, 2007.

          2.          The date by which the Company was required to file a registration statement on Form S-1 was extended to July 15, 2007.

          On June 27, 2007, the Loan Agreement was amended to extend the expiration date from July 15, 2007 to December 31, 2007, and Brightec issued an Amended and Restated Warrant to Ross/Fialkow, amending the terms of the original Warrant to require 61 days notice to Brightec prior to its exercise by Ross/Fialkow.

We Have Not Filed Our Federal Or State Corporate Income Tax Returns For Several Years Which Could Cause Us To Lose Certain Available Tax Credits And Benefits To Which We Would Otherwise Be Entitled

          We have not filed our corporate income tax returns for the years ended December 31, 2000, 2002, 2003, 2004, 2005. We have requested an extension of time to file our corporate tax returns for 2006 and the return filed for 2001 will need to be amended, if permitted by statute.

          We may not be able to take full advantage of any operating loss deductions and/or tax credits until such time as the Company files its returns. The availability of these losses may be limited due to the expiration of the carryforward periods, changes in the Internal Revenue Code of 1986 as amended from time to time (the “Code”), or changes in control of the Company which may limit the amount any available loss deductions from year to year.

          The Company may also be subject to charges for penalties and interest for the failure to file these returns on a timely basis in addition to any tax that may be assessed in years where it is determined the Company had taxable income as determined under the Code. Although we do not expect that we will have any taxable income as determined under the Code nor do we expect any potential assessment of penalties and interest to be substantial, we may need to divert some of our resources to meet these obligations.

We May Be Unable To Obtain Additional Financing Which Could Affect Our Operating Performance And Financial Condition

          As of March 31, 2007, we had $15,165 in cash and our total current assets were $141,754.  As of March 31, 2007, our total current liabilities were $1,236,742.  We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing will be required to cover our operating costs. Unless we obtain profitable operations, it is unlikely that we will be able to secure additional financing from external sources. We currently have no bank borrowings or other credit facilities, and we cannot guaranty that we will be able to arrange any such debt financing or that such financing, if available, will be on acceptable terms. If we cannot obtain adequate funds, we cannot fund our expansion, take advantage of unanticipated opportunities, develop or enhance services or products or otherwise respond to market demands or to competitive pressures or market changes.  As of June 27, 2007, we estimate that we will require approximately $2,500,000 to fund our anticipated corporate operating expenses for the next twelve months and approximately $10,000,000 to fund our expansion plans. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing would be materially harmful to our business and may result in a lower stock price. Our inability to obtain adequate financing will result in the need to curtail business operations and you could lose your entire investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

If Needed, We May Not Be Able To Raise Further Financing Or It May Only Be Available On Terms Unfavorable To Us Or To Our Stockholders Which May Adversely Effect Our Operations

          Available cash resources may not be sufficient to meet our anticipated working capital and capital expenditure requirements if our sales do not increase over the next 12 months. It may become necessary for us to raise additional funds to respond to business contingencies, which could include the need to:

•	fund additional research and development for the development of our products;

•	fund additional marketing expenditures;

•	develop additional products;

•	enhance our operating infrastructure;

•	hire additional personnel; and/or

•	acquire other complementary businesses or technologies.

          If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders would be reduced, and these newly issued securities might have rights, preferences or privileges senior to those of existing stockholders. Additional financing might not be available on terms favorable to us, or at all. If adequate funds were not available or were not available on acceptable terms, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our products or otherwise respond to competitive pressures would be significantly limited.

Our Operating Results Are Difficult To Predict In Advance And May Fluctuate Significantly Which Would Likely Result in A Substantial Decline In Our Stock Price

          Our operating results are difficult to predict in advance and may fluctuate significantly, and a failure to meet the expectations of analysts or our stockholders would likely result in a substantial decline in our stock price.

          Factors that are likely to cause our results to fluctuate include the following:

•	the gain or loss of significant customers or significant changes in the technology in our industry;

•	the amount and timing of our operating expenses and capital expenditures;

•	the timing, rescheduling or cancellation of customer’s work orders;

•	our ability to specify, develop, complete, introduce and market our products and bring them to volume production in a timely manner;

•	the rate of adoption and acceptance of new industry standards in our target markets; and

•	other unforeseen activities or issues.

          If we do not accurately forecast consumer demand or if our operating results fluctuate greatly, we could be forced to curtail or cease our business operations.

We Have Limited Financial And Operational Controls

          The Company has been unable to attract additional directors and has no audit or compensation committees. In addition, the Company’s employees have limited financial experience and the Company currently lacks an adequate system of internal financial or management controls. The Company does not have an accounting department but relies on outside bookkeeping services to record financial activity and consultants to assist in the preparation of financial statements. The Company received a letter from our prior independent registered public accountants in connection with our audited year end financial statements for the year ended December 31, 2005 indicating that the Company had material weaknesses with respect to (1) accurately recording day-to-day transactions, (2) the lack of segregation of duties, (3) the approval of significant transactions in a timely manner by the Company’s Board of Directors and (4) the preparation of its financial statements in an accurate and timely fashion.

          As of June 30, 2006, the Company carried out an evaluation, under the supervision and with the participation of the Company’s management, including the Company’s Chief Executive Officer, Chief Financial Officer and Treasurer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures pursuant to Rule 13a-14 under the Securities and Exchange of 1934, as amended.  During the calendar years ended December 31, 2006 and 2005, the Company had insufficient numbers of internal personnel possessing the appropriate knowledge, experience and training in applying accounting principles generally accepted in the United States and reporting financial information in accordance with the requirements of the Commission. The evaluation found insufficient controls over dissemination of information regarding non-routine and complex transactions, which resulted in incorrect treatment and lack of proper analysis of such transactions by accounting staff. This weakness resulted in material adjustments proposed by our current independent registered accountants with respect to our audited financial statements for the calendar year ended December 31, 2005. As a result, the figures for the year ended December 31, 2005, which are presented in this document, required restatement from their previous filing. Management believes this issue to be material and therefore, deemed the design and operation of internal control in place at December 31, 2005 to be ineffective.

          In late 2005, the Company hired a CPA to oversee the accounting department and coordinate the efforts of analysis and dissemination. These efforts include design changes and related monitoring of the internal control system. While there has been a tremendous improvement in the internal control system during 2006, the system is still undergoing change in order to satisfy the requirements of appropriate internal controls. It is management’s intention to address accounting issues on a timely basis, and prevent misstatement based on errors and/or lack of understanding.  However, if the Company is unable to raise additional capital, the Company will not have sufficient resources to implement an adequate system of internal management and financial controls and will be unable to employ persons with adequate financial and accounting experience to permit the Company to fulfill all of its fiscal obligations.

Our Products May Not Be Accepted By The Market And We Have Had Limited Product Sales To Date

          The Company relies on a single product and has had limited product sales to date. Because the Company has only commenced limited marketing of our Luminescent Product, we can give no assurance that this product will be commercially accepted in the marketplace or that the market for its product will be as large as expected by the Company. If the product does not achieve acceptance in the marketplace, the Company could be forced to curtail or cease its business operations.

          In addition, as in any technology industry, there may be numerous new technologies under development in imaging laboratories or by individual inventors, which technologies may render the Company’s technology obsolete.

We Rely On Third-Party Manufacturers To Produce Our Products

          The Company currently has no manufacturing facilities and relies on several third party manufacturers to produce the Company’s Luminescent Product.  Loss of these manufacturing facilities would cause the Company to severely curtail our manufacturing operations and may cause the Company to be unable meet its obligations. Should the Company not be able to replace these manufacturing facilities within a short period of time after their loss, the Company may be forced to cease operations until suitable replacement manufacturing facilities are found. The loss of the Company’s current manufacturing facilities may also cause a significant financial drain on the Company as the costs to relocate the manufacturing of the Luminescent Product may be significant.  There can be no assurance that the Company’s third party manufacturers will continue to manufacture the Company’s products in the future.

We Are Dependent Upon Two Sources For Raw Materials To Manufacture Our Products

          The principal raw materials, used by the Company in connection with the manufacture of our Luminescent Product, are currently purchased from one source supplier. Although the Company could buy from a second source for such raw material, the unavailability of such raw material cause the Company to curtail or cease its manufacturing operations until suitable replacement raw material was located.

          Significant price increases of the raw materials would have a material adverse effect on the Company’s business and could cause the Company too lose profitability as the Company would have to raise its prices in order to maintain its desired level of profitability.  Increases in product price could also have the negative effect of causing a decrease in revenue, significantly affecting profitability and affecting the Company’s ability to continue manufacturing and reinvesting in its infrastructure.

          Disruptions of trade or other restrictions, which might affect the availability of raw materials on a timely basis, especially those sourced from overseas and unforeseen price increases could substantially impair the Company’s ability to deliver its products and could force us to curtail or cease our business operations.

We Rely On Patents, Licenses And Intellectual Property Rights To Protect Our Proprietary Interests

          The Company’s future success depends in part on our ability to maintain patents and other intellectual property rights covering its Luminescent Products. There can be no assurance that the Company’s patents and patent applications are sufficiently comprehensive to protect the Company’s products.  The process of seeking further patent protection can be long and expensive and there can be no assurance that the Company will have sufficient capital resources to cover the expense of patent prosecution or maintenance for its applications or existing patents or that all or even any patents will issue from currently pending or any future patent applications or if any of the patents when issued will be of sufficient scope or strength, provide meaningful protection or any commercial advantage to the Company. The Company’s limited financial resources may limit the Company’s ability to pursue litigation in the event of an infringement on our patents, licenses or intellectual property rights.

          The Company may also unintentionally infringe on the patents, licenses and intellectual property rights of others. This accidental infringement may cause the Company to need to defend itself in infringement litigation which would be costly and there is no assurance that the Company will have the necessary resources to successfully defend itself and its assets.

We Are Dependent On Our Founder And Key Employee

          The success of the Company is dependent upon the continued availability of our founder, Patrick Planche. The unavailability of Patrick Planche or the Company’s inability to attract and retain other key employees could severely affect the ability of the Company to carry on its current and proposed business activities. The Company has one key man life insurance policy on Mr. Planche’s life, of which, one of the Company’s creditors is the named beneficiary.

We Have A Limited Number Of Employees To Carry On Our Operations

          As of June 27, 2007, the Company had only three full-time employees and several part-time consultants. The Company has not had sufficient resources to hire additional employees and the Company’s continued inability to hire additional employees will have a material adverse effect on the Company’s ability to carry on and expand its business operations, which may force the Company to curtail its business operations.

A Significant Concentration Of Ownership Of Our Common Stock Exists

          Two of the Company’s directors, Patrick Planche and David Geffen, each own a significant percentage of the Company’s outstanding common stock, approximately 27.2% and 21.4%, respectively, for a combined total of approximately 46.9%.  As a result, Mr. Planche and Mr. Geffen may be able to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Although Mr. Planche and Mr. Geffen have a fiduciary duty to act in the best interest of the Company, this concentration of ownership of the Company’s common stock may have the effect of impacting the probability and timing of a change in control of the Company. This could deprive the Company’s stockholders of an opportunity to receive a premium for their common stock as part of a sale of the Company and might otherwise affect the market price of the Company’s common stock.

Derivative Rights To Acquire Shares Of Our Common Stock Will Result In Significant Dilution To Other Holders Of Shares Of Our Common Stock

          As of June 27, 2007, warrants and options to acquire a total of 31,283,743 shares of the Company’s common stock were outstanding. In addition, the Company’s Standby Equity Distribution Agreement enables the Company to sell up to $10 million of our common stock at prices discounted to the market price. The existence of such stock options, warrants, commitments and agreements could adversely affect the price at which shares of the Company’s common stock may be sold or the ability of the market to absorb such additional shares of common stock if such investors decide to sell such shares and the terms on which the Company can obtain additional financing.

Competition In The Photographic, Commercial Printing And Home Printing Area In Which The Company Expects To Market The Luminescent Products Is Intense, And The Company’s Competitors Have Substantially Greater Resources Than The Company

          Existing companies currently offer competing films and papers at established price levels, which are likely to materially influence Brightec’s product pricing. Many of these existing products are manufactured using processes and technologies supported by companies, which have significantly greater resources than the Company, and have been established and known in the specialty and inkjet paper field for a number of years.

          The Company’s competition includes any company that manufactures photographic paper such as Hewlett-Packard, Kodak, Cannon and others companies within the digital photography industry. Currently our products compete in the home and home office and small business market segments. The Company’s inability to compete effectively with these industry leaders and diversify into other market segments could cause the Company to curtail or cease its business operations.

Our Common Stock May Lack Liquidity And Be Affected By Limited Trading Volume

          Our common stock is traded on the NASDAQ Over-the-Counter Bulletin Board.  The Company’s common stock is thinly traded and may experience price volatility, which could affect a stockholder’s ability to sell the Company’s common stock or the price at which it may be sold. In addition, sales of the Company’s common stock can cause larger than expected price volatility when compared to similar sales of other companies. There has been and may continue to be a limited public market for the common stock of the Company.  There can be no assurance that an active trading market for our common stock will be maintained. An absence of an active trading market could adversely affect our shareholders’ ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time.

The Volatility Of Stock Prices May Adversely Affect The Market Price Of Our Common Stock

          The market for the common stock is highly volatile. The trading price of the common stock could be subject to wide fluctuations in response to, among other things:

•	quarterly variations in operating and financial results;

•	announcements of technological innovations or new products by our competitors or us;

•	changes in prices of our products and services or our competitors’ products and services;

•	changes in product mix;

•	changes in our revenue and revenue growth rates; and

•	marketing and advertising.

          Statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to the market in which we do business or related to it could result in an immediate effect in the market price of our common stock. In addition, the stock market has from time to time experienced extreme price and volume fluctuations, which often have been unrelated to the operating performance of companies. These broad market fluctuations may adversely affect the market price of our common stock.

Market Volatility May Affect Our Stock Price, and the Value of a Shareholder’s Investment in Our Common Stock May be Subject to Sudden Decreases

          The trading price for the shares of common stock of Brightec has been, and the Company expects it to continue to be, volatile. The price at which Brightec common stock trades depends on a number of factors, including the following, many of which are beyond the Company’s control: (i) Brightec’s historical and anticipated operating results, including fluctuations in financial and operating results; (ii) the market perception of luminescent films; (iii) general market and economic conditions; (iv) announcements of technological innovations or new products by the Company or its competitors; (vi) developments concerning Brightec’s contractual relations with its executive officers, executive management; and (vii) announcements regarding significant collaborations or strategic alliances.

Our Common Stock Is Deemed To Be “Penny Stock,” Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

          Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

•	With a price of less than $5.00 per share;

•	That are not traded on a “ recognized” national exchange;

•

Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or Issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

          Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

No Expectation Of Dividends On Common Stock

          We have never paid cash dividends on our common stock and we do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon the future earnings, capital requirements, financial requirements and other factors that our Board of Directors will consider. Since we do not anticipate paying cash dividends on our common stock, the return on investment on our common stock will depend solely on an increase, if any, in the market value of the common stock.

Possible Issuance Of Preferred Stock Could Adversely Affect the Position of Holders of Common Stock

          Our Articles of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock with designations, rights, and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividends, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the company or, alternatively, granting the holders of preferred stock such rights as to entrench management. If the holders of our common stock desired to remove current management, it is possible that our Board of Directors could issue preferred stock and grant the holders thereof such rights and preferences so as to discourage or frustrate attempts by the common stockholders to remove current management. In doing so, management would be able to severely limit the rights of common stockholders to elect the Board of Directors.

RISKS RELATED TO THIS OFFERING

Future Sales By Our Stockholders May Adversely Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

          Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. In addition, some of our shares of common stock previously issued may be resold under Rule 144, which could further lower the market price of our common stock.

Existing Shareholders Will Experience Significant Dilution From Our Sale Of Shares Under The Standby Equity Distribution Agreement

          The sale of shares pursuant to the Standby Equity Distribution Agreement will have a dilutive impact on our stockholders. For example, if the offering occurred on March 31, 2007, at an assumed offering price of $0.0288 per share (96% of a recent closing stock price of $0.03 per share), the new stockholders would experience an immediate dilution in the net tangible book value of $0.0335 per share. Dilution per share at prices of $0.0216, $0.0144 and $0.0072 per share would be $0.0272, $0.0208 and $0.0145, respectively.

          As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the Standby Equity Distribution Agreement to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

Under The Standby Equity Distribution Agreement Cornell Capital Partners Will Pay Less Than The Then-Prevailing Market Price Of Our Common Stock

          The common stock to be issued under the Standby Equity Distribution agreement will be issued at an aggregate 9% discount to the lowest closing bid price for the five days immediately following the notice date of an advance. Based on this discount, Cornell Capital Partners will have an incentive to sell immediately to realize the gain on the 9% discount. These discounted sales could cause the price of our common stock to decline, based on increased selling of our common stock.

          The selling stockholders intend to sell in the public market 28,525,666 shares of common stock being registered in this offering. That means that up to 28,525,666 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. The officers and directors of the Company and those shareholders who are significant shareholders as defined by the SEC will continue to be subject to the provisions of various insider trading and rule 144 regulations.

The Sale Of Our Stock Under Our Standby Equity Distribution Agreement Could Encourage Short Sales By Third Parties, Which Could Contribute To The Future Decline Of Our Stock Price

          In many circumstances the provision of a Standby Equity Distribution Agreement for companies that are traded on the Over-the-Counter has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased stock or if Brightec has not performed in such a manner to show that the equity funds raised will be used to grow the Company. Such an event could place further downward pressure on the price of common stock. Under the terms of our Standby Equity Distribution Agreement, Brightec may request numerous draw downs pursuant to the terms of the Standby Equity Distribution Agreement. Even if the Company uses the Standby Equity Distribution Agreement to grow its revenues and profits or invest in assets which are materially beneficial to Brightec the opportunity exists for short sellers and others to contribute to the future decline of Brightec’s stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline.

          It is not possible to predict those circumstances whereby short sales could materialize or to what the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to Brightec’s stock price.

The Price You Pay In This Offering Will Fluctuate And May Be Higher Or Lower Than The Prices Paid By Other People Participating In This Offering

          The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

We May Not Be Able To Access Sufficient Funds Under The Standby Equity Distribution Agreement When Needed

          We are dependent on external financing to fund our operations. Our financing needs are expected to be partially provided from the Standby Equity Distribution Agreement. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $300,000 during any seven trading day period.  In addition, the number of shares being registered may not be sufficient to draw all funds available to us under the Standby Equity Distribution Agreement. Based on the assumed offering price of $0.0288 (based on a recent stock price of $0.03) and the 18,531,764 shares we are registering in connection with advances under the Standby Equity Distribution Agreement, we would not be able to draw the entire $10 million available under the Standby Equity Distribution Agreement. At this assumed price, we will be able to draw gross proceeds equal to $533,714.80 with the 18,531,764 shares being registered.  The market price for Brightec’s common stock would have to average $0.55 per share for a purchase price of $0.53 per share in order to draw down the entire $10 million available under the Standby Equity Distribution Agreement with the 18,531,764 shares being registered in the accompanying registration statement in connection with advances under the Standby Equity Distribution Agreement.

We May Not Be Able To Draw Down Under The Standby Equity Distribution Agreement If The Investor Holds More Than 9.9% Of Our Common Stock

          In the event Cornell Capital holds more than 9.99% of the then-outstanding common stock of Brightec, pursuant to the terms of the Standby Equity Distribution Agreement, we will be unable to draw down on the Standby Equity Distribution Agreement. Currently, Cornell Capital Partners has beneficial ownership of 1.3% of our common stock and therefore we would be able to make limited draw downs on the Standby Equity Distribution Agreement so long as Cornell Capital Partners’ beneficial ownership remains below 9.99%. If Cornell Capital Partner’s beneficial ownership becomes 9.99% or more, we would be unable to draw down on the Standby Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our business operations.  However, as Cornell Capital Partners buys and sells our common stock under the Standby Equity Distribution Agreement and the accompanying registration statement, Cornell Capital Partners could, over time in the aggregate, sell more than 9.9% of our outstanding shares of common stock.

FORWARD-LOOKING STATEMENTS

Risks Associated With Forward-Looking Statements

          This Prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this Prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

          The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products will significantly increase, that our President and Chief Executive Officer will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or our manufacturers and/or suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the “Risk Factors” section of this Prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this Prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

          Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a “forward-looking statement” . Further, when we use the words “ may”, “expect”, “anticipate”, “plan”, “believe”, “seek”, “estimate”, “internal”, and similar words, we intend to identify statements and expressions that may be forward- looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under “Risk Factors” below or elsewhere in this Prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

SELLING STOCKHOLDERS

          The following table presents information regarding the selling stockholders.  A description of the selling stockholders’ relationships to Brightec and how the selling shareholders acquired the shares to be sold in this offering is detailed in the information immediately following this table.

Selling Stockholder	Shares Beneficially Owned Before Offering		Percentage of Outstanding Shares Beneficially Owned Before Offering (1)	Shares to be Acquired Under the Standby Equity Distribution Agreement	Percentage of Outstanding Shares to be Acquired Under the Standby Equity Distribution Agreement	Shares to be Sold in the Offering		Percentage of Outstanding Shares Beneficially Owned After Offering

Cornell Capital Partners, L.P.	4,000,000	(2)	2.84%	18,531,764	13.15%	20,531,764	(3)	1.25%
Newbridge Securities Corporation	243,902	(4)	0.16%	0	0%	243,902		0%
Ross/Fialkow Capital Partners, LLP, as trustee for Brightec Capital Trust	6,250,000	(5)	4.13%	0	0%	7,750,000	(6)	0%

Total	10,493,902		7.13%	18,531,764	13.15%	28,525,666		1.25%

(1)

Applicable percentage of ownership is based on 140,942,837 shares of common stock outstanding as of June 27, 2007, together with securities exercisable or convertible into shares of common stock within 60 days of June 27, 2007, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2)	Consists of 4,000,000 shares that Cornell Capital Partners received as a commitment fee under the Standby Equity Distribution Agreement.
(3)

Includes the 18,531,764 shares which could be acquired by Cornell Capital Partners under the Standby Equity Distribution Agreement and 2,000,000 of the shares issued to Cornell Capital Partners as a commitment fee under the Standby Equity Distribution Agreement.

(4)	Consists of the 243,902 shares that Newbridge Securities received as a placement agent fee in connection with the Standby Equity Distribution Agreement.
(5)	Consists of 6,250,000 shares issuable upon conversion of the full principal amount of the Convertible Line of Credit Note issued by Brightec to Ross/Fialkow.
(6)

Includes the 6,250,000 shares issuable upon conversion of the full principal amount of the Convertible Line of Credit Note issued by Brightec to Ross/Fialkow and 1,500,000 shares issuable upon exercise of the Stock Purchase Warrant issued by Brightec to Ross/Fialkow.

Shares Acquired In Financing Transactions With Brightec

          Cornell Capital Partners, LP.  Cornell Capital Partners is the investor under the Standby Equity Distribution Agreement.  All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in a financing transaction with Brightec.  This transaction is explained below:

          Standby Equity Distribution Agreement.  On March 30, 2007, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay Brightec 96% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board during the five (5) consecutive trading days after an advance notice is delivered to Cornell Capital Partners.  In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 4,000,000 shares of common stock, which were issued on March 30, 2007.  We are registering 18,531,764 shares in this offering which may be issued in connection with advances under the Standby Equity Distribution Agreement.  For Brightec to receive the entire $10 million available under the Standby Equity Distribution Agreement using the 18,531,764 shares being registered in the accompanying registration statement, the market price of our common stock would need to average $0.49 per share.

          There are certain risks related to sales by Cornell Capital Partners, including:

•

The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares, the greater chance that Cornell Capital Partners gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

•

To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

•

The significant downward pressure on the price of the common stock as Cornell Capital Partners sells material amounts of common stocks could encourage short sales by Cornell Capital Partners or others. This could place further downward pressure on the price of the common stock.

          New Bridge Securities Corporation.  Newbridge Securities is a registered broker-dealer.  All investment decisions of Newbridge Securities are made by Guy Amico.  Newbridge Securities received the 243,902 shares of Brightec common stock being registered in this offering as a placement agent fee in connection with the Standby Equity Distribution Agreement.

          Ross/Fialkow Capital Partners, LLP.  Ross/Fialkow is a strategic-planning firm.  All investment decisions of Ross/Fialkow are made by Jay Fialkow and Jeffrey Ross.  Ross/Fialkow acquired the right to purchase all shares being registered in this offering in a financing transaction with Brightec.  On June 8, 2006, Brightec entered into a Loan and Security Agreement, pursuant to which Ross/Fialkow extended a line of credit to Brightec in the amount of $750,000.  The principal amount of the loan plus accrued but unpaid interest, if any, is convertible at any time prior to payment, at the election of Ross/Fialkow, into Brightec common stock.  If the full principal amount of the loan were advanced and converted, the number of shares of common stock to be issued upon conversion would be 6,250,000.  In connection with the loan, Brightec also issued a warrant to Ross/Fialkow to purchase up to 1,500,000 shares of Brightec common stock.  On March 15, 2007, the Loan Agreement was amended to extend the expiration date to July 15, 2007 and to extend the date by which Brightec was required to file a registration statement on Form S-1 to July 15, 2007.  On June 27, 2007, the Loan Agreement was amended to extend the expiration date from July 15, 2007 to December 31, 2007, and Brightec issued an Amended and Restated Warrant to Ross/Fialkow, amending the terms of the original Warrant to require 61 days notice to Brightec prior to its exercise by Ross/Fialkow.

USE OF PROCEEDS

          This Prospectus relates to shares of our common stock that may be offered and sold from time to time by Cornell Capital Partners. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Standby Equity Distribution Agreement. Cornell Capital Partners will purchase our shares of common stock under the Standby Equity Distribution Agreement at a 9% total discount to the current market price.  The purchase price of the shares purchased under the Standby Equity Distribution Agreement will be equal to 96% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the five (5) consecutive trading days immediately following the notice date and Brightec will pay Cornell Capital 5% of each advance as an additional fee.

          Pursuant to the Standby Equity Distribution Agreement, Brightec cannot draw more than $300,000 every seven trading days, or more than $10 million over twenty-four months.

          For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Standby Equity Distribution Agreement. The table assumes estimated offering expenses of $85,000, plus 5% retainage payable to Cornell Capital Partners under the Standby Equity Distribution Agreement. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

Gross proceeds:	$500,000	$1,000,000	$2,500,000		$5,000,000		$10,000,000
Net proceeds:	$390,000	$865,000	$2,290,000		$4,665,000		$9,415,000
No. of shares that would have to be issued under the Equity Distribution Agreement at an assumed offering price equal to $0.0288 (which is 96% of our current market price)	17,361,111	34,722,222	86,805,555	(1)	173,611,111	(1)	347,222,222	(1)

USE OF PROCEEDS:
General Working Capital	$390,000	$865,000	$2,290,000		$4,665,000		$9,415,000

Total	$390,000	$865,000	$2,290,000		$4,665,000		$9,415,000

(1)

Brightec is only registering 18,531,764 shares of our common stock in connection with advances under the Standby Equity Distribution Agreement.  In addition, Brightec’s current Articles of Incorporation, as amended, authorize the issuance of 245,000,000 shares of common stock and as of June 27, 2007, Brightec had 140,942,837 shares of common stock issued and outstanding.

          The Standby Equity Distribution Agreement limits Brightec’s use of proceeds to general corporate purposes and prohibits the use of proceeds to pay any judgment or liability incurred by any officer, director or employee of Brightec, except under certain limited circumstances.

DILUTION

          The net tangible book value of Brightec as of March 31, 2007 was $(1,092,947) or $(0.0087) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Brightec (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Brightec, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the Standby Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Standby Equity Distribution Agreement. The following example shows the dilution to new investors at an offering price of $0.0288 per share, which is 96% of our recent share price of $0.03.

          If we assume that we had issued 18,531,764 shares of common stock under the Standby Equity Distribution Agreement at an assumed offering price of $0.0288 per share (i.e. the number of shares registered in this offering under the Standby Equity Distribution Agreement), less retention fees of $26,686 and offering expenses of $85,000, our net tangible book value as of March 31, 2007 would have been $(670,918) or $(0.0047) per share. Note that at an offering price of $0.0288 per share, we would receive gross proceeds of $533,715 (net proceeds of $422,029) of the available balance under the Standby Equity Distribution Agreement. At an assumed offering price of $0.0288, Cornell Capital Partners would receive a discount of $48,924 on the purchase of 18,531,764 shares of common stock. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.0041 per share and an immediate dilution to new stockholders of $0.0335 per share.

          The following table illustrates the per share dilution:

Assumed offering price per share		$0.0288
Net tangible book value per share before this offering	$(0.0087)
Increase attributable to new investors	$0.0041
Net tangible book value per share after this offering		$(0.0047)

Dilution per share to new stockholders		$0.0335

          The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

ASSUMED OFFERING PRICE	NO. OF SHARES TO BE ISSUED (1)	DILUTION PER SHARE TO NEW INVESTORS

$0.0288	18,531,764	$0.0335
$0.0216	18,531,764	$0.0272
$0.0144	18,531,764	$0.0208
$0.0072	18,531,764	$0.0145

(1)

This represents the maximum number of shares of common stock that are being registered in the accompanying registration statement in connection with advances under the Standby Equity Distribution Agreement.

STANDBY EQUITY DISTRIBUTION AGREEMENT

Summary

          On March 30, 2007, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 96% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five (5) consecutive trading days immediately following the notice date. The number of shares purchased by Cornell Capital Partners for each advance is determined by dividing the amount of each advance by the purchase price for the shares of common stock. Further, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement.  Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. The effectiveness of the sale of the shares under the Standby Equity Distribution Agreement is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission and obtaining all necessary permits or qualifying for exemptions under applicable state law. The costs associated with this registration will be borne by us. There are no other significant closing conditions to advances under the Standby Equity Distribution Agreement.

Standby Equity Distribution Agreement Explained

          Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. There are no closing conditions imposed on Brightec for any of the draws other than that we have filed our periodic and other reports with the Securities and Exchange Commission, delivered the stock for an advance, the trading of Brightec common stock has not been suspended, and we have given written notice and associated correspondence to Cornell Capital Partners. We are limited however, on our ability to request advances under the Standby Equity Distribution Agreement based on the number of shares we have registered on this registration statement. For example, at an assumed offering price of $0.0028, we would not be able to draw the entire $10 million available under the Standby Equity Distribution Agreement with the 18,531,764 shares we are registering.  In order to access all funds available to us under the Standby Equity Distribution Agreement with the 18,531,764 shares being registered in this offering, the average market price of our common stock would have to equal $0.49 per share and the average purchase price of shares issued under the Standby Equity Distribution Agreement would need to be $0.047.

          We may request advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced an aggregate $10 million or 24 months after the effective date of the this registration statement, whichever occurs first.

          The amount of each advance is subject to a maximum amount of $300,000, and we may not submit an advance within seven trading days of a prior advance.  The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission.  In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.99% of our outstanding common stock. A possibility exists that Cornell Capital Partners may own more than 9.99% of Brightec’s outstanding common stock at a time when we would otherwise plan to make an advance under the Standby Equity Distribution Agreement. Cornell Capital Partners may sell shares of our common stock that are subject to a particular advance before it actually receives those shares.  These sales of our common stock in the public market could lower the market price of our common stock. As the market price of common stock decreases, we would not be able to draw down the Distribution Agreement with the shares being registered in the accompanying registration statement. Under the terms of the Standby Equity Distribution Agreement, Cornell Capital Partners is prohibited from engaging in short sales of our stock.  Short selling is the act of borrowing a security from a broker and selling it, with the understanding that it must later be bought back (hopefully at a lower price) and returned to the broker.  Short selling is a technique used by investors who try to profit from the falling price of a stock.

          We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Standby Equity Distribution Agreement.

          We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at a recent stock price of $0.03 per share, we would issue 18,531,764 shares of common stock to Cornell Capital Partners for gross proceeds of $533,714.80. These shares would represent approximately 14.3% of our then outstanding common stock upon issuance.  In order to access all funds available to us under the Standby Equity Distribution Agreement with the 18,531,764 shares being registered in this offering, the average purchase price of shares issued under the Standby Equity Distribution Agreement would need to be $0.53.

          There is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following tables, which show the net cash to be received by Brightec and the number of shares to be issued under the Standby Equity Distribution Agreement at a recent stock price of $0.03 per share and 25%, 50% and 75% discounts to the recent price.

Net Cash To Brightec:

Market Price:	$0.03	$0.0225	$0.015	$0.0075
Purchase Price:	$0.0288	$0.0216	$0.0144	$0.0072
No. of Shares: (1)	18,531,764	18,531,764	18,531,764	18,531,764
Total Outstanding: (2)	159,474,601	159,474,601	159,474,601	159,474,601
Percent Outstanding: (3)	13.1%	13.1%	13.1%	13.1%
Gross Proceeds:	$533,715	$417,032	$266,857	$133,429
Net Proceeds: (4)	$422,029	$295,272	$168,514	$41,758

(1)

Represents the number of shares of common stock registered in the accompanying registration statement, which could be issued to Cornell Capital Partners under the Standby Equity Distribution Agreement at the prices set forth in the table.

(2)	Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners under the Standby Equity Distribution Agreement
(3)	Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.
(4)	Net cash equals the gross proceeds minus the 5% retainage and $85,000 in offering expenses.

Number of Shares To Be Issued by Brightec:

Market Price:	$0.03		$0.0225		$0.015		$0.0075
Purchase Price:	$0.0288		$0.0216		$0.0144		$0.0072
No. of Shares: (1)	347,222,222	(2)	462,962,963	(2)	694,444,444	(2)	1,388,888,889	(2)
Total Outstanding: (3)	488,165,059	(2)	603,905,800	(2)	835,387,281	(2)	1,529,831,726	(2)
Percent Outstanding: (4)	71.1%		76.7%		83.1%		90.8%
Gross Proceeds to Brightec: (3)	$10,000,000		$10,000,000		$10,000,000		$10,000,000

(1)

Represents that total number of shares of common stock which would need to be issued at the stated purchase price. We are only registering 18,531,764 shares of common stock under this prospectus to be issued in connection with advances under the Standby Equity Distribution Agreement.

(2)	Brightec’s current Articles of Incorporation, as amended, authorize the issuance of 245,000,000 shares of common stock.
(3)

Would represent the total number of shares of common stock outstanding after the issuance of this number of shares to Cornell Capital Partners in connection with advances under the Standby Equity Distribution Agreement.

(4)	Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

          Proceeds used under the Standby Equity Distribution Agreement will be used in the manner set forth in the “Use of Proceeds” section of this Prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw. Cornell Capital Partners has the ability to permanently terminate its obligation to purchase shares of common stock from Brightec under the Standby Equity Distribution Agreement if there shall occur any stop order or suspension of the effectiveness of this registration statement for an aggregate of fifty (50) trading days other than due to acts by Cornell Capital Partners or if Brightec fails materially to comply with certain terms of the Standby Equity Distribution Agreement, which remain uncured for thirty (30) days after notice from Cornell Capital Partners.

          All fees and expenses under the Standby Equity Distribution Agreement will be borne by Brightec.  We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 4,000,000 shares of common stock on March 30, 2007.

PLAN OF DISTRIBUTION

          The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

          Cornell Capital Partners is an “underwriter” within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will pay us 96% of, or a 4% discount to, the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five (5) consecutive trading days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of the proceeds received by us under the Standby Equity Distribution Agreement, and received a one-time commitment fee in the form of 4,000,000 shares of common stock.  The 4% discount, the 5% retainage and commitment fee in the form of 4,000,000 shares of common stock are underwriting discounts. In addition, Brightec engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received 243,902 shares of Brightec’s common stock.

          Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

          Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

          We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, Brightec expects the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000, as well as retention of 5% of the gross proceeds received under the Standby Equity Distribution Agreement. In addition, Brightec engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received 243,902 shares of Brightec’s common stock.  The offering expenses consist of: a SEC registration fee of $140, printing expenses of $2,500, accounting fees of $20,000, legal fees of $50,000 and miscellaneous expenses of $12,360. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement.

          The selling stockholders are subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and its regulations, including, Regulation M. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Pursuant to the requirements of Item 512 of Regulation S-B and as stated in Part II of this Registration Statement, the Company must file a post-effective amendment to the accompanying Registration Statement once informed of a material change from the information set forth with respect to the Plan of Distribution.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

          Brightec develops and markets luminescent films incorporating luminescent or phosphorescent pigments. These pigments absorb and reemit visible light producing a “glow” which accounts for the common terminology “glow in the dark.”

          The Company’s Luminescent Product will be sold primarily as a printable luminescent film designed to add luminescence to existing or new products. The Company manufactures through third-party manufacturers, markets and sells graphic quality printable luminescent films.  These films are based on the Company’s proprietary and patented technology that enables prints to be of photographic quality by day and luminescent under low light or night conditions. The Company expects that its Luminescent Product will be available for sale in a number of versions appropriate for commonly used commercial and personal printing technology, including offset printing, laser or inkjet printing, plus a variety of “print on demand” digital technologies. The Company expects to offer its products in sheets and rolls.

Going Concern Consideration

          The Company has a working capital deficit of approximately $1,095,000 and an accumulated deficit of $13,316,000 at March 31, 2007, and recurring net losses since inception. The future viability of the Company is dependent upon the Company’s ability to obtain additional financing and achieve profitability in future operations. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. Our auditors have included a “going concern” qualification in their auditor’s report for the year ended December 31, 2006. Such a “going concern” qualification may make it more difficult for us to raise funds when needed.

          On March 30, 2007, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners pursuant to which the Company may, at its discretion, periodically sell to Cornell Capital Partners shares of its  common stock for a total purchase price of up to ten million dollars ($10,000,000). For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay to the Company ninety-six percent (96%) of the lowest volume weighted average price (as quoted by Bloomberg, LP) of the Common Stock during the five (5) consecutive trading days after the advance notice date, subject to any reduction pursuant to the terms therein. On March 30, 2007, the Company paid to Cornell Capital Partners a non-refundable due diligence fee equal to five thousand dollars ($5,000) and issued four million (4,000,000) shares of common stock to Cornell Capital Partners as a commitment fee, of which two million (2,000,000) shares will have demand registration rights and two million (2,000,000) shares will have “piggy-back” registration rights.

          Cornell Capital Partners will retain five percent (5%) of each advance under the Standby Equity Distribution Agreement. The Company has paid to Yorkville Advisors, LLC a structuring fee equal to fifteen thousand dollars ($15,000) on March 30, 2007, and shall pay five hundred dollars ($500) to Yorkville Advisors, LLC on each advance date directly out of the gross proceeds of each advance.  Cornell Capital Partners’ obligation to purchase shares of common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including, without limitation:  (a) the Company obtaining an effective registration statement for shares of its common stock sold under the Standby Equity Distribution Agreement pursuant to that certain Registration Rights Agreement, dated as of March 30, 2007, by and between the Company and Cornell Capital Partners and (b) the amount for each advance as designated by the Company in the applicable advance notice shall not be more than three hundred thousand dollars ($300,000).

          The Company also entered into that certain Placement Agent Agreement, dated as of March 30, 2007, by and between the Company and Newbridge Securities Corporation pursuant to which the Company engaged Newbridge Securities to act as it exclusive placement agent in connection with the Standby Equity Distribution Agreement.  Upon the execution of the Placement Agent Agreement, the Company issued to Newbridge Securities two hundred forty-three thousand nine hundred two (243,902) shares of the Company’s common stock. Newbridge is entitled to “piggy-back” registration rights with respect to these shares.

          In addition, the Company’s president had advanced monies totaling $500,000 through June 17, 2007.  See NOTE 3 - RELATED PARTY TRANSACTIONS of the Company’s audited financial statements and NOTE 8 - RELATED PARTY TRANSACTIONS of the Company’s March 31, 2007 interim financial statements. On June 18, 2007, the Company repaid $210,000 owing under such loans by issuing to the Company’s president 7,000,000 shares of the Company’s common stock at $0.03 per share, the closing price of the Company’s common stock on June 18, 2007.

Critical Accounting Policies

          This section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” addresses the Company’s consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these statements requires management to make judgments, estimates and assumptions at a specific point in time that affect the amounts reported in the consolidated financial statements and disclosed in the accompanying notes. The Company believes that the following accounting policies are critical to the preparation of the Company’s consolidated financial statements and other financial disclosure. The following is not intended to be a comprehensive list of all of the Company’s significant accounting policies, which are more fully described in NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES of the Company’s audited financial statements.

Revenue Recognition

          The Company generally recognizes revenue upon product shipment or when title passes and when collection is probable.

Accounts and Notes Receivable

          Accounts receivable an note receivable are recorded net of an allowance for doubtful accounts based upon management’s analysis of the collectibility of the balance.

Inventory

          Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out method and the value of the inventory is adjusted for estimated obsolescence.

Derivative instruments

          In connection with the issuances of equity instruments or debt, the Company may issue options or warrants to purchase common stock. In certain circumstances, these options or warrants may be classified as liabilities, rather than as equity. In addition, the equity instrument or debt may contain embedded derivative instruments, such as conversion options or listing requirements, which in certain circumstances may be required to be bifurcated from the associated host instrument and accounted for separately as a derivative liability instrument. The Company accounts for derivative liability instruments under the provisions of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities.

Income Taxes

          Deferred tax assets and liabilities are recognized based on temporary differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the years in which the temporary differences are expected to reverse. A valuation allowance is applied against net deferred tax assets if, based on available evidence, it is more likely than not that some or all of the deferred assets will not be realized.

Stock Option Plans

          The Company accounts for stock option awards granted to officers, directors and employees (collectively “employees”) under the recognition and measurement principles of SFAS No. 123(R) - Share Based Payment, effective January 1, 2006, utilizing the “modified prospective” method as described in SFAS No. 123(R). In the “modified prospective” method, compensation cost is recognized for all share-based payments granted after the effective date and for all unvested awards granted prior to the effective date. In accordance with SFAS No. 123(R), prior period amounts were not restated. SFAS No. 123(R) also requires the tax benefits associated with these share-based payments to be classified as financing activities in the Statement of Cash Flows, rather than operating cash flows as required under previous regulations. There was no effect to the Company’s financial position or results of operations as a result of the adoption of this Standard.

          Prior to January 1, 2006, the Company accounted for stock based compensation under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations.

Recent Accounting Pronouncements

          In February 2006, FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments. SFAS No. 155 amends SFAS No 133, Accounting for Derivative Instruments and Hedging Activities, and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.  SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006. SFAS No. 155 is not expected to have a material effect on the financial position or results of operations of the Company.

          In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in financial statements in accordance with FASB No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company does not expect the adoption of this pronouncement to have a material effect on the financial position or results of operations of the Company.

          In September 2006, the FASB issued Statement No. 157, Fair Value Measurements.  This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurement. The new standard also provides guidance on the methods used to measure fair value and requires expanded disclosures related to fair value measurements.  The Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The implementation of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

          In September 2006, the FASB issued SFAS 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R). This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements: (1) a brief description of the provisions of this Statement; (2) the date that adoption is required and (3) the date the employer plans to adopt the recognition provisions of this Statement, if earlier. The Company does not expect the adoption of this pronouncement to have a material effect on the financial position or results of operations of the Company.

          In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities.  SFAS 159 permits entities to choose to measure eligible financial instruments at fair value.  The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings.  The decision to elect the fair value options is determined on an instrument by instrument basis, it should be applied to an entire instrument, and it is irrevocable.  Assets and liabilities measured at fair value pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using another measurement attribute.  SFAS 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007.  The Company does not expect the adoption of this pronouncement to have a material effect on the Company’s financial position or results of operations.

Results of Operations

          Three Months Ended March 31, 2007 Compared With Three Months Ended March 31, 2006

          Revenues

          Our revenues, net of returns, allowances and discounts, for the three month period ended March 31, 2007, were $1,859 compared to $3,576 for the comparable three months of 2006. This decrease in revenue is due to a decrease in the amount of sales made through the Company’s online webstore.

          In addition, we did not make any commercial sales of our product because we continued to focus on improving our cost structure in order for us to be competitive once our product launch occurs, particularly as it relates to the professional graphics industry. We want to position ourselves to introduce a wide range of products for that industry market segment rather than introduce products as they become ready to be introduced to the marketplace. We anticipated that we would introduce our product line late in the fourth quarter of 2006; however, due to a technical complication we had to postpone the product launch. We now anticipated that the introduction of the product to the market will take place by the third quarter of 2007.

          Gross Profit

          Our gross profit percentage was $1,108 (59.6%) for the three month period ended March 31, 2007, compared to a gross profit of $1,186 (50.8%) for the comparable three month period in fiscal 2006. The decrease in the Company’s gross profit was due to the decrease in revenue previously discussed.

          Research And Development Expenses

          Research and development expenses decreased by $5,094 for the three months ended March 31, 2007 to $17,694 from $22,788 for the comparable three months of 2006.

          The decrease in fiscal 2007 was primarily due to the lack of specific costs incurred in relation to testing of new raw materials, during manufacturing trial runs, to be used in the manufacturing of the Luminescent Product. During the comparable period of 2006, we tested various mediums to be used for our printable surface and various pigments to be used to create our luminescent “effect.”

          Selling and Marketing Expenses

          Selling and marketing expenses consist of payroll, costs to maintain our website, travel and fees paid in connection with promotional activities, press releases and shareholder communications.  Selling and marketing expenses increased by $20,878 for the three months ended March 31, 2007 to $23,344 from $2,466 for the comparable three months of 2006. The increase in selling and marketing expenses was due to increases in payroll costs for an employee who previously worked as a consultant, increases in costs related to the redesign of our website, increases in costs for marketing and promotion and travel related to our anticipated product launch by the third quarter of 2007.

          We anticipate that once our product launch occurs, our selling and marketing expenses will increase significantly as we introduce ourselves to the marketplace and maximize the exposure of our products to the consumer.

          General and Administrative

          General and administrative expenses consisted primarily of the compensation of our executive officer, other payroll and related taxes and benefits, financing costs and rent as well as legal and accounting fees. General and administrative expenses increased by $99,507 for the three months ended March 31, 2007 to $177,993 from $78,486 for the comparable three months of 2006. The increase was primarily due to an increase in professional fees and printing costs relating to the amending and restating of our 2004 and 2005 Annual Reports on Form 10-KSB/A and our Quarterly Reports on Form 10-QSB/A for the periods ending March 31, 2005, June 30, 2005, September 30, 2005 and March 31, 2006. The increase is also due to the amortization of financing costs incurred relating to our line of credit, which we acquired in the second quarter of 2006.

          Other Income (Expense)

          Interest Income

          For the three months ended March 31, 2007 and 2006, interest income was $37 and $3,113, respectively. Interest income is dependent on the outstanding balance of a note receivable from our president. As of March 31, 2007, the entire outstanding balance of the note receivable was paid in full and we do not have any other sources from which we derive interest income. We do not currently anticipate recognizing any future interest income.

          Gain On Value Of Derivative Liabilities

          Gain on value of derivative liabilities of $0 and $179,114 for the three months ended March 31, 2007 and 2006, respectively, related to the warrant liability.

          Such derivative liabilities were required to be marked-to-market under generally accepted accounting principles. See a further discussion in Note 11 – WARRANT LIABILITY of the Company’s March 31, 2007 interim financial statements.

          Interest Expense

          For the three months ended March 31, 2007 and 2006, interest expense was $34,618 and $1,095, respectively. Interest expense is dependent on the outstanding balance of our line of credit entered into on June 8, 2006 and the outstanding balance of cash advances we received from our president.

          For the three months ended March 31, 2007, we incurred interest of $33,583 on our line of credit. We also incurred interest on cash advances from our president of $1,035. For the three months ended March 31, 2006, the interest incurred of $1,095 was on the outstanding balance of cash advances received from our president.

          Income Taxes

          We have not calculated the tax benefits of our net operating losses, since we do not have the required information. Due to the uncertainty over our ability to utilize these operating losses, any deferred tax assets, when determined, would be fully offset by a valuation allowance.

          Year Ended December 31, 2006 Compared with Year Ended December 31, 2005

          Revenues

          Total revenue for the Company decreased 91% or $120,274 in 2006 to $12,184 from total revenue in 2005 of $132,458. The decrease in revenue was due to the inability of the Company to market its products for commercial sale. In 2006, the Company made one commercial sale of the Company’s luminescent product, which was sold as a promotional piece to NASA’s primary industry partner in human space operations. The piece was a postcard sent to attendees of SpaceOps 2006, an international conference of space operators held in Rome in June 2006, as an invitation to visit the vendor’s trade show booth, whereas in 2005, the Company sold its products to a major poster board and inkjet paper distributor that introduced as “Glow-in-the-Dark Sign Kit” to a major office superstore retail chain and two Brightec Inkjet Paper packs to a computer retailer.

          Throughout 2006, the Company continued to focus on improving its cost structure; in particular as it relates to the professional graphics industry, in order for the Company to be competitive once the product launch occurs. The Company wants to be in a position to introduce a wide range of products for that industry market segment rather than introduce products as they become ready to be introduced to the marketplace. It was anticipated that the Company would introduce its product line late in the fourth quarter of 2006, however, due to a technical complication, the Company had to postpone the product launch. It is now anticipated that the introduction of the product to the market will take place by the third quarter of 2007.

          Gross Profit

          In 2006, the Company’s gross profit decreased 71% or $18,237 to $6,507 from $24,744 in 2005. The decrease in the Company’s gross profit was due to the decrease in revenue previously discussed.

          Research and Development Expenses

          In 2006, total research and development expenses decreased by 6% or $7,054 to $112,164 from total research and development expenses in 2005 of $119,218. The decrease in research and development expenses was primarily due to a decrease in the number of manufacturing trial runs and the use of fewer supplies related to the efforts of reducing the manufacturing cost of the Company’s luminescent films. The decrease was offset by increases in shipping and retooling costs related to experimenting with different manufacturing processes. The research and development expenses in 2005 were related primarily to consultant fees, qualifying raw materials and efforts related to reducing manufacturing and raw materials costs.

          Selling and Marketing Expenses

          Selling and marketing expenses consist of payroll, costs to maintain our website, travel and fees paid in connection with promotional activities, press releases and shareholder communications. In 2006, total selling and marketing expenses increased by 12% or $6,297 to $57,030 in 2006 from total selling and marketing expenses in 2005 of $50,733. Selling and marketing expenses in 2005 included $30,000 of non-cash charges incurred in 2005 relating to commitments to issue and issuances of shares of the Company’s common stock in exchange for public relation and corporate branding consulting services. This decrease was offset by increased payroll costs of $37,500 relating to the hiring of a former consultant as an employee.

          General and Administrative

          In 2006, total general and administrative expenses increased by 1% or $5,780 to $570,509 from total general and administrative expenses in 2005 of $564,729.  General and administrative expenses consist primarily of the compensation of the executive officer, rent, consultants and legal and accounting costs. This increase was primarily related to increases in professional fees and printing costs incurred relating to the amending and restating of the Company’s Annual Reports on Form 10-KSB for 2004 and 2005 and its 10-QSB for the quarterly periods ending in 2005 and the first quarter of 2006. General and administrative expenses in 2006 also include the amortization of deferred financing costs relating to the line of credit agreement entered into by the Company (see NOTE 6 - LINE OF CREDIT of the Company’s audited financial statements). The increases were offset by decreases in other professional fees incurred relating to the hiring of a former consultant to assist in leading the Company’s selling and marketing efforts.

          Stock Based Compensation

          In the second quarter of 2005, the Company’s Board of Directors granted options to employees and/or directors to purchase 20,000,000 shares of common stock at an exercise price of $0.12 per share, to be fully vested as of April 28, 2005 and exercisable for a period of ten years. For accounting purposes, these options were not deemed granted because the Company did not have a sufficient number of shares of authorized common stock available to issue upon the exercise of any of the options.

          On January 1, 2006, the Company adopted SFAS 123(R) - Share Based Payment, which requires the Company to recognize the value of all share based payments to employees as a compensation cost.

          On September 25, 2006, at a special meeting of the Company’s stockholders, the stockholders voted to increase the number of shares of authorized stock the Company can issue to 245 million shares. As a result, the previously issued options were deemed granted and in the third quarter of 2006, the Company recognized stock based compensation of $1,600,000. See NOTE 11 - CAPITAL STOCK - Stock Options of the Company’s audited financial statements.

          Interest Income

          For 2006 and 2005, the Company earned $11,662 and $12,625 of interest income on a note receivable from the Company’s president. Interest is calculated quarterly at 5.05% and is due annually.

          Financing Costs

          In April 2005, the Company issued to a stockholder a stock warrant for 3,600,000 shares of common stock as an inducement to exercise other stock warrants for 3,335,000 shares of common stock with an aggregate exercise price of $375,000.  The value of the new warrants was $467,825. As the value of the new warrants was in excess of the amount received from the exercise of the older warrants, the value of the new warrants was first applied to additional paid-in capital with the difference of $92,825 being charged as financing costs. See NOTE 8 - WARRANT LIABILITY and NOTE 9 - LIABILITY FOR STOCK SUBSCRIPTIONS RECEIVED of the Company’s audited financial statements.

          There were no such costs incurred during 2006.

          Gain on Value of Derivative Liabilities

          Gain on value of derivative liabilities of $72,941 and $62,410 in 2006 and 2005, respectively, related to the warrant liability. Such derivative liabilities are required to be marked-to-market under generally accepted accounting principles.  See a further discussion in NOTE 8 - WARRANT LIABILITY of the Company’s audited financial statements.

          Interest Expense

          On June 8, 2006, the Company entered into a $750,000 Loan and Security Agreement (the “Loan Agreement”) with Ross/Fialkow Capital Partners, LLP with a stated interest rate of 20% per year, calculated and due quarterly. For 2006, the Company incurred $56,750 of interest expense in connection with the Loan Agreement. See a further discussion in NOTE 6 - LINE OF CREDIT of the Company’s audited financial statements and Liquidity and Capital Resources as of December 31, 2006, later in this section.

          Interest expense incurred on amounts due to related parties was $2,765 and $8,581 in the years ended December 31, 2006 and 2005, respectively. The decrease in interest expense is due primarily to the reduction in the Company’s borrowings from such related parties.

          Income Taxes

          The Company has not calculated the tax benefits of its net operating losses, since it does not have the required information. Due to the uncertainty over the Company’s ability to utilize these operating losses, any deferred tax assets, when determined, would be fully offset by a valuation allowance.

Liquidity and Capital Resources as of March 31, 2007 and December 31, 2006

          Since inception, our operations have not generated sufficient cash flow to satisfy our capital needs. We have financed our operations primarily through the private sale of shares of our common stock, warrants to purchase shares of our common stock and debt securities. We have generated, from inception through March 31, 2007, cumulative net cash proceeds from the sale of our equity of approximately $4.9 million. Our net working capital deficit at March 31, 2007 was $1,094,988 compared to a deficit of $829,695 as of December 31, 2006.

          Our authorized capital stock consists of 245,000,000 shares of common stock, of which 128,942,837 shares were issued and outstanding at March 31, 2007. The number of shares issued excludes shares of common stock to be issued upon the exercise of outstanding options and warrants.

          Cash decreased to $15,165 at March 31, 2007 from $51,836 at December 31, 2006.

          Cash and cash equivalents increased to $51,836 at December 31, 2006 from $2,445 at December 31, 2005.

          Net cash used for operating activities for the three months ended March 31, 2007 was $207,108. The primary reason for the decrease was to fund the loss for the period.

          Net cash provided from investing activities for the three months ended March 31, 2007 amounted to $10,993 and represented repayments of the related party note receivable.

          Net cash provided by financing activities for the three months ended March 31, 2007 was $163,885. The net cash provided was the result of cash received of $178,970 from net advances received from our president net of $15,085 paid for services related to our entry into the SEDA.

          Net cash used for operating activities for the year ended December 31, 2006 was $863,860. The primary reason for the decrease was to fund the loss for the year.

          Net cash provided from investing activities for the year ended December 31, 2006 amounted to $301,000 and represented repayments of the related party note and interest receivable.

          Net cash provided by financing activities for the year ended December 31, 2006 was $609,528. The net cash provided was primarily the result of cash received of $120,000 from the sale and subscription of common stock and the exercise of warrants, borrowings of $650,000 under the Company’s line of credit less the repayment of advances made by the Company’s president and other stockholders of $122,972 and the payment of financing costs related to the line of credit of $37,500.

Ability to Continue as a Going Concern

          At March 31, 2007, the Company has generated minimal revenues from commercial sales of the Company’s products. To date, the Company’s operations have generated accumulated losses of approximately $13,300,000. At March 31, 2007, the Company’s current liabilities exceed its current assets by approximately $1,095,000. The Company’s ability to remedy this condition is uncertain due to the Company’s current financial condition. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Our auditors have included a “going concern” qualification in their auditor’s report for the year ended December 31, 2006.  The Company believes it has the ability to obtain additional funds from its principal stockholders or by raising additional debt or equity securities as described below. The Company is continuing discussions with investors in its effort to obtain additional financing. However, there can be no assurances that the Company will be able to raise the funds it requires, or that if such funds are available, that they will be available on commercially reasonable terms.

          The ability of the Company to continue to operate as a going concern is primarily dependent upon the ability of the Company to generate the necessary financing to effectively produce and market Brightec products at competitive prices, to establish profitable operations and to generate positive operating cash flows. On March 30, 2007, the Company entered into a SEDA with Cornell pursuant to which the Company may, at its discretion, periodically sell to Cornell shares of its $0.001 par value common stock for a total purchase price of up to $10 million dollars. See NOTE 13 - SUBSEQUENT EVENTS of the Company’s audited financial statements. In addition, the Company’s president had advanced monies totaling $225,000 through April 14, 2007. See NOTE 3 - RELATED PARTY TRANSACTIONS of the Company’s audited financial statements.  As of June 17, 2007, the Company’s president had advanced monies totaling $500,000.  On June 18, 2007, the Company repaid $210,000 owing under such loans by issuing to Mr. Planche 7,000,000 shares of the Company’s common stock at $0.03 per share, the closing price of the Company’s common stock on June 18, 2007.

          On the Closing Date, we entered into the SEDA with Cornell, pursuant to which we may, at our discretion, periodically sell to Cornell Common Stock for a total purchase price of up to $10,000,000. For each share of Common Stock purchased under the SEDA, Cornell will pay to the Company ninety-six percent (96%) of the lowest volume weighted average price (as quoted by Bloomberg, LP) of our common stock during the five (5) consecutive trading days after the Advance Notice Date (as such term is defined in the SEDA), subject to any reduction pursuant to the terms therein. On the Closing Date, the Company paid to Cornell a non-refundable due diligence fee equal to $5,000 and issued 4,000,000 shares of common stock (“Commitment Shares”) to Cornell as a commitment fee, of which 2,000,000 Commitment Shares will have demand registration rights and 2,000,000 Commitment Shares will have “piggy-back” registration rights.

          Cornell will retain five percent (5%) of each advance under the SEDA. We paid Yorkville a structuring fee equal to $15,000 on the Closing Date and shall pay $500 to Yorkville on each Advance Date directly out of the gross proceeds of each Advance (as such terms are defined in the SEDA). Cornell’s obligation to purchase shares of Common Stock under the SEDA is subject to certain conditions, including, without limitation: (a) our obtaining an effective registration statement for shares of our Common Stock sold under the SEDA pursuant to that certain Registration Rights Agreement, dated as of the Closing Date, by and between the us and Cornell and (b) the amount for each Advance as designated by us in the applicable Advance Notice shall not be more than $300,000.

          We also entered into the PAA, dated as of the Closing Date, by and between us and Newbridge pursuant to which we engaged Newbridge to act as our exclusive placement agent in connection with the SEDA. Upon the execution of the PAA, we issued to Newbridge the Placement Agent Shares. Newbridge is entitled to “piggy-back” registration rights with respect to the Placement Agent Shares.  See a further discussion in NOTE 12 - CAPITAL STOCK of the Company’s financial statements.

          Management believes that it will continue to be successful in generating the necessary financing to fund the Company’s operations through the 2007 calendar year.

Credit Availability

          As of March 31, 2007, the Company has a $ 750,000 line of credit with Ross/Fialkow Capital Partners, LLP, Trustee of the Brightec Capital Trust, of which $100,000 is unused. See NOTE 6 - LINE OF CREDIT of the Company’s audited financial statements, for a discussion of the major terms of the agreement.

          To secure our obligations under the Loan Agreement, we granted to Ross/Fialkow a security interest in all of our intellectual property assets and other assets, including a pledge of all the capital stock of our subsidiary, Brightec SA. The security interest terminates upon the payment or satisfaction of all of our obligations under the Loan Agreement. The principal amount outstanding as of March 31, 2007 was $650,000. A default by us under the Loan Agreement would enable the holders to foreclose on the collateral given as security. Any foreclosure could force us to substantially curtail or cease our operations. At December 31, 2006, we were not in compliance with the terms of the Loan Agreement with Ross/Fialkow as we did not file a registration statement on Form S-1 by December 31, 2006 as required. On March 15, 2007, the Loan Agreement was amended such that the date a registration statement was required to be filed was extended to July 15, 2007.  On June 27, 2007, the Loan Agreement was amended to extend the expiration date from July 15, 2007 to December 31, 2007, and Brightec issued an Amended and Restated Warrant to Ross/Fialkow, amending the terms of the original Warrant to require 61 days notice to Brightec prior to its exercise by Ross/Fialkow.

          The Company had no line-of-credit facilities as of December 31, 2005.

Commitments

          The Company had no material capital expenditure commitments as of March 31, 2007.

Effects of Inflation

          Management believes that financial results have not been significantly impacted by inflation and price changes.

DESCRIPTION OF BUSINESS

Introduction: The Company

          Brightec, Inc. develops and markets luminescent films incorporating luminescent or phosphorescent pigments.  These pigments absorb and reemit visible light producing a “glow” which accounts for the common terminology “glow in the dark.” The Company’s Luminescent Product will be sold primarily as a printable luminescent film designed to add luminescence to existing and new products. Currently, we sell our product in 4”x6” sheets, 8.5”x11” sheets and 12”x18” sheets through our online store.

          The Company was incorporated on April 16, 1986 as Hyena Capital, Inc., a Nevada corporation. For the period from incorporation to August 13, 1998, the Company had no operations of any kind. On August 13, 1998, the Company acquired 100% of the then outstanding common stock of Brightec SA, a company founded in Switzerland in 1992, which had developed and patented certain luminescence technology. In 2001, the Company ended all research and development and other administrative activities in Brightec SA.  Brightec SA is currently engaged solely in the maintenance and preservation of the patents and trademarks utilized by the Company in connection with its Luminescent Product.

          The acquisition of Brightec SA was treated as a reverse acquisition of the Company by Brightec SA for accounting purposes. On August 14, 1998, the Company’s Board of Directors authorized the change of the Company’s name from Hyena Capital, Inc. to Advanced Lumitech, Inc. On October 25, 2006, the Company changed its name to Brightec, Inc. The Company is authorized to issue 245,000,000 shares of common stock and 5,000,000 of preferred stock.

          In late 1999, the Company relocated its headquarters, operations and management to the metropolitan Boston, Massachusetts area because it believed the United States would offer the largest market for its products. During fiscal years 2000, 2001 and 2002, the Company had limited operations and limited resources and had incurred substantial payables and debt primarily to outside vendors and consultants as well as creditors of Brightec SA relating primarily to research and product development costs and patent prosecution and maintenance expenses.  In fiscal years 2001 and 2002, the Company’s principal efforts were focused on renegotiating and settling the Company’s obligations owed to its major creditors in exchange for cash and shares of the Company’s common stock. In the second fiscal quarter of 2002, the Company engaged a consultant to assist with the development of the manufacturing process for the Company’s Luminescent Product.  During the first quarter of 2003, the Company was able to demonstrate the commercial feasibility of manufacturing its Luminescent Product relying on third-party subcontract manufacturers. In October 2003, the Company made its first commercial sale of its Luminescent Product, which was used as a ticket medium for a major sports event, which occurred in early 2004. In January 2004, the Company made its second commercial sale of its Luminescent Product offered in the form of inkjet paper (“Brightec Inkjet Paper”) to a major office superstore products retailer that was test marketed in approximately 600 stores nationwide, which commenced in February 2004 and ended on July 1, 2004. In 2005, the Company made additional commercial sales of the Company’s Luminescent Product, which was sold to a major poster board and inkjet paper distributor that introduced a “Glow-in-the-Dark Sign Kit” to a major office superstore and to a mass-market retailer and two Brightec Inkjet Paper packs to a major computer retailer.

          As of March 31, 2007, the Company had three full-time employees and engaged several consultants to provide specialized services and support for finance and accounting, research and development, marketing, business development and public relations.

          The ability of the Company to manufacture, market and sell its Luminescent Products is dependent upon the successful raising of additional capital by the Company, as described in “Management’s Discussion and Analysis - Liquidity and Capital Resources.” As discussed in NOTE 1 - NATURE OF OPERATIONS AND LIQUIDITY AND MANAGEMENT’S PLANS of the Company’s audited financial statements. This contingency, among others, raises substantial doubt about the Company’s ability to continue as a going concern.

The Company’s Product

          The Company markets and sells graphic quality printable luminescent films. These films incorporate luminescent or phosphorescent pigments and are based on the Company’s proprietary and patented technology, which enables prints to be of photographic quality by day and luminescent under low light or night conditions.  The Brightec Inkjet Paper version of the Company’s Luminescent Product is typically referred to as “paper” although it is an all-plastic construction.

          The Company expects that its Luminescent Product will be available for sale in a number of versions appropriate for commonly used commercial and personal printing technology, including offset printing, laser or inkjet printing, plus a variety of “print on demand” digital technologies. The Company expects to offer its products in sheets and rolls to permit customers to use Brightec films in existing production and set-up.

Marketing and Sales Strategy

          Initially, the Company is marketing its products through a direct sales effort by the Company’s president and several consultants who are stockholders of the Company. The Company’s objective is to sell its Luminescent Product into the growing market for digital printing and specialty graphic media, as well as to penetrate the broad market for commercial printing media. The Company believes its products will compete favorably with existing products because it believes its products solve the luminescent industry’s long-standing problems of poor graphic quality and low luminescent performance.

          Throughout 2006, the Company continued to focus on improving its cost structure, in particular as it relates to the professional graphics industry, in order for the Company to be competitive once the product launch occurred. The Company would like to be in a position to introduce a wide range of products for that industry market segment rather than introduce products as they become ready to be introduced to the marketplace. It was anticipated that the Company would introduce its product line late in the fourth quarter of 2006, however, due to a technical complication the Company has to postpone the product launch. It is now anticipated that the introduction of the product to the market will take place by the third quarter of 2007.

          Additional sales and marketing activities are dependent on the Company’s ability to successfully raise additional capital, as described in “Management’s Discussion and Analysis - Liquidity and Capital Resources”.

Research and Development

          During 2000 and early 2001, the Company’s research and development efforts, which took place in Switzerland, were focused on demonstrating the application of the Company’s concept of producing graphic-quality, printable luminescent films as envisioned in the Company’s patents.

          In early 2002, the Company was able to shift its development efforts to the United States. During the last three quarters of 2002 and during all of 2003, the Company’s principal development efforts were directed toward establishing the ability to have luminescent films manufactured on a commercial basis, qualifying raw materials, and working to reduce production costs for its products. During 2005 and most of 2006, the Company’s principal development efforts were directed toward reducing production costs for its products. In 2005 and 2006, the Company incurred research and development expenses of $119,218 and $112,164, respectively.

          Continued research and development activities by the Company are dependent upon the Company’s successful raising of financing, as described in “Management’s Discussion and Analysis - Liquidity and Capital Resources”.

Manufacturing

          By December 31, 2003, the Company had demonstrated its ability to manufacture a commercial product using third-party manufacturers. The Company acquires its luminescent pigment raw material from a third-party supplier, which is then converted to a coating resin by a third-party manufacturer. The coating is then applied by a third-party coater to a plastic film and ultimately shipped to a converter for sizing. All raw materials and manufacturing services currently required by the Company are contracted on a purchase order basis.

          Future manufacturing activities are dependent on the Company’s ability to successfully raise additional capital, as described in “Management’s Discussion and Analysis - Liquidity and Capital Resources”.

Source of Raw Materials

          The principal raw materials used by the Company in its Luminescent Product account for a majority of the total product cost. The luminescent pigments used in production are purchased from the Specialty Materials Group of Honeywell, Inc. Plastics films and other raw materials, including coating resins, are purchased directly or through third-party subcontracting manufacturers. The Company believes it is using the most advanced and environmentally friendly luminescent materials in its products.

          All raw materials used in the Company’s products are manufactured by leading companies in the United States, Europe, and the Far East and represent items that are readily available on a commercial basis. Although the Company’s luminescent pigments are obtained from a sole source supplier, the Company does not anticipate any problems obtaining materials used in the manufacturing process. Nevertheless, disruptions of trade or other restrictions which might affect the availability of raw materials on a timely basis, especially those sourced from overseas, and unforeseen price increases could substantially impair the Company’s ability to deliver its products.

Patents and Trademarks

          The Company’s wholly owned subsidiary, Brightec SA, is the owner of all patents and trademarks used by the Company in the operation of its business. Brightec SA received its initial patent in France in August 1997. Brightec SA’s base patent covers an optical filter process that is applicable to all types of luminescent prints (photographic, textile and decoration), as well as the products resulting from the implementation of this process. A European procedure patent has also been issued providing coverage in fourteen principal countries as well as China, Mexico and Poland.

          A United States patent covering Brightec SA’s initial claim relating to its proprietary technology was issued in September 2003. Under United States patent conventions governing filings with multiple claims, Brightec SA has filed a separate patent extension application covering its second claim that was issued in April 2005 and has filed an additional patent extension application covering its third claim.

          Brightec SA’s initial base patent application has been issued in a total of 22 countries and is pending in Brazil, Canada, and Japan. All issued patents, with the exception of Poland, expire in 2016.

          Brightec SA has registered its “Brightec” and “Be Brilliant” trademarks in more than 20 countries worldwide and intends to register other trademarks, in the appropriate markets, as they are introduced.

          The Company also relies on trade secrets and technical know-how in the development and manufacture of its products, which it seeks to protect, in part, through confidentiality agreements with its employees, consultants, sub-contractors, and other parties.

Seasonality

          The Company does not anticipate any material seasonality in its revenues derived from the sale of its Luminescent Products with the possible exception of a greater demand during the third and fourth quarter holiday season given the expected use of the Luminescent Products as an enhancement for Christmas and New Year products which may induce a modest second half seasonality into the Company’s sales pattern.

Competition

          The Company is not aware of any competing “luminescent” product that offers the same features as the Company’s Luminescent Product. Typical “glow-in-the-dark” offerings are based on earlier generation, zinc sulfide pigments that have an initial, strongly visible glow lasting less than an hour and almost no afterglow. These products have limited applicability in the kinds of graphic printing applications for which Brightec products are designed. The Company does not know of any available “glow in the dark” paper that provides a printable surface, which is suitable for producing graphic quality images.

          Brightec films are based on strontium aluminate pigments, which have an initial, strongly visible glow of three to five hours and an after-glow, which remains visible overnight, for eight to twelve hours. The Company’s patented technology improves the quality of the emitted light for purposes of enhancing a printed image, and its coatings may be applied to printable surfaces suitable for graphic quality printing, which differentiates the Company’s films from the competition.

          There are numerous competing films and papers that are not luminescent, but that are widely used in advertising, promotional enhancement, product enhancement, packaging applications and inkjet applications of the type the Company will be targeting. Many of these non-luminescent solutions are much less expensive than the Company’s offering. Typical paper cardstock and other commodity print media are available costing fractions of a cent per square inch, or in industry terms, less than $1 per “thousand square inches” and are approximately 86% as expensive as Brightec films.

          Additional competition for low volume, premium value applications is expected to come from holograms and 3D lenticulars, two specialty media designed to enhance existing or new applications. These products are believed to sell for approximately 20% to 30% below the expected initial offering price for the Company’s Luminescent Product. For high volume, more cost conscious applications, zinc sulfide based “glow-in-the-dark” products, or overprinted prismatic films such as prismatic and glitter gratings will be important alternatives to the Company’s products. These are typically offered at prices, which are believed to be approximately 40% to 60% below the expected pricing for the Company’s products.

          Existing companies currently offer competing films and papers at established price levels, which are likely to materially influence Brightec product pricing.  Many of these existing products are manufactured using processes and technologies supported by companies, which have significantly greater resources than the Company, and have been established and known in the specialty and inkjet paper field for a number of years. See Part I, Item 1a - Risk Related to the Company’s Business.

          As in any technology industry, there may be numerous new technologies under development in imaging laboratories or by individual inventors, which technologies may render the Company’s technology obsolete. The Company is not aware of any such competing technology under development or which has been developed.

Regulation

          The Company believes there are no specific governmental regulations that target the Luminescent Product, which could have a material impact on its manufacture, sale or distribution.

Employees

          As of June 27, 2007, the Company has three full-time employees, no part-time employees and engaged several consultants to provide specialized services and support for finance and accounting, research and development, marketing, business development and public relations.

Properties

          As of June 27, 2007, the Company leases corporate office space at 8C Pleasant Street, South Natick, Massachusetts under an operating lease with an original lease term of eighteen (18) months which expired in August 2005, and which continues on a tenant-at-will basis, at a monthly rent of $2,041.67 or $24,500 per year, plus an additional amount equal to the increase in real estate taxes on such facilities above the base period.

          The facilities are adequate for the Company’s current use. However, the hiring of additional employees and/or the introduction of the Company’s products to the market will cause the Company to need to look for replacement facilities adequate for the Company’s anticipated expansion.

Legal Proceedings

          There are no material legal proceedings pending to which the Company is a party or to which any of its properties are subject.

MANAGEMENT

Officers And Directors

          The positions held by each Director and executive officer of the Company as of June 27, 2007 are stated below:

Name	Age	Position with the Company

Patrick Planche	43	President, Chief Executive Officer, Treasurer and Director

David Geffen	52	Director

Jeffrey Stern	51	Shareholder

          Patrick Planche has been president, chief executive officer, and a director of the Company since August 1998. He is the president, director and co-founder of the Company’s wholly owned subsidiary, Brightec SA, which was organized in 1992 and is the legal owner of the patents and trademarks used by the Company in connection with its business.  During the fiscal years ended December 31, 2006 and 2005, Patrick Planche was the Company’s sole executive officer.

          David J. Geffen was elected as a director of the Company effective April 28, 2005. During the last five years, Mr. Geffen has been the president and owner of Geffen Construction, Inc., a privately owned residential construction contracting company.

          Jeffrey Stern is a shareholder of the Company and an attorney. He has assisted the Company in resolving various situations between the Company and its vendors.  He has also been instrumental in attracting new investors in the Company.

          The Company’s by-laws provide that all directors are elected each year at the annual meeting of stockholders. The Company’s by-laws also provide that all officers are elected at the first meeting of the Board of Directors following the annual meeting of stockholders and hold office for one year. The Company’s last annual meeting of stockholders took place on September 25, 2006. Mr. Planche and Mr. Geffen were re-elected for an additional one-year term.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC.  Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

          Solely based on the Company’s review of the copies of the forms received by it during the fiscal years ended December 31, 2006 and written representations that no other reports were required, the Company believes that each person who, at any time during such fiscal year, was a director, officer or beneficial owner of more than 10% of the Company’s common stock complied with all Section 16(a) filing requirements during such fiscal years.

Code of Ethics Policy

          As of December 31, 2006, the Company had yet to adopt a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. Beginning in the second quarter of 2007, the Company initiated the process of examining its corporate governance and other policies and procedures that will relate to a larger enterprise at such time as it is able to attract additional members to its Board of Directors. Upon completion such examination, the Company will adopt a code of ethics applicable to all directors, officers and employees. It is expected that the Company will adopt a code of ethics during 2007.

Committees

          The Company’s Board of Directors does not have a Compensation, Audit or Nominating Committee and the usual functions of such committees are currently performed by the Board of Directors. The directors have determined that at present, we do not have an audit committee financial expert. The directors believe that they are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. In addition, we have been seeking and continue to seek appropriate individuals to serve on the Board of Directors and the Audit Committee who will meet the requirements necessary to be an independent financial expert.

          Compensation Committee Report On Executive Compensation

          The Board of Directors of the Company has not constituted a Compensation Committee from its members and, accordingly, the following is the report of the entire Board of Directors. The Board of Directors is responsible for reviewing the compensation of the executive officers of the Company.

          Compensation Philosophy - The Company has not developed a formal plan for the compensation of the Company’s management, as its primary focus, and application of working capital, has been the development of its products and markets. In structuring any compensation program for management, however, the Board of Directors will seek to establish compensation policies that provide management with a performance incentive, and that align the interests of senior management with stockholder interests. Such program will include salary and annual incentives as its basic components and, in establishing the total amount and mix of these components of compensation, the Board of Directors expects to consider the past performance and anticipated future contribution of each executive officer.

          Compensation of Executive Officers - The Board of Directors reviews the salaries of the executive officers of the Company annually. The Board has not considered compensation levels for comparable positions at similar companies in determining compensation levels for management. Instead, compensation levels for executive officers have been based on the Board’s assessment of the Company’s liquidity and corresponding ability to compensate its executive officers at any level.  There are no employment contracts or agreements in effect for any officer of the Company.

          Annual Incentives - The Board historically has never approved or, thus far, even considered an executive incentive plan which would provide executive officers of the Company with the opportunity to earn specified percentages of their base salary based upon targeted financial goals or the achievement of individual objectives and a subjective assessment of the executive’s performance. There were no incentive awards or bonuses paid in the fiscal year ended December 31, 2006.

          Compensation of the Chief Executive Officer - Mr. Patrick Planche’s salary for fiscal year ended December 31, 2006 was determined by the Board based upon the Company’s working capital limitations, and was not intended to reflect the Board’s view of his value to the Company.

Executive Compensation

          Director Compensation

          The Company does not currently pay cash or other compensation to its directors.

          Executive Compensation

          The following table sets forth the aggregate cash compensation incurred by the Company with respect to the fiscal years ended December 31, 2006, 2005 and 2004 to the Chief Executive Officer (the “Named Executive Officer”).

	Year	Salary	Bonus	Option Awards(1)		All Other Compensation(2)	Total

Patrick Planche, President, Chief Executive Officer and Chief Financial Officer	2006	$150,000	$—	$960,000	(3)	$2,576	$1,112,576
	2005	156,000	—	—		1,759	157,759
	2004	156,000	—	—		—	156,000

(1)	Valuation based on the dollar amount of option grants recognized for financial statement reporting purposes pursuant to FAS 123(R) with respect to 2006.
(2)	Related to interest payable on short-term cash advances made to the Company, paid in full during 2006.
(3)	Mr. Planche received a stock option grant of 12,000,000 shares in April 2005 at an exercise price of $0.12 per share, 100% of which were vested and exercisable as of September 25, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date

Patrick Planche	12,000,000	—	—	$0.12	April 28, 2015

Pension Benefits

          We do not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

          We do not maintain any non-qualified defined contribution or deferred compensation plans.

Other

          As of December 31, 2006 and 2005, a loan with a principal balance of $10,168 and $250,000, respectively, was due to the Company from Patrick Planche. This loan is due no later than December 31, 2011, bears interest at a fixed rate of 5.05% and is full-recourse. Interest on the loan is due annually. No interest payments on such loan were made by Mr. Planche to the Company as of December 31, 2005. The balance of the accrued interest was paid in full during 2006.  Accordingly, net accrued interest receivable from Patrick Planche amounted to $0 and $50,331 as of December 31, 2006 and 2005, respectively.

Stock Options

          1999 Stock Option Plan

          The Company’s 1999 stock option/stock issuance plan (the “1999 Plan”) provided for the grant by the Company of options, awards or rights to purchase up to 5,000,000 shares of the Company’s common stock, which generally vested over a five-year period and terminated ten years from the date of grant. These options were not transferable, except by will or domestic relations order. There were no options granted, exercised or cancelled under the 1999 Plan during the years ended December 31, 2006 and 2005. Accordingly, the pro forma disclosures required by SFAS 123 for 2005 have not been presented. With the approval of the 2006 Stock Incentive Plan (described below), the 1999 Plan has been frozen such that no further awards will be made and any shares of common stock reserved for grant under the 1999 Plan will be released from reserve.

          2006 Stock Incentive Plan

          On September 25, 2006, at a special meeting of the Company’s stockholders, the stockholders approved the creation of the 2006 Stock Incentive Plan (the “2006 Plan”). An aggregate of 50 million shares of common stock are reserved for issuance and available for awards under the 2006 Plan.

          Awards under the 2006 Plan may include non-qualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted units and performance awards. For a complete description of the 2006 Plan, see the Company’s Definitive Proxy Statement filed with the SEC on July 26, 2006. The Plan became effective on September 25, 2006.

          In 2005, the Company also granted non-qualified options at an exercise price of $0.12 per share to purchase 12,000,000 shares of common stock to Patrick Planche, the Company’s President and Chief Executive Officer, together with two additional non-qualified options to two Company employees to purchase an aggregate of 6,000,000 shares of the Company’s common stock, each at an exercise price of $0.12 per share. The Company also granted a non-qualified option to purchase 2,000,000 shares of the Company’s common stock at an exercise price of $0.12 per share to Francois Planche, a shareholder and former director of the Company and brother of the Company’s president. In addition, in 2005, the Company granted a non-qualified option to a former consultant to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.001 per share for a period of ten years, but vesting only upon a change of control of the Company.

          The following table sets forth information concerning stock option grants, approved by the Board of Directors, to the Named Executive Officer for the 2006 fiscal year.

          The Company granted no stock appreciation rights (“SARs”) to the Named Executive Officer during 2005.

OPTION APPROVED IN LAST FISCAL YEAR

		Individual Grants

Name	Number of Securities Underlying Options Approved	% of total Options Approved for Employees in Fiscal Year	Exercise Price Per Share	Expiration

Patrick Planche, President, Chief Executive Officer and Director	12,000,000	66 2/3%	$0.12	April 28, 2015

PRINCIPAL STOCKHOLDERS

          The following table sets forth information as of June 27, 2007 concerning: (i) each person who is known by Brightec to own beneficially more than 5% of Brightec’s outstanding common stock; (ii) each of Brightec’s executive officers, directors and key employees; and (iii) all executive officers and directors as a group. common stock not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire shares within 60 days is treated as outstanding only when determining the amount and percentage of common stock owned by such individual. Except as noted, each person or entity has sole voting and sole investment power with respect to the shares of common stock shown.

Directors and Named Executive Officers(1)	Number of Shares Owned(5)		Percentage Ownership(2)

Patrick Planche	41,613,750	(3)	27.21%
David J. Geffen	30,160,203	(4)	21.40%
All executive officer and directors as a group (2 persons)	71,773,953	(5)	46.93%	(5)
Additional 5% Stockholders
Jeffrey A. Stern	12,935,000	(6)	8.87%
James J. Galvin and Peggy Galvin	8,857,145		6.28%
Jose Canales la Rosa	7,573,500	(7)	5.37%
All executive officers, directors and 5% stockholders as a group	101,139,598	(8)	65.79%	(8)

(1)	Unless otherwise indicated, the address of each person listed is c/o Brightec, Inc., 8C Pleasant Street, First Floor, South Natick, MA 01760.
(2)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days of June 27, 2007 are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of common stock beneficially owned by such person.

(3)	Represents (i) 29,613,750 shares of common stock and (ii) 12,000,000 shares of common stock issuable upon the exercise of options issued under the Company’s 2006 Plan.
(4)

The shares of common stock beneficially owed by Mr. Geffen include 3,000,000 shares of common stock owned of record by Geffen Construction Profit Sharing Plan, of which Mr. Geffen is the primary beneficiary.

(5)	Includes 12,000,000 shares of common stock issuable upon the exercise of options issued under the Company’s 2006 Plan.
(6)	Includes 7,085,000 shares of common stock and 4,820,832 warrants owned by the Jeffrey Stern Revocable Trust.
(7)

Includes 6,536,000 shares of common stock owned of record by Holding Canales b.v. Jose Canales la Rosa is the majority stockholder of Holding Canales b.v. and is deemed the beneficial owner of all shares owned of record by Holding Canales b.v. Mr. Canales la Rosa is also the beneficial owner of 937,500 shares of common stock owned of record by Luminescent Europe Technologies b.v., a Netherlands company. Mr. Canales la Rosa is a former director of the Company.

(8)	Includes (i) 12,000,000 options issued under the Company’s 2006 Plan, (ii) 6,320,832 warrants and (iii) 6,250,000 shares issuable under a convertible line of credit note.

          There are no arrangements or understandings among the entities and individuals referenced above or their respective associates concerning election of directors or other any other matters which may require shareholder approval.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

         The Company’s authorized capital stock consists of 245,000,000 shares of $0.001 par value common stock, of which 140,942,837 shares were issued and outstanding as of June 27, 2007, and 5,000,000 shares of $0.001 par value preferred stock, none of which were issued and outstanding.

Dividends

         The Company has never paid cash dividends on its common stock and does not intend to do so in the foreseeable future. The Company currently intends to retain its earnings for the operation and expansion of its business. The Company’s continued need to retain earnings for operations and expansion is likely to limit the Company’s ability to pay future cash dividends.

Market Information

         The Company’s common stock is currently quoted on the National Association of Securities Dealers, Inc. Over-the-Counter Bulletin Board under the symbol BRTE.OB. The following table lists the high and low sales prices for the Company’s common stock for the periods indicated. The prices represent quotations between dealers without adjustment for retail markups, markdowns, or commissions and may not represent actual transactions.

	2005		2006

	High	Low	High	Low

First quarter	$0.240	$0.110	$0.100	$0.040
Second quarter	0.230	0.080	0.100	0.045
Third quarter	0.140	0.070	0.100	0.030
Fourth quarter	0.130	0.030	0.080	0.038

Holders

         There were approximately 745 holders of record of the Company’s common stock as of June 27, 2007.  On June 27, 2007, the reported last sale price of the common stock on the OTC.BB was $0.03 per share.

Sales of Unregistered Securities

         During the past three years, the Company has issued the following securities without registration under the Securities Act of 1933:

         On January 24, 2004, James and Peggy Galvin exercised warrants to purchase an aggregate of 3,500,000 shares of the Company’s Common Stock for an aggregate exercise price of $350,000.

         In January 2004, the Company entered into an agreement to issue 216,000 shares of Common Stock to Element Production, Inc. in exchange for consulting services valued at $0.25 per share or an aggregate of $54,000.  In October 2004, the Company entered into an agreement with Element Production, Inc. pursuant to which the Company issued 250,000 shares of Common Stock to Element Production, Inc., valued at $0.10 per share, in settlement of indebtedness owed by the Company to Element Production, Inc. in the aggregate amount of $25,000.

         In January 2004, the Company agreed to issue 720,000 shares of Common Stock, at an agreed-upon value of $0.25 per share, to Schwartz Communications in exchange for consulting services of $180,000 provided in 2004.

         On January 3, 2005, the Company sold 250,000 shares of Common Stock to Thomas and Mary McGagh at a purchase price of $0.10 per share for an aggregate purchase price of $25,000.

         On January 11, 2005, the Company sold 100,000 shares of Common Stock to Francis T. Steverman at a purchase price of $0.10 per share for an aggregate purchase price of $10,000.

         On February 4, 2005, the Company sold 2,500,000 shares of Common Stock and a warrant to purchase 2,500,000 shares of Common Stock, at an exercise price of $0.10 per share, expiring on April 1, 2005 to Jeffrey Stern Revocable Trust, together with a second warrant to purchase 2,085,000 shares of Common Stock at an exercise price of $0.12 per share, expiring on July 1, 2005, for an aggregate purchase price of $250,000.  On March 29, 2005, Jeffrey Stern Revocable Trust exercised warrants to purchase 1,250,000 shares of the Company’s Common Stock for an aggregate exercise price of $125,000.

         On February 24, 2005, the Company sold 20,000 shares of Common Stock to Stephen and Marcella Elios at a purchase price of $0.10 per share for an aggregate of $2,000.

         In February 2005, the Company agreed to issue 120,000 shares of Common Stock, at an agreed-upon value of $0.25 per share, to Schwartz Communications in exchange for consulting services of $30,000 provided in January and February 2005.

         On February 4, 2005, the Company agreed to issue 1,000,000 shares of Common Stock, at an agreed-upon value of $0.075 per share, to Harry Schult in exchange for consulting services of $75,000 provided from late 2004 to July 2005.  In addition, Harry Schult received a stock option in connection with such consulting services to purchase an additional 500,000 shares of Common Stock, at an exercise price of $0.001 per share for a period of ten years, but vesting only upon a change of control of the Company.

         On January 3, 2005, the Company sold 250,000 shares of Common Stock to Thomas and Mary McGagh at a purchase price of $0.10 per share for an aggregate purchase price of $25,000.

         On January 11, 2005, the Company sold 100,000 shares of Common Stock to Francis T. Steverman at a purchase price of $0.10 per share for an aggregate purchase price of $10,000.

         On February 4, 2005, the Company sold 2,500,000 shares of Common Stock and a warrant to purchase 2,500,000 shares of Common Stock, at an exercise price of $0.10 per share, expiring on April 1, 2005 to Jeffrey Stern Revocable Trust, together with a second warrant to purchase 2,085,000 shares of Common Stock at an exercise price of $0.12 per share, expiring on July 1, 2005, for an aggregate purchase price of $250,000.  On March 29, 2005, Jeffrey Stern Revocable Trust exercised warrants to purchase 1,250,000 shares of the Company’s Common Stock for an aggregate exercise price of $125,000.

         On April 28, 2005, the Company issued a warrant to the Jeffrey A. Stern, a stockholder of the Company, to purchase 3,600,000 shares of common stock at an exercise price of $0.12 per share for an aggregate purchase price of $432,000, in exchange for the exercise by Mr. Stern of existing warrants to purchase 3,335,000 shares of common stock with an aggregate purchase price of $375,000.  On August 22, 2005, Mr. Stern exercised warrants to purchase 583,334 shares of the Company’s common stock for an aggregate purchase price of $70,000, or $0.12 per share. As of December 31, 2005, these shares remained unissued until the Company could increase the number of authorized shares of common stock it could issue. The stockholders approved the increase at a special stockholders meeting held on September 25, 2006. The outstanding shares were issued on December 29, 2006. As of December 31, 2006, warrants for the purchase of 3,016,000 shares of the Company’s common stock remain outstanding and unexercised.  On April 1, 2007, Brightec issued amended and restated warrants to Mr. Stern, amending the warrants to require 61 days notice to Brightec prior to their exercise by Mr. Stern and to extend their expiration dates from 2008 to 2013 and 2009 to 2014, respectively.

         In 2005, the Company granted non-qualified options at an exercise price of $0.12 per share to purchase 12,000,000 shares of common stock to Patrick Planche, the Company’s President and Chief Executive Officer, together with two additional non-qualified options to two Company employees to purchase an aggregate of 6,000,000 shares of the Company’s common stock, each at an exercise price of $0.12 per share. The Company also granted a non-qualified option to purchase 2,000,000 shares of the Company’s common stock at an exercise price of $0.12 per share to Francois Planche, a shareholder and former director of the Company and brother of the Company’s president. In addition, in 2005, the Company granted a non-qualified option to a former consultant to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.001 per share for a period of ten years, but vesting only upon a change of control of the Company. For accounting purposes, these options were not deemed granted because the Company did not have a sufficient number of shares of authorized common stock available to issue upon the exercise of any of the options. On September 25, 2006, at a special meeting of the Company stockholders, the stockholders approved an increase in the amount of the Company’s authorized shares of common stock from 100 million to 245 million. Accordingly, the Company recognized $1,600,000 of stock based compensation in 2006.

         On January 27, 2006 and May 12, 2006, the Company entered into agreements with Francois Planche, a former director of the Company, a stockholder and the brother of the Company’s president, pursuant to which the Company redeemed 404,168 shares of common stock owned of record by Mr. Planche, in order to allow the Company to issue shares of common stock to investors that held subscriptions for shares of common stock which could not be issued because the Company had issued the maximum number of shares of common stock authorized under its Articles of Incorporation. Under the agreement, Mr. Planche received no consideration for the redemption of his securities. On September 25, 2006, at a special meeting of the Company’s stockholders, the stockholders voted to increase the number of authorized shares of common stock the Company can issue, from 100 million to 245 million. As a result of the increase, these 404,168 shares, in addition to 583,334 shares redeemed by the Company in 2005, were reissued to Mr. Planche on December 29, 2006 for no additional consideration.

         On November 15, 2006, the Company issued 650,000 shares of common stock, valued at $45,500, to Socol SA in connection with debt settlement agreement dated September 30, 2002.

         On November 15, 2006, the Company issued 1,140,000 shares of common stock, valued at $262,500, to Schwartz Communications in connection with the payment for consulting services rendered to the Company during 2003, 2004 and 2005.

         On December 29, 2006, the Company issued 100,000 shares of common stock to European Luminescent Technology b.v., valued at $20,000, in connection with a forgiveness of debt agreement dated April 20, 2005.

         On December 29, 2006, the Company issued 3,335,000 shares of common stock to the Jeffrey Stern Revocable Trust, valued at $375,000, in connection with the exercise of a stock warrant on April 28, 2005.

         On December 29, 2006, the Company issued 1,000,000 shares of common stock to Louis Kronfeld in connection with a $35,000 sign-on bonus upon becoming an employee and $40,000 of prior consulting fees owed by the Company.

         On December 29, 2006, the Company reissued 17,332,267 shares of common stock to Patrick Planche, the Company’s president and a stockholder, Francois Planche, a former director of the Company and a stockholder, and David Geffen, a director and stockholder, in connection with various redemption agreements entered into in 2004, 2005 and 2006.

         On March 30, 2007, the Company issued 4,000,000 shares of common stock to Cornell Capital Partners, LP, valued at $164,000, in payment of a commitment fee in connection with the SEDA entered into on March 30, 2007.

         On March 30, 2007, the Company issued 243,902 shares of common stock to Newbridge Securities Corporation, valued at $10,000, in payment of placement agent fees in connection with the SEDA dated March 30, 2007.

         In February 2005, the Company agreed to issue 120,000 shares of common stock, at an agreed-upon value of $0.25 per share, to Schwartz Communications in exchange for consulting services of $30,000 provided in January and February 2005.

         On February 4, 2005, the Company agreed to issue 1,000,000 shares of common stock, at an agreed-upon value of $0.075 per share, to Harry Schult in exchange for consulting services of $75,000 provided from late 2004 to July 2005.  In addition, Harry Schult received a stock option in connection with such consulting services to purchase an additional 500,000 shares of common stock, at an exercise price of $0.001 per share for a period of ten years, but vesting only upon a change of control of the Company.

         On June 18, 2007, the Company issued 12,000,000 shares of common stock to Patrick Planche, the Company’s President and Chief Executive Officer.  Of these shares, 5,000,000 shares of common stock were issued at $0.03 per share in lieu of $150,000 cash owed to Mr. Planche for accrued and unpaid compensation for his employment as an executive officer of the Company for the first and second quarters of 2007 and for certain periods prior to January 1, 2007.  The remaining 7,000,000 shares of common stock were issued at $0.03 per share to Mr. Planche to repay $210,000 of certain outstanding loans extended by Mr. Planche to the Company.   $0.03 represents the closing price of the Company’s common stock on June 18, 2007.

         All shares of common stock issued by the Company were issued without registration pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. All purchasers of shares of the Company’s common stock who purchased such shares of common stock for cash represented that they were acquiring the securities for investment and for their own account. All purchasers of the Company’s common stock who are United States residents and purchased such securities for cash also represented to the Company that they were accredited investors as of the date of such investment. A legend was placed on the stock certificates representing all securities purchased stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          As of December 31, 2006 and 2005, a loan with a principal balance of $10,168 and $250,000 was due from Patrick Planche, the president, director and stockholder of the Company. This loan is due no later than December 31, 2011, bears interest at a fixed rate of 5.05% and is full-recourse. Interest on the loan is due annually. No interest payments on such loan were made by Mr. Planche to the Company as of December 31, 2005. As of December 31, 2006, the entire amount of interest receivable was paid. Accordingly, net accrued interest receivable from Mr. Planche of $0 and $50,331, respectively.

          At December 31, 2006 and 2005, the Company owed Mr. Planche $0 and $114,472, respectively, in connection with advances made by Mr. Planche to the Company during such years. All such loans bore interest at the Internal Revenue Service short-term “Applicable Federal Rate,” compounded monthly.  Through June 17, 2007, the Mr. Planche had made loans to the Company in the amount of $500,000 under the same terms previously described.  On June 18, 2007, the Company repaid $210,000 owing under such loans by issuing to Mr. Planche 7,000,000 shares of the Company’s common stock at $0.03 per share, the closing price of the Company’s common stock on June 18, 2007.

          During fiscal 2006 and 2005, the Company recognized interest income on the note receivable, net of interest expense recognized on the short-term advances, of $9,086 and $10,867 respectively.

          In fiscal years 2006 and 2005, David Geffen, a director and stockholder of the Company and its principal stockholder earned compensation in the amount of $7,333 and $56,667, respectively, for consulting services provided to the Company.

          In December 2002, the Company borrowed $50,000 from David Geffen, a director and stockholder of the Company, under a convertible demand promissory note, which bore interest at 8% and was payable in full on demand within one year. The principal, if not paid within thirty days of when due, bore interest at the rate of 10%. The note was convertible into that number of shares of the Company’s common stock determined by dividing the unpaid principal amount, together with all accrued but unpaid interest on the note at the conversion date, by $0.10, subject to certain adjustments. At December 31, 2004, $50,000 was outstanding under this note and accrued interest of $3,575 was due by the Company. In February 2005, the Company repaid the $50,000 principal of this note in full and all accrued interest on this note was paid in full to Mr. Geffen in March 2005.

          In early 2003, the Company issued a second convertible demand promissory note to David Geffen, to borrow up to an additional $55,000 with the same terms as provided in the December 2002 note with Mr. Geffen, except that the interest rate on the second note is fixed at 8%. At December 31, 2004, $50,000 was outstanding under this note and accrued interest of $2,997 was due. In April 2005, the Company repaid this note together with all accrued interest in full.

          In December 2004, Mr. Geffen advanced the Company $9,000, on a non-interest bearing basis which was repaid by the Company in January 2005.

          On December 22, 2004, the Company entered into an agreement with Patrick Planche, the Company’s president, pursuant to which the Company redeemed 77,620 shares of common stock owned of record by Mr. Planche, in order to allow the Company to issue shares of common stock to investors that held subscriptions for shares of common stock which could not be issued because the Company had issued the maximum number of shares of common stock authorized under its Articles of Incorporation. Under the agreement, Mr. Planche received no consideration for the redemption of his securities. Upon the amendment of the Company’s Articles of Incorporation increasing its authorized but unissued shares of common stock, the Company agreed to issue 77,620 shares of common stock to Mr. Planche for no additional consideration. The shares were reissued to Mr. Planche on December 29, 2006.

          On April 6, 2005 and on December 20, 2005, the Company entered into an agreement with David Geffen, a director of the Company and a stockholder, pursuant to which the Company redeemed an aggregate of 16,267,145 shares, of common stock owned of record by Mr. Geffen, in order to allow the Company to issue shares of common stock to investors that held subscriptions for shares of common stock which could not be issued because the Company had issued the maximum number of shares of common stock authorized under its Articles of Incorporation. Under the agreement, Mr. Geffen received no consideration for the redemption of his securities. Upon the amendment of the Company’s Articles of Incorporation increasing its authorized but unissued shares of common stock, the Company agreed to issue 16,267,145 shares of common stock to Mr. Geffen for no additional consideration. The shares were reissued on December 29, 2006.

          On April 28, 2005, the Company issued a warrant to the Jeffrey A. Stern, a stockholder of the Company, to purchase 3,600,000 shares of common stock at an exercise price of $0.12 per share for an aggregate purchase price of $432,000, in exchange for the exercise by Mr. Stern of existing warrants to purchase 3,335,000 shares of common stock with an aggregate purchase price of $375,000.  On August 22, 2005, Mr. Stern exercised warrants to purchase 583,334 shares of the Company’s common stock for an aggregate purchase price of $70,000, or $0.12 per share. As of December 31, 2005, these shares remained unissued until the Company could increase the number of authorized shares of common stock it could issue. The stockholders approved the increase at a special stockholders meeting held on September 25, 2006. The outstanding shares were issued on December 29, 2006. As of December 31, 2006, warrants for the purchase of 3,016,000 shares of the Company’s common stock remain outstanding and unexercised.  On April 1, 2007, Brightec issued amended and restated warrants to Mr. Stern, amending the warrants to require 61 days notice to Brightec prior to their exercise by Mr. Stern and to extend their expiration dates from 2008 to 2013 and 2009 to 2014, respectively.

          On August 23, 2005, January 27, 2006 and May 12, 2006, the Company entered into an agreement with Francois Planche, a stockholder, former director of the Company and brother of the Company’s president, pursuant to which the Company redeemed an aggregate of 987,502 shares, of common stock owned of record by Mr. Planche, in order to allow the Company to issue shares of common stock to investors that held subscriptions for shares of common stock which could not be issued because the Company had issued the maximum number of shares of common stock authorized under its Articles of Incorporation. Under the agreement, Mr. Planche received no consideration for the redemption of his securities. Upon the amendment of the Company’s Articles of Incorporation increasing its authorized but unissued shares of common stock, the Company agreed to issue 987,502 shares of common stock to Mr. Geffen for no additional consideration. The shares were reissued on December 29, 2006.

          As of December 31, 2004, $166,491 was outstanding in connection with an agreement entered into in 2002 with Clairelyse Marini, the mother-in-law of the Company’s President pursuant to which Mrs. Marini paid the Company’s obligations to Credit Suisse in the amount of $121,914. This agreement provided for the repayment of 2,000 Swiss francs of principal each January 1 and July 1, together with accrued interest on the unpaid balance payable quarterly at the rate of 4.25% per annum. The Company recorded interest expense with respect to this obligation for 2005 of $4,596. This obligation was denominated in Swiss francs and at each balance sheet date the outstanding debt was translated to U.S. dollars and any required adjustment is recorded in the cumulative translation adjustment account within the equity section of the balance sheet. During the year ended December 31, 2005, the Company’s president assumed personal liability for the repayment of this debt in exchange for the Company’s agreement to pay the same amount to the Company’s president and the agreement of the president’s mother-in-law to release the Company from any requirement to repay this obligation, and, accordingly, the balance of the debt, translated into U.S. dollars at December 31, 2005, $149,880 has been included in the amount of “Advances from related parties” on the balance sheet of $114,472 at December 31, 2005.

          In December 2005, Mr. Jeffrey Stern advanced the Company $8,500, on a non-interest bearing basis. The advance was repaid June 12, 2006.

          On June 18, 2007, the Company issued 12,000,000 shares of common stock to Patrick Planche, the Company’s President and Chief Executive Officer.  Of these shares, 5,000,000 shares of common stock were issued at $0.03 per share in lieu of $150,000 cash owed to Mr. Planche for accrued and unpaid compensation for his employment as an executive officer of the Company for the first and second quarters of 2007 and for certain periods prior to January 1, 2007.  The remaining 7,000,000 shares of common stock were issued at $0.03 per share to Mr. Planche to repay $210,000 of certain outstanding loans extended by Mr. Planche to the Company.  $0.03 represents the closing price of the Company’s common stock on June 18, 2007.

DESCRIPTION OF CAPITAL STOCK

Common Stock

          The Company is authorized to issue 245,000,000 shares of common stock, $0.001 par value per share, of which 140,942,837 shares were issued and outstanding at June 27, 2007. The securities being offered hereby are common stock. All shares have equal voting rights and are not assessable. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the directors of the Company. Upon liquidation, dissolution, or winding up of the Company, the assets of the Company, after the payment of liabilities, will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any securities of the Company and have no right to require the Company to redeem or purchase their shares. All outstanding shares of common stock are, and those issued pursuant to the Standby Equity Distribution Agreement will be fully paid and non assessable.

Preferred Stock

          The Company is authorized to issue 5,000,000 shares of preferred stock, $0.001 par value per share, of which no shares were issued and outstanding as of June 27, 2007.  The Company may issue preferred stock in one or more series and having the rights, privileges, and limitations, including voting rights, conversion rights, liquidation preferences, dividend rights and preferences and redemption rights, as may, from time to time, be determined by the Board of Directors.  Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters, as the Board of Directors deems appropriate.  In the event that the Company determines to issue any shares of preferred stock, a certificate of designation containing the rights, privileges, and limitations of this series of preferred stock shall be filed with the Secretary of State of the State of Nevada.  The effect of this preferred stock designation power is that the Board of Directors alone, subject to Federal securities laws, applicable blue sky laws, and Nevada law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of Brightec without further action by its stockholders, and may adversely affect the voting and other rights of the holders of the Company’s common stock.  The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of the Company’s common stock, including the loss of voting control to others.

Warrants

          As of June 27, 2007, the Company has 6,320,832 warrants outstanding to purchase the same number of shares of the Company’s common stock.  The warrants are exercisable at an exercise price of $0.12 per share and expire three years after their date of issuance.

Options

          As of June 27, 2007, the Company has 24,962,911 options outstanding to purchase the same number of shares of the Company’s common stock.  The options are exercisable at prices ranging from $0.001 to $0.12 per share and have terms ranging from three to ten years from their date of issuance.

Indemnification Of Directors And Executive Officers And Limitation On Liability

          As permitted by the Nevada Revised Statutes, our Bylaws provide for the indemnification of our directors, officers, and employees or of any corporation in which any such person serves as a director, officer, or employee at our request, to the fullest extent allowed by the Nevada Revised Statutes, against expenses (including, without limitation, attorney’s fees, judgments, awards, fines, penalties, and amounts paid in satisfaction of judgment or in settlement of any action, suit, or proceeding) incurred by any such director, officer, or employee.  The Nevada Revised Statutes currently provide that such liability may be so limited, except for: (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) the payment of distributions in violation of Nevada Revised Statutes 78.300.  As a result of this provision, our Company and our stockholders may be unable to obtain monetary damages from such persons for breach of their duty of care.  Although stockholders may continue to seek injunctive and other equitable relief for an alleged breach of fiduciary duty by such persons, stockholders may have no effective remedy against the challenged conduct if equitable remedies are unavailable.

          We provide director and officer liability insurance and pay all premiums and other costs associated with maintaining such insurance coverage.

Anti-Takeover Effects Of Provisions Of Nevada State Law

          We may be or in the future we may become subject to Nevada’s control share law.  A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation.

          The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more.  The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

          The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders.  The control share law contemplates that voting rights will be considered only once by the other stockholders.  Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved.  If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares.  The acquiring person is free to sell its shares to others.  If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

          If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

          Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

          In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination in advance.  For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation.  The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

          The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Anti-Takeover Effects Of Provisions Of Our Articles Of Incorporation

          Authorized And Unissued Stock.   Authorized but unissued shares of common stock would be available for future issuance without our shareholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Company’s Board of Directors’ desires at that time. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

          The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors at that time to issue shares to persons friendly to current management, which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the Company’s management.

EXPERTS

          The audited financial statements included in this prospectus and elsewhere in the registration statement for the fiscal year ended December 31, 2006 have been audited by Rotenberg Meril Solomon Bertiger & Guttilla, P.C. and for the year ended December 31, 2005 have been audited by Carlin, Charron & Rosen, LLP.  The reports of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. and Carlin, Charron & Rosen, LLP included in this Prospectus is in reliance upon the authority of these firms as experts in accounting and auditing. The reports of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. and Carlin, Charron & Rosen, LLP contained elsewhere in this Prospectus contain an explanatory paragraph regarding the Company’s ability to continue as a going concern.

LEGAL MATTERS

          The validity of the shares offered herein will be opined on for us by Burton Bartlett & Glogovac of Reno, Nevada.

AVAILABLE INFORMATION

          We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this Prospectus.  This Prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this Prospectus, reference is made to the registration statement. Statements contained in this Prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions.  The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Stockholders of Brightec, Inc.

We have audited the accompanying consolidated balance sheet of Brightec, Inc. and Subsidiary (the “Company”) as of December 31, 2006 and the related consolidated statements of operations, changes in stockholders’ deficit and comprehensive loss and cash flows for the year then ended.  The consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.  The consolidated balance sheet as of December 31, 2005 and the consolidated statements of operations, changes in stockholders’ deficit and cash flows of the Company for the year then ended were audited by other auditors whose report dated February 16, 2007 on those statements included an explanatory paragraph describing conditions that raised substantial doubt about the Company’s ability to continue as a going concern.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and the results of their operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company’s recurring losses from operations, stockholders’ deficiency and working capital deficiency raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

ROTENBERG MERIL SOLOMON BERTIGER & GUTTILLA, P.C.

Saddle Brook, New Jersey
April 14, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of Advanced Lumitech, Inc.

We have audited the accompanying consolidated balance sheet of Advanced Lumitech, Inc. and subsidiary (the Company) as of December 31, 2005 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Advanced Lumitech, Inc. and subsidiary as of December 31, 2005 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, the Company restated its 2005 consolidated financial statements to reflect corrections for (a) the accounting for the redemption of common stock; (b) the classification of subscriptions received for the purchase of the Company’s common stock; (c) the revaluation of certain stock options; (d) the accounting for stock warrants; (e) the recording of financing costs; and (f) the classification of the liability for shares to be issued.  These changes resulted in an increase of $30,415 to the net loss for the year ended December 31, 2005 and an increase of $3,181,320 to total stockholders’ deficit as of December 31, 2005.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring losses, has had negative cash flows from operations, and has a stockholders’ deficit at December 31, 2005.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding those matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Carlin, Charron & Rosen, LLP

Westborough, Massachusetts
February 16, 2007

BRIGHTEC, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
December 31, 2006 and 2005 (As Restated)

	2006	2005

		(As Restated)
ASSETS

Current assets
Cash	$51,836	$2,445
Accounts receivable	—	3,183
Inventory	98,590	58,105
Prepaid expenses	10,168	8,106
Deferred financing expense	44,369	—

TOTAL CURRENT ASSETS	204,963	71,839

Office and photographic equipment	23,511	23,511
Less accumulated depreciation	(23,511)	(23,511)

	—	—

Interest receivable from related party	—	50,331
Deposit	2,785	—
Note receivable from related party	10,993	250,000

	13,778	300,331

TOTAL ASSETS	$218,741	$372,170

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Line of credit	$650,000	$—
Accounts payable	80,110	234,303
Accrued liabilities (including related party amounts of $0 and $36,667 for 2006 and 2005, respectively	304,548	280,319
Advances due to related parties	—	122,972
Liability for shares to be issued	—	403,000
Warrant liability	—	252,135
Liability for stock subscriptions received	—	375,000
Liability to shareholders for shares redeemed	—	2,554,185

TOTAL CURRENT LIABILITIES	1,034,658	4,221,914

Stockholders’ deficit
Preferred stock	—	—
Common stock	124,699	100,000
Additional paid-in capital	11,923,687	6,627,022
Accumulated deficit	(13,063,247)	(10,772,987)
Accumulated other comprehensive income	198,944	196,221

TOTAL STOCKHOLDERS’ DEFICIT	(815,917)	(3,849,744)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$218,741	$372,170

The accompanying notes are an integral part of these financial statements.

BRIGHTEC, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2006 and 2005 (As Restated)

	2006	2005

		(As Restated)

Sales	$12,184	$132,458
Cost of sales	5,677	107,714

Gross profit	6,507	24,744

Operating expenses
Research and development	112,164	119,218
Selling and marketing	57,030	50,733
General and administrative (including related party consulting fees of $7,333 and $56,667 for 2006 and 2005, respectively)	570,509	564,729
Stock based compensation	1,600,000	—

	2,339,703	734,680

Operating loss	(2,333,196)	(709,936)

Other Income (Expense)
Interest income - related party	11,662	12,625
Financing costs	—	(92,825)
Gain on value of derivative liabilities	72,941	62,410
Interest expense (including related party interest of $2,576 and $8,581 for 2006 and 2005, respectively)	(59,326)	(8,581)
Other	17,659	(37,461)

	42,936	(63,832)

Net loss	(2,290,260)	(773,768)
Accumulated deficit – beginning	(10,772,987)	(9,999,219)

Accumulated deficit – ending	$(13,063,247)	$(10,772,987)

Basic and diluted net loss per share	$(0.02)	$(0.01)

Weighted average number of shares used in computation of basic and diluted net loss per share	100,351,117	100,000,000

The accompanying notes are an integral part of these financial statements.

BRIGHTEC, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT AND COMPREHENSIVE LOSS
For the Years Ended December 31, 2006 and 2005 (As Restated)

	Common Stock		APIC	Accumulated Deficit	Other Comprehensive Income	Total

	Shares	Par Value

Balance, December 31, 2004 (As Restated)	100,000,000	$100,000	$7,808,732	$(9,999,219)	$143,465	$(1,947,022)

Redemption of shares from stockholders	—	—	(2,540,990)	—	—	(2,540,990)
Issuance of stock in connection with subscriptions for 15,310,479 shares of common stock	—	—	1,392,000	—	—	1,392,000
Issuance of stock for various services	—	—	189,000	—	—	189,000
Issuance of private placement stock warrants	—	—	(550,166)	—	—	(550,166)
Exercise of private placement stock warrants	—	—	235,621	—	—	235,621
Exchange of warrants	—	—	92,825	—	—	92,825
Net loss for the year	—	—	—	(773,768)	—	(773,768)
Foreign currency translation adjustment	—	—	—	—	52,756	52,756
Comprehensive loss	—	—	—	—	—	(721,012)

Balance, December 31, 2005 (As Restated)	100,000,000	100,000	6,627,022	(10,772,987)	196,221	(3,849,744)

Recognition of value of employee stock options previously issued	—	—	1,600,000	—	—	1,600,000
Issuance of private placement stock warrants	—	—	(193,176)	—	—	(193,176)
Exercise of private placement stock warrants	—	—	5,472	—	—	5,472
Reclassification of warrant liability due to increase in authorized shares	—	—	435,882	—	—	435,882
Redemption of shares from stockholders	—	—	(26,208)	—	—	(26,208)
Issuance of stock in connection with subscriptions for shares of common stock	4,126,668	4,127	490,873	—	—	495,000
Issuance of stock in connection with services rendered by vendors	3,240,000	3,240	420,760	—	—	424,000
Reissuance of stock in connection with stockholder redemptions	17,332,267	17,332	2,563,062	—	—	2,580,394
Net loss	—	—	—	(2,290,260)	—	(2,290,260)
Foreign currency translation adjustment	—	—	—	—	2,723	2,723
Comprehensive loss	—	—	—	—	—	(2,287,537)

Balance, December 31, 2006	124,698,935	$124,699	$11,923,687	$(13,063,247)	$198,944	$(815,917)

The accompanying notes are an integral part of these financial statements.

BRIGHTEC, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2006 and 2005 (As Restated)

	2006	2005

		(As Restated)
Cash flows from operating activities
Net loss	$(2,290,260)	$(773,768)
Adjustments to reconcile net loss to net cash used for operating activities:
Accrued interest on note receivable - related party	(11,662)	(11,581)
Foreign exchange loss	—	(13,182)
Gain on value of derivative liabilities	(72,941)	(62,410)
Financing costs	—	92,825
Amortization of deferred financing costs	62,116	—
Stock based employee compensation	1,600,000	—
Stock based general and administrative transactions	21,000	65,000
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	3,183	(3,183)
Inventory	(40,485)	(26,757)
Prepaid expenses	(2,062)	(8,106)
Deposits	(2,785)	—
Increase (decrease) in:
Accounts payable	(154,193)	(95,500)
Accrued liabilities	24,229	77,100

Net cash used for operating activities	(863,860)	(759,562)

Cash flows from investing activities
Repayment of related party note and interest receivable	301,000	—

Cash flows from financing activities
Advances from line of credit	650,000	—
Principal payments on long-term debt	—	(3,430)
Principal payments on note payable - related party	—	(100,000)
Repayment of advances from related party	(122,972)	(108,629)
Payment of deferred financing costs	(37,500)	—
Cash received for sale of common stock, exercise of warrants and stock subscribed	120,000	917,000

Net cash provided by financing activities	609,528	704,941

Effects of changes in foreign exchange rates	2,723	52,756

Net increase (decrease) in cash	49,391	(1,865)
Cash – beginning	2,445	4,310

Cash – ending	$51,836	$2,445

Supplemental disclosures of cash flows information
Cash paid during the year for interest	$48,132	$13,412

See NOTE 16 for supplemental non-cash activities.

The accompanying notes are an integral part of these financial statements.

BRIGHTEC, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2005 (As Restated)

NOTE 1 - NATURE OF OPERATIONS AND LIQUIDITY AND MANAGEMENT’S PLANS

Brightec, Inc. (formerly Advanced Lumitech, Inc.) (“Brightec” or the “Company”) develops and markets luminescent films incorporating luminescent or phosphorescent pigments (the “Luminescent Product”).  These pigments absorb and remit visible light producing a “glow” which accounts for the terminology “glow in the dark.” The Company’s Luminescent Product is sold primarily as a printable luminescent film designed to add luminescence to existing or new products.  The Company uses third parties for manufacturing, and markets and sells graphic quality printable luminescent films.  These films are based on the Company’s proprietary and patented technology, which enables prints to be of photographic quality by day and luminescent under low light or night conditions.  The Company expects that its Luminescent Product will be available for sale in a number of versions appropriate for commonly used commercial and personal printing technology, including offset printing, laser inkjet printing, plus a variety of “print on demand” digital technologies.  The Company offers its products in sheets and rolls.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue to operate as a going concern, including the realization of its assets and settlement of its liabilities at their carrying values in the ordinary course of business for the foreseeable future.  However, substantial doubt about the Company’s ability to continue as a going concern has been raised because the Company has experienced significant operating losses and negative cash flows from operations since inception.  The Company has sustained cumulative losses of approximately $13.1 million through December 31, 2006 and has a working capital deficit of approximately $830,000 at that date.  The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary if the Company is unable to continue as a going concern.

The ability of the Company to continue to operate as a going concern is primarily dependent upon the ability of the Company to generate the necessary financing to effectively produce and market Brightec’s products at competitive prices, to establish profitable operations and to generate positive operating cash flows.  On March 30, 2007, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP (“Cornell”) pursuant to which the Company may, at its discretion, periodically sell to Cornell shares of its $0.001 par value common stock, for a total purchase price of up to $10 million dollars.  See NOTE 15 - SUBSEQUENT EVENTS.  In addition, the Company’s president has advanced $225,000 through April 14, 2007.  See NOTE 3 - RELATED PARTY TRANSACTIONS.

Management believes that it will continue to be successful in generating the necessary financing to fund the Company’s operations through the 2007 calendar year.

Restatement of 2005 Consolidated Financial Statements

On March 3, 2007, the Company restated its Annual Report on Form 10-KSB for the period December 31, 2005 for the following matters:

A.  Subsequent to the original issuance of the Company’s December 31, 2004 consolidated financial statements, and based upon a further evaluation of the factors utilized in determining the accounting and presentation of a December 2004 redemption of certain stockholder’s common stock to permit the Company to issue a like number of shares to other investors that held subscriptions for shares of common stock, the Company determined that the redemption, and subsequent redemptions, should have been recognized as liabilities; not as components of stockholders’ deficit.  As a result, in 2004, the Company recognized the liability of $13,195 and reduced additional paid-in capital by $13,195.  During 2005, the Company redeemed an additional 16,850,479 shares initially valued at $2,540,990.  The Company recognized the liability of $2,540,990 and reduced additional paid-in capital by $2,540,990.  See NOTE 10 - LIABILITY TO STOCKHOLDERS FOR SHARES REDEEMED.

B.  The Company determined that subscriptions received for the purchase of the Company’s common stock totaling $375,000, were improperly classified as a component of stockholders’ deficit and should have been recognized as a liability.  See NOTE 9 - LIABILITY FOR STOCK SUBSCRIPTIONS RECEIVED.

C.  The Company revalued certain options issued in 2004 to a former consultant in satisfaction of claims made against the Company.  The Company has now determined that the measurement date and volatility factor used to value the options under the Black/Scholes method were incorrect.  In 2004, the revaluation resulted in an increase in additional paid-in capital of $90,524 and an increase in non-cash consulting expense of $90,524.  In 2005, the revaluation resulted in an increase in the amount of additional paid-in capital and accumulated deficit of $90,524.

BRIGHTEC, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
For the Years Ended December 31, 2006 and 2005 (As Restated)

NOTE 1 - NATURE OF OPERATIONS AND LIQUIDITY AND MANAGEMENT’S PLANS (continued)

Restatement of 2005 Consolidated Financial Statements (continued)

D.  The Company determined that warrants issued in 2005 for the purchase of the Company common stock, originally classified as a component of stockholders’ deficit, should have been recognized as a liability.  During the year ended December 31, 2005, the Company issued warrants initially valued at $550,166 and warrants valued at $235,621 were exercised.  The Company is required to revalue this liability at the end of every reporting period.  Accordingly, the Company recognized a gain on value of derivative liabilities of $62,410 for the year ended December 31, 2005.  See NOTE 8 - WARRANT LIABILITY.

E.  In April 2005, the Company issued to a stockholder a stock warrant for 3,600,000 shares of common stock as an inducement to exercise other stock warrants for 3,335,000 shares of common stock with an aggregate exercise price of $375,000.  The new warrants issued were not valued or recorded.  The value of the new warrants was $467,825.  As the value of the new warrants was in excess of the amount received from the exercise of the older warrants, the value of the new warrants was first applied to additional paid-in capital with the difference of $92,825 being charged as financing costs.  See NOTE 8 - WARRANT LIABILITY and NOTE 9 - LIABILITY FOR STOCK SUBSCRIPTIONS RECEIVED.

F.  The Company determined that the liability for shares to be issued to various vendors and creditors was improperly classified as a long-term liability and should have been classified as short-term.  The liability represents amounts due to vendors for their respective services used in the ordinary course of business and such vendors could demand payment at any time.  The reclassification had no effect on the net loss or stockholders’ deficit as of and for the year ended December 31, 2004.  See NOTE 7 - LIABILITY FOR SHARES TO BE ISSUED.

The result of these restatements was to increase the net loss of the Company for the year ended December 31, 2005 by $30,415 (less than $0.01 per share) and to increase stockholders’ deficit at December 31, 2005 by $3,181,320.

Corporate Name and Trading Symbol Change

On September 25, 2006, at a special meeting of the Company’s stockholders, the stockholders approved changing the name of the Company from Advanced Lumitech, Inc., to Brightec, Inc. In addition, effective November 13, 2006, the Company’s stock trading symbol changed from “ADLU” to “BRTE.”

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation Policy

The accompanying consolidated financial statements include the accounts of Brightec, Inc. and its wholly owned subsidiary, Brightec SA.  All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and contingencies at the date of the financial statements.  Actual results could differ from those estimates.

BRIGHTEC, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2005 (As Restated)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts and Note Receivable

Accounts receivable and note receivable are recorded net of allowances for doubtful accounts based on management’s analysis of the collectibility of the balance.  At December 31, 2006 and 2005, management believes no allowance is necessary.

Inventory

Inventory is stated at the lower of cost or market value.  Cost is determined using the first-in, first-out method and the value of the inventory is adjusted for estimated obsolescence.  At December 31, 2006, inventory consists of approximately $18,200 of raw materials, $54,600 of work in process and $25,800 of finished goods.  At December 31, 2005, inventory consists of approximately $20,500 of raw materials, $36,000 of work in process and $1,600 of finished goods.

Revenue Recognition

The Company recognizes revenue upon product shipment or when title passes and when collection from the customer is probable.

Concentrations of Credit Risk

The Company places its available cash with a high quality financial institution in amounts, which occasionally exceed current federal deposit insurance limits.  Senior management continuously reviews this institution for financial stability.

In both 2006 and 2005, a limited number of customers accounted for all of the Company’s revenues.  The Company performs ongoing credit evaluations of its customers and generally does not require advance payments or collateral.

Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, note and interest receivable and debt obligations.  The estimated fair value of these financial instruments approximates their carrying value at December 31, 2006 and 2005.  The estimated fair values have been determined through information obtained from market sources and management estimates.  The Company does not have any derivative or other financial instruments.

Foreign Currency

The functional currency of the Company is the U.S.  dollar, with the Swiss franc being the functional currency of Brightec SA.  Foreign currency denominated assets and liabilities are translated into U.S.  dollar equivalents based on exchange rates prevailing at the end of each period.  Revenues and expenses are translated at average exchange rates during the period.  Aggregate foreign exchange gains and losses arising from the translation of foreign currency denominated assets and liabilities are included as a component of comprehensive loss.  Foreign exchange gains and losses arising from operating activities are included in the current year net loss.

Comprehensive Income (Loss)

Comprehensive income (loss) is the total of (1) net income (loss) plus (2) all other changes in net assets arising from non-owner sources, which are referred to as other comprehensive income (loss).  An analysis of changes in the components of accumulated other comprehensive income is presented in NOTE 12 - OTHER COMPREHENSIVE INCOME.

BRIGHTEC, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2005 (As Restated)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Derivative instruments

In connection with the issuances of equity instruments or debt, the Company may issue options or warrants to purchase common stock.  In certain circumstances, these options or warrants may be classified as liabilities, rather than as equity.  In addition, the equity instrument or debt may contain embedded derivative instruments, such as conversion options or listing requirements, which in certain circumstances may be required to be bifurcated from the associated host instrument and accounted for separately as a derivative liability instrument.  The Company accounts for derivative liability instruments under the provisions of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities.

Recent Accounting Pronouncements

In February 2006, FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments.  SFAS No. 155 amends SFAS No 133, Accounting for Derivative Instruments and Hedging Activities, and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.  SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to continued eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.  This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006.  SFAS No. 155 is not expected to have a material effect on the financial position or results of operations of the Company.

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in financial statements in accordance with FASB No. 109, Accounting for Income Taxes.  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings.  The Company does not expect the adoption of this pronouncement to have a material effect on the financial position or results of operations of the Company.

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements.  This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurement.  The implementation of this guidance is not expected to have any impact on the Company’s consolidated financial statements.

BRIGHTEC, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2005 (As Restated)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In September 2006, the FASB issued SFAS 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R).  This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.  This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.  An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006.  An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007.  However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements: (1) a brief description of the provisions of this Statement; (2) the date that adoption is required and (3) the date the employer plans to adopt the recognition provisions of this Statement, if earlier.  The Company does not expect the adoption of this pronouncement to have a material effect on the financial position or results of operations of the Company.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.  SAB 108 provides guidance on the consideration of effects of the prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment.  The SEC staff believes registrants must quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material.  SAB 108 was effective for the first annual period ending after November 15, 2006 with early application encouraged.  The Company adopted the provisions of SAB 108 on December 31, 2006 and the impact of adoption was not material to its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities.  SFAS No. 159 permits entities to choose to measure eligible financial instruments at fair value.  The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings.  The decision to elect the fair value options is determined on an instrument by instrument basis, it should be applied to an entire instrument, and it is irrevocable.  Assets and liabilities measured at fair value pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using another measurement attributes.  SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007.  The Company is currently analyzing the potential impact of adoption of SFAS No. 159 to its consolidated financial statements.

Income Taxes

Deferred tax assets and liabilities are recognized based on temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the years in which the temporary differences are expected to reverse.  A valuation allowance is applied against net deferred tax assets if, based on available evidence, it is more likely than not that some or all of the deferred assets will not be realized.

Research and Development

The cost of research and development is charged to expense as incurred.  Development expenses include the cost to register and maintain patents.

Earnings Per Share

The Company computes earnings or loss per share in accordance with SFAS No. 128, Earnings per Share.

BRIGHTEC, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2005 (As Restated)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings Per Share (continued)

Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding.  Diluted earnings per share reflects the potential dilution that could occur if securities or other agreements to issue common stock were exercised or converted into common stock, only in the periods in which the effect is dilutive.  The following securities have been excluded from the calculation of net income per share, as their effect would be anti-dilutive or their issuance prices were in excess of the average market price for the period:

	2006	2005

		(As Restated)

Warrants (weighted average)	6,083,680	2,226,803

Convertible line of credit (weighted average)	2,423,516	—

Stock options (weighted average)	10,277,979	4,921,244

Stock Option Plans

The Company accounts for stock option awards granted to officers, directors and employees under the recognition and measurement principles of SFAS No. 123(R), Share Based Payment, effective January 1, 2006, utilizing the “modified prospective” method as described in SFAS No. 123(R).  In the “modified prospective” method, compensation cost is recognized for all share-based payments granted after the effective date and for all unvested awards granted prior to the effective date.  In accordance with SFAS No. 123(R), prior period amounts were not restated.  SFAS No. 123(R) also requires the tax benefits associated with these share-based payments to be classified as financing activities in the Statement of Cash Flows, rather than operating cash flows as required under previous regulations.  There was no effect to the Company’s financial position or results of operations as a result of the adoption of this Standard.

Prior to January 1, 2006, the Company accounted for stock based compensation under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations.  See NOTE 11 - CAPITAL STOCK - Stock Options.

Foreign Operations

There were no revenues generated from operating assets in the Company’s foreign operations.  Operating expenses include foreign expenses of approximately $47,600 and $36,700 in 2006 and 2005, respectively.

NOTE 3 - RELATED PARTY TRANSACTIONS

Notes Receivable Due from Related Party and Advances Due to Related Parties

As of December 31, 2006 and 2005, a note was receivable from the Company’s president, who is also a director and stockholder.  This loan is due not later than December 31, 2011, bears interest at 5.05% and is full-recourse.  Interest on the loan is accrued quarterly and due annually.  As of December 31, 2006 and 2005, interest receivable amounted to $0 and $50,331, respectively.  As of December 31, 2006 and 2005, the note receivable balance was $10,993 and $250,000 respectively.  The Company recognized interest income of $11,662 and $12,625 in the years ended December 31, 2006 and 2005, respectively.

BRIGHTEC, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2005 (As Restated)

NOTE 3 – RELATED PARTY TRANSACTIONS (continued)

At December 31, 2006 and 2005, the Company owed the president $0 and $114,472, respectively, in connection with loans made by him to the Company during 2006 and 2005.  All such loans bear interest at the Internal Revenue Service short term “Applicable Federal Rate” (4.86% and 4.25% at December 31, 2006 and 2005, respectively).  Interest expense incurred amounted to $2,576 and $1,759, respectively.

Through April 14, 2007, the Company’s president had made loans to the Company in the amount of $225,000 under the same terms previously described.

The Company offsets the amount of interest expense recognized on outstanding cash advances due against the amount of interest income recognized on the outstanding note receivable.  During the year ended December 31, 2006, all current and accrued interest on the note receivable was paid in full.

In addition to the amounts described above, certain stockholders and related parties made unsecured, non-interest bearing cash advances to the Company, without specific repayment terms.  As of December 31, 2005, one stockholder made a cash advance of $8,500.  During the year ended December 31, 2006, other stockholders and related parties made cash advances of $83,700.  As of December 31, 2006, the entire amount of outstanding cash advances due to these shareholders and related parties was paid in full.  Interest expense on these loans amounted to $0 and $6,822 for the years ended December 31, 2006 and 2005, respectively.

Transactions with Affiliated Companies and Persons

In 2006 and 2005, Company incurred consulting fees in the amount of $7,333 and $56,667, respectively, for consulting services provided by one of the Company’s directors and stockholder.  At December 31, 2006 and 2005, accrued expenses included $0 and $36,667, respectively, due to this individual.

Other

At December 31, 2004, $20,000 was owed to a Netherlands company, whose principal stockholder is a stockholder of the Company.  The Company and the Netherlands company entered into an agreement in April 2005 to settle this obligation by the issuance of 100,000 shares of the Company’s Common Stock, valued at $20,000, or $0.20 per share.

Other related party debt and liabilities are described in NOTES 5, 7 and 8.

Redemption of related party shares is described in NOTE 10.

NOTE 4 - DEFERRED FINANCING EXPENSES

In connection with the Loan and Security Agreement (the “Loan and Security Agreement”) entered into on June 8, 2006 between the Company and Ross/Fialkow Capital Partners, LLC, Trustee of Brightec Capital Trust (“Ross/Fialkow”) (see NOTE 11 - LINE OF CREDIT), the Company agreed to pay a commitment fee of $37,500 to Ross/Fialkow and issued a warrant to Ross/Fialkow to purchase 1,500,000 shares of common stock at an exercise price of $0.12 per share.  The warrant was valued at $68,985 using the Black/Scholes method of valuing options and warrants.  These amounts are being amortized over the term of the Loan and Security Agreement (twelve months).

BRIGHTEC, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2005 (As Restated)

NOTE 4 –DEFERRED FINANCING EXPENSES  (continued)

As of December 31, 2006, the balance of deferred financing expense consisted of the following:

Commitment fee	$37,500
Value of warrants issued	68,985
Less: accumulated amortization	(62,116)

$44,369

NOTE 5 - ACCRUED LIABILITIES

At December 31, 2006 and 2005, accrued liabilities consist of the following:

	2006	2005

		(As Restated)

Executive officer compensation	$187,500	$112,500
Professional fees	42,464	97,639
Employee compensation	30,000	30,000
Payroll and other taxes	22,076	2,979
Consulting fees and other (including related party fees of $0 and $36,667 for 2006 and 2005, respectively	11,314	37,201
Interest	11,194	—

	$304,548	$280,319

NOTE 6 - LINE OF CREDIT

On June 8, 2006, the Company entered into the Loan and Security Agreement with Ross/Fialkow, in the amount of $750,000.  The significant terms of the agreement are as follows:

          1.          Convertible note:  Principal amount of $750,000

          2.          Due date:  June 8, 2007, subject to acceleration upon an Event of Default (as defined in the Loan Agreement) at the discretion of Ross/Fialkow.  The due date was extended to July 15, 2007 (see discussion below).

          3.          Interest rate:  20% per year.

          4.          Interest payments dates:  Due monthly commencing July 8, 2006.

          5.          Commitment fee paid to Ross:  $37,500.

          6.          Conversion right:  The principal amount of the loan plus accrued but unpaid interest, if any, is convertible at any time prior to payment, at the election of Ross/Fialkow, into the Company’s common stock at the rate of $0.12 per share.  If the full principal amount of the loan were advanced and converted, the number of shares of common stock to be issued upon conversion would be 6,250,000 (such shares, the “Conversion Shares”).  The Conversion Shares carry piggy-back registration rights.

          7.          Warrant:  A common stock purchase warrant (the “Warrant”) has been issued to Ross/Fialkow to purchase up to 1,500,000 shares (the “Warrant Shares”) of the Company’s common stock at an exercise price of $0.12 per share, expiring on May 31, 2009.  The Warrant Shares carry piggy-back registration rights.

BRIGHTEC, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2005 (As Restated)

NOTE 6 – LINE OF CREDIT (continued)

          8.          Collateral and other security:  All assets of the Company have been pledged, including the assets of the Company’s wholly owned subsidiary, Brightec S.A., a Swiss corporation (the “Subsidiary”), and a pledge of the capital stock of the Subsidiary; the Subsidiary has fully guaranteed the payment and performance of the Agreement, the Convertible Note and the Warrant.

          9.          Representations and covenants:  The Pledge and Security Agreement contains customary representations of the Company as borrower, including a   prohibition on the payment of dividends or other distributions on the   Company’s common stock.

          10.        Registration of shares:  The Company is required to file a registration statement on Form S-1 with respect to all common stock as to which the Company has obligations to deliver to Ross/Fialkow by December 31, 2006.  The date was extended to July 15, 2007 (see discussion below).

          11.        Events of Default:  The Pledge and Security Agreement and the Convertible Note contain customary Events of Default which, if not waived by Ross/Fialkow, would entitle Ross/Fialkow to accelerate the due date of the Note.  The Events of Default include, among other things, a change in the condition or affairs (financial or otherwise) of the Company which in the   reasonable opinion of Ross/Fialkow, materially impairs Ross/Fialkow’s security or materially increases Ross/Fialkow’s risk.

          At December 31, 2006, the Company was not in compliance with the terms of the agreement as it did not file a registration statement on Form S-1 by December 31, 2006.  On March 15, 2007, the Loan and Security Agreement was amended as follows:

          1.  The due date of the agreement was extended to July 15, 2007.

          2.  The date by which the Company was required to file a registration statement on Form S-1 was extended to July 15, 2007.

          As of December 31, 2006, the outstanding balance of the line of credit was $650,000.  Interest expense amounted to $56,750 for the year ended December 31, 2006.

NOTE 7 - LIABILITY FOR SHARES TO BE ISSUED

Liability for shares to be issued represents commitments to issue shares of common stock in exchange for services provided or the settlement of debt.  Such shares were issued on December 29, 2006.

As of December 31, 2004, 3,210,000 shares with an aggregate value of $467,000 were committed but unissued.

During the first quarter of 2005, the Company agreed to issue 120,000 shares of common stock valued at $0.25 per share in exchange for public relations services received with an aggregate value of $30,000.

On April 6, 2005, the following transactions occurred:

Pursuant to an agreement reached in 2002, the Company issued 90,000 shares of common stock valued at $0.10 per share in satisfaction of outstanding liabilities for consulting services valued at $9,000.

Pursuant to an agreement reached in 2003, the Company issued 50,000 shares of common stock valued at $0.10 per share in satisfaction of outstanding liabilities for commissions payable valued at $5,000.

Pursuant to an agreement reached in 2003, the Company issued 400,000 shares of common stock valued at $0.25 per share in satisfaction of outstanding liabilities for commissions payable valued at $100,000.

BRIGHTEC, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2005 (As Restated)

NOTE 7 - LIABILITY FOR SHARES TO BE ISSUED (continued)

Pursuant to an agreement reached in 2004, the Company issued 1,000,000 shares of common stock valued at $0.075 per share in satisfaction of outstanding liabilities for consulting services valued at $75,000.

On April 20, 2005, the Company agreed to issue 100,000 shares of common stock valued at $0.20 per share in satisfaction of outstanding liabilities of $20,000.

On August 22, 2005, the Company agreed to issue 1,000,000 shares of common stock valued at $0.075 per share in exchange for consulting services valued at $75,000.

As a result of the above transactions, 2,890,000 shares with an aggregate value of $403,000 are committed but unissued as of December 31, 2005.

On September 25, 2006, at a special meeting of the Company’s stockholders, the stockholders voted to increase the number of authorized shares of the Company’s common stock from 100 million shares to 245 million shares.  As a result of the increase, on December 29, 2006, the Company issued all of the committed shares of common stock in satisfaction of agreements made to settle amounts due for services rendered and the settlement of debt.

As discussed in Note 1, the Company determined that the liability for shares to be issued to various vendors and creditors, as of December 31, 2005, was improperly classified as a long-term liability and should have been classified as short-term.  The liability represented amounts due to vendors for their respective services used in the ordinary course of business and such vendors could have demand payment at any time.  The reclassification had no effect on the net loss or stockholders’ deficit as of and for the year ended December 31, 2005.

NOTE 8 - WARRANT LIABILITY

During 2005, warrants initially valued at $550,166 were issued and warrants valued at $235,621 were exercised.  As the Company had already issued all of its shares of authorized common stock, the value of the warrants had to be recognized as a liability pursuant to EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.  The Company was required to revalue the warrants at the end of each reporting period with the change in value reported on the statement of operations as “Gain (Loss) on Value of Derivative Liabilities” in the period in which the change occurred.  As of December 31, 2005, the value of the remaining balance of outstanding warrants was $252,135.  For the year ended December 31, 2005, the Company recognized a gain on derivative liabilities of $62,410.

The fair value of these warrants was estimated at the date of grant using the Black/Scholes option pricing model with the following assumptions for the year ended December 31, 2005: risk-free interest rate of 4.08%; no dividend yield; an expected life of the options of 28 months; and a volatility factor of 319.3%.

During 2006, warrants initially valued at $262,160 were issued and warrants valued at $5,472 were exercised.  The Company was required to revalue the warrants at the end of each reporting period with the change in value reported on the statement of operations as “Gain (Loss) on Value of Derivative Liabilities” in the period in which the change occurred.  For the year ended December 31, 2006, the Company recognized a gain on derivative liabilities of $72,941.

On September 25, 2006, at a special meeting of the Company’s stockholders, the stockholders voted to increase the number of authorized shares of common stock from 100 million to 245 million.  This resulted in the elimination of the requirement to classify the value of the warrants as a liability.  From the date of the various issuances through September 25, 2006, the Company valued the warrants at the end of each reporting period.  On September 25, 2006, the fair value of the warrants of $435,882 was reclassified to additional paid-in capital.

BRIGHTEC, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2005 (As Restated)

NOTE 8 – WARRANT LIABILITY (continued)

The fair value of the warrants was estimated at the date of grant using the Black/Scholes option pricing model with the following assumptions: risk-free interest rate of 4.59% to 5.01%; no dividend yield; an expected life of the warrants, equal to the full term of the warrants, ranging from 6 months to 32 months; and a volatility factor of 154.8% to 178.0%.

NOTE 9 - LIABILITY FOR STOCK SUBSCRIPTIONS RECEIVED

Liability for stock subscribed represents amounts received for the purchase of the common stock for which the respective shares remain unissued as of December 31, 2005.

As of December 31, 2004, the Company had outstanding liabilities for stock subscriptions received of $850,000 for the purchase of 10,107,145 shares of the Company’s common stock.

During the period ending March 31, 2005, the Company received an additional $412,000 to purchase 4,120,000 shares of common stock.

On April 6, 2005, the Company issued the total amount of subscribed shares outstanding as of December 31, 2004, with an aggregate purchase price of $850,000.

On various dates in 2005, the Company sold 5,203,334 shares of common stock, with an aggregate cost of $542,000.  On April 6, 2005, all of the shares sold were issued.

In April 2005, the Company issued to a stockholder a stock warrant for 3,600,000 shares of common stock as an inducement to exercise other stock warrants for 3,335,000 shares of common stock with an aggregate exercise price of $375,000.  The value of the new warrants was $467,825.  As the value of the new warrants was in excess of the amount received from the exercise of the older warrants, the value of the new warrants was first applied to additional paid in capital with the difference of $92,825 being charged as financing costs.

As a result of the above transactions in 2005, 3,335,000 shares of common stock with an aggregate purchase price of $375,000 were subscribed but remained unissued as of December 31, 2005.

On various dates during 2006, the Company received an additional $120,000 to purchase 1,000,002 shares of common stock.

On May 12, 2006, as a result of one of the Company’s shareholders allowing the Company to redeem 208,334 shares his common stock on the same date, the Company issued 208,334 shares of common stock, with an aggregate purchase price of $25,000.

As discussed in Note 1, the Company has determined that subscriptions received for the purchase of the Company’s common stock should have been classified as a liability.  When the Company received the stock subscriptions, it had already issued all of its common shares authorized under its charter.  When a contract (the subscription agreement) is to be settled in shares of stock and the share settlement is not within the control of the Company as a result of the Company requiring stockholder approval to increase the number of authorized shares in order to settle the contract, liability classification is required.

On September 25, 2006, at a special meeting of the Company’s stockholders, the stockholders voted to increase the number of authorized shares of common stock from 100 million to 245 million.  As a result, on December 29, 2006, the Company issued 4,335,002 with an aggregate purchase price of $470,000.  As of December 31, 2006, there were no stock subscriptions for which shares remained unissued.

BRIGHTEC, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2005 (As Restated)

NOTE 10 - LIABILITY TO STOCKHOLDERS FOR SHARES REDEEMED

In December 2004, the Company’s president agreed to allow the Company to redeem 77,620 shares of his common stock in order to allow the Company to fulfill its obligations to certain consultants and investors.  This was as a result of the Company having already issued all of its shares of authorized common stock.  The agreement states that the Company will reissue to its president/stockholder the same number of shares redeemed as soon as is reasonable practical and that the president/stockholder will receive no additional compensation beyond the re-issuance of the number of shares of common stock redeemed.  On the date of the redemption, the value of the shares of common stock redeemed was $13,195.

During 2005, another stockholder and a former director of the Company, entered into a similar agreements, allowing the Company to redeem a total of 16,850,479 shares of their respective common stock, valued at $2,540,990.

As of December 31, 2005, the liability representing the Company’s obligation to its stockholders for the common stock shares redeemed was $2,554,185.

On January 27, 2006 and May 12, 2006, the former director and shareholder of the Company agreed to allow the Company to redeem an aggregate of 404,168 shares of common stock valued at $26,208, in order to allow the Company to fulfill its obligations to certain investors holding subscriptions for the purchase of the Company’s common stock.

On September 25, 2006, at a special meeting of the Company’s stockholders, the stockholders voted to increase the number of authorized shares of common stock from 100 million to 245 million.  As a result, on December 29, 2006, the Company issued 17,332,267 shares of common stock in satisfaction of its liability to its stockholders for shares redeemed of $2,580,393.  As of December 31, 2006, there were no common stock redemptions for which shares remained unissued.

NOTE 11 - CAPITAL STOCK

Number of Shares Authorized

Under the Company’s charter, 100,000,000 shares of $0.001 par value common stock were authorized as of December 31, 2005.  On September 25, 2006, at a special meeting of the Company’s stockholders, the stockholders approved the increase in the Company’s authorized common stock from 100 million to 245 million shares and to authorize 5,000,000 shares of $0.001 par value “blank check” preferred stock.

As of December 31, 2006 and 2005, 124,698,935 and 100,000,000 shares of common stock, respectively, are issued and outstanding.  As of December 31, 2005, the Company was committed to issue an additional 23,153,099 shares of its common stock which were issued on December 29, 2006.  There are no shares of preferred stock issued and outstanding.

Preferred stock

As described above, the stockholders voted to authorize 5 million shares of “blank check” preferred stock.  The terms, rights and features of the preferred stock will be determined by the Board of Directors upon issuance.  Subject to the provisions of the Company’s certificate of amendment to the articles of incorporation and the limitations prescribed by law, the Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders.  The board of directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its stockholders.

BRIGHTEC, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2005 (As Restated)

NOTE 11 – CAPITAL STOCK (continued)

Issuances of Common Stock

On April 6, 2005, the following issuances of common stock occurred:

•	5,357,145 shares of common stock were issued to a stock subscriber, in connection with stock subscriptions received on October 3, 2003, November 5, 2003 and November 24, 2003.

•	1,000,000 shares of common stock were issued to a stock subscriber, in connection with a stock subscription received on November 30, 2003.

•	250,000 shares of common stock were issued to a stock subscriber, in connection with a stock subscription received on December 10, 2003.

•

4,120,000 shares of common stock were issued to various stock subscribers, in connection with various stock subscriptions received during the first quarter of 2005 and 3,500,000 shares were issued in connection with the exercise of a warrant during the first quarter of 2004.

•	On August 23, 2005, 583,334 shares of common stock were issued to a stock subscriber, in connection with a stock subscription received on August 22, 2005.

•	On December 21, 2005, 500,000 shares of common stock were issued to a stock subscriber, in connection with a stock subscription received on August 30, 2005.

•	On May 12, 2006, 208,334 shares of common stock were issued to a stock subscriber, in connection with a stock subscription received on May 12, 2006.

On November 15, 2006, 1,790,000 shares of common stock were issued to various vendors and creditors in connection with various agreements entered into on various dates in 2003, 2004 and 2005, for the satisfaction of operating liabilities and debt.

On December 29, 2006, the following issuances of common stock occurred:

•

1,100,000 shares of common stock were issued to various vendors and creditors, in connection with various agreements entered into on various dates in 2003, 2004 and 2005, for the satisfaction of operating liabilities and debt.

•	4,126,668 shares of common stock were issued to various stock subscribes, in connection with various stock subscriptions received in 2005 and 2006.

•

17,332,267 shares of common stock were issued to various stockholders, officers, directors and former directors, in connection with various redemption agreements entered into during 2004, 2005 and 2006.

BRIGHTEC, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2005 (As Restated)

NOTE 11 – CAPITAL STOCK (continued)

Stock Options

1999 Stock Option Plan

The Company’s 1999 stock option/stock issuance plan (the 1999 Plan) provided for the grant by the Company of options, awards or rights to purchase up to 5,000,000 shares of the Company’s common stock, which generally vested over a five-year period and terminated ten years from the date of grant.  These options were not transferable, except by will or domestic relations order.  There were no options granted, exercised or cancelled under the 1999 Plan during the years ended December 31, 2006 and 2005.  Accordingly, the pro forma disclosures required by SFAS 123R for 2005 have not been presented.  With the approval of the 2006 Stock Incentive Plan (see below), the 1999 Plan has been frozen such that no further awards will be made and any shares of common stock reserved for grant under the 1999 Plan will be released from reserve.

2006 Stock Incentive Plan

On September 25, 2006, at a special meeting of the Company’s stockholders, the stockholders approved the creation of the 2006 Stock Incentive Plan (the “2006 Plan”).  An aggregate of 50 million shares of common stock are reserved for issuance and available for awards under the 2006 Plan.

Awards under the 2006 Plan may include non-qualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted units and performance awards.  For a complete description of the Plan, see the Company’s Definitive Proxy Statement filed with the SEC on July 26, 2006.  The 2006 Plan became effective on September 25, 2006.

Issuances of Stock Options

In the second quarter of 2005, the Company’s Board of Directors granted options to employees and/or directors to purchase 20,000,000 shares of common stock at an exercise price of $0.12 per share, to be fully vested as of April 28, 2005 and exercisable for a period of ten years.  For accounting purposes, these options were not deemed granted because the Company did not have a sufficient number of shares of authorized common stock available to issue upon the exercise of any of the options.

As previously discussed, on September 25, 2006, at a special meeting of the Company stockholders, the stockholders approved an increase in the amount of the Company’s authorized shares of common stock from 100 million to 245 million.  Since the required approval has been obtained from the stockholders, the Company has recognized $1,600,000 of stock based compensation for the year ended December 31, 2006.  The fair value of these options was determined using the Black/Scholes option pricing model with the following assumptions: risk-free interest rate of 4.19%; no dividend yield; an expected life of the options of 103 months; and a volatility factor of 352%.

On June 27, 2005, the Company’s Board of Directors approved the granting of another non-qualified stock option to a consultant to purchase 500,000 shares of the Company’s Common Stock at an exercise price of $0.001 per share for a period of ten years, but vesting only upon a change of control of the Company.

BRIGHTEC, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2005 (As Restated)

NOTE 11 – CAPITAL STOCK (continued)

Stock Options (continued)

Option activity for 2006 and 2005 is summarized as follows:

	Total	Weighted Average Price

Options outstanding, January 1, 2005	4,462,911	$0.100
Granted	20,500,000	0.117
Exercised	—	—
Forfeited	—	—

Options outstanding, December 31, 2005	24,962,911	0.114

Granted	—	—
Exercised	—	—
Forfeited	—	—
Options outstanding, December 31, 2006	24,962,911	$0.114

Shares of common stock available for future grant under the plans	25,037,089

Warrants

On April 28, 2005 the Company issued to a stockholder a stock warrant for 3,600,000 shares of common stock as an inducement to exercise other stock warrants for 3,335,000 shares of common stock with an aggregate exercise price of $375,000.  The value of the new warrants was $467,825.  As the value of the new warrants was in excess of the amount received from the exercise of the older warrants, the value of the new warrants was first applied to additional paid-in capital with the difference of $92,825 being charged as financing costs.

A summary of the warrants outstanding at December 31, 2006 is as follows:

Warrants	Exercise Price	Expiration Date

416,667	$ 0.12	March 18, 2007
2,820,832	$ 0.12	April 27, 2008
2,000,000	$ 0.12	January 26, 2009
1,500,000	$ 0.12	May 31, 2009

6,737,499

NOTE 12 - OTHER COMPREHENSIVE INCOME

For the year ended December 31, 2006, other comprehensive income is comprised of the following:

Foreign currency translation adjustment

Accounts payable	$2,723

Net foreign currency translation adjustment	2,723

Other comprehensive income	$2,723

BRIGHTEC, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2005 (As Restated)

NOTE 12 - OTHER COMPREHENSIVE INCOME (continued)

For the year ended December 31, 2005, other comprehensive income is comprised of the following:

Foreign currency translation adjustment

Accounts payable	$1,984
Long-term debt	13,182
Reclassification adjustment	37,590

Net foreign currency translation adjustment	52,756

Other comprehensive income	$52,756

NOTE 13 - INCOME TAXES

The Company has not calculated the tax benefits of its net operating losses as of December 31, 2006 and 2005 since it does not have the required information.

The Company has not filed its federal and state returns for 2006, 2005, 2004, 2003, 2002 and 2000.  The tax return filed for 2001 will need to be amended, if permitted by statute.  For financial statement purposes, as of December 31, 2006, the Company has cumulative book losses in the United States of approximately $10,672,000 and in Switzerland of approximately 2,599,000 Swiss francs.

Utilization of net operating loss and tax credit carryforwards in the United States, when determined, may be subject to substantial annual limitations provided by the Internal Revenue Code of 1986, as amended.  The annual limitation may result in the expiration of net operating losses and tax credit carryforwards before full utilization.  An Internal Revenue Code Section 382 loss carryforward limitation may apply to the portion of the loss incurred prior to the recapitalization by the sale of the Company’s common stock in 2002.

Due to the uncertainty over the Company’s ability to utilize these operating losses, any deferred tax assets, when determined, would be fully offset by a valuation allowance.

NOTE 14 - COMMITMENTS

The Company rents office space as a tenant-at-will.  Rent expense was $24,809 and $24,031 in 2006 and 2005, respectively.

NOTE 15 - SUBSEQUENT EVENTS

On March 30, 2007 (the “Closing Date”), the Company entered into a Standby Equity Distribution Agreement (the “SEDA”) with Cornell Capital Partners, LP (“Cornell”) pursuant to which the Company may, at its discretion, periodically sell to Cornell shares of its $0.001 par value common stock, (the “Common Stock”) for a total purchase price of up to ten million dollars ($10,000,000).  For each share of Common Stock purchased under the SEDA, Cornell will pay to the Company ninety-six percent (96%) of the lowest volume weighted average price (as quoted by Bloomberg, LP) of the Common Stock during the five (5) consecutive trading days after the Advance Notice Date (as such term is defined in the SEDA), subject to any reduction pursuant to the terms therein.  On the Closing Date, the Company paid to Cornell a non-refundable due diligence fee equal to five thousand dollars ($5,000) and issued four million (4,000,000) shares of common stock (“Commitment Shares”) to Cornell as a commitment fee, of which two million (2,000,000) Commitment Shares will have demand registration rights and two million (2,000,000) Commitment Shares will have “piggy-back” registration rights.

BRIGHTEC, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2005 (As Restated)

NOTE 15 – SUBSEQUENT EVENTS (continued)

Cornell will retain five percent (5%) of each advance under the SEDA.  The Company has paid to Yorkville Advisors, LLC (“Yorkville”) a structuring fee equal to fifteen thousand dollars ($15,000) on the Closing Date and shall pay five hundred dollars ($500) to Yorkville on each Advance Date directly out of the gross proceeds of each Advance (as such terms are defined in the SEDA).  Cornell’s obligation to purchase shares of Common Stock under the SEDA is subject to certain conditions, including, without limitation: (a) the Company obtaining an effective registration statement for shares of its Common Stock sold under the SEDA pursuant to that certain Registration Rights Agreement, dated as of the Closing Date, by and between the Company and Cornell and (b) the amount for each Advance as designated by the Company in the applicable Advance Notice shall not be more than three hundred thousand dollars ($300,000).

The Company also entered into a Placement Agent Agreement (the “PAA”), dated as of the Closing Date, by and between the Company and Newbridge Securities Corporation (“Newbridge”) pursuant to which the Company engaged Newbridge to act as it exclusive placement agent in connection with the SEDA.  Upon the execution of the PAA, the Company issued to Newbridge two hundred forty-three thousand nine hundred two (243,902) shares (the “Placement Agent Shares”) of the Company’s Common Stock.  Newbridge is entitled to “piggy-back” registration rights with respect to the Placement Agent Shares.

NOTE 16 - SUPPLEMENTAL CASH FLOW INFORMATION

	2006	2005

		(As Restated)

Schedule of non-cash activities

Issuance of stock to settle accounts payable	$21,000	$60,000

Long-term debt assumed by stockholders as related party advances	$—	$149,880

Accounts payable assumed by stockholders	$—	$17,526

Liability to stockholders for shares redeemed and cancelled	$26,208	$2,564,234

Issuance of warrants relating to private placements	$193,176	$550,166

Issuance of warrants for financing costs	$—	$92,825

Exercise of warrants classified as liabilities	$(5,472)	$(158,129)

Issuance of warrants in connection with line of credit	$68,985	$—

Reversal of warrant liability	$438,882	$—

Issuance of common stock for stockholder redemptions, stock, subscriptions, etc	$3,914,275	$—

BRIGHTEC, INC. AND SUBSIDIARY
Consolidated Balance Sheet
March 31, 2007
(Unaudited)

ASSETS

Current assets
Cash	$15,165
Accounts receivable	510
Inventory	102,269
Prepaid expenses	6,063
Deferred financing expense	17,747

TOTAL CURRENT ASSETS	141,754

Office and photographic equipment	23,511
Less accumulated depreciation	(23,511)

—

Deposit	2,041
Deferred offering costs	20,085

22,126

TOTAL ASSETS	$163,880

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Line of credit	$650,000
Accounts payable	69,371
Accrued liabilities (includes related party interest of $1,035)	338,401
Advances due to related parties	178,970

TOTAL CURRENT LIABILITIES	1,236,742

Stockholders’ deficit
Preferred stock	—
Common stock	128,943
Additional paid-in capital	11,919,443
Accumulated deficit	(13,315,751)
Accumulated other comprehensive income	194,503

TOTAL STOCKHOLDERS’ DEFICIT	(1,072,862)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$163,880

The accompanying notes are an integral part of these consolidated financial statements.

BRIGHTEC, INC. AND SUBSIDIARY
Consolidated Statements of Operations and Accumulated
Deficit and Comprehensive Income (Loss)
(Unaudited)

	For The Three Months Ended March 31,

	2007	2006

		(As Restated)

Sales	$1,859	$3,576
Cost of sales	751	1,760

Gross profit	1,108	1,816

Operating expenses
Research and development	17,694	22,788
Selling and marketing	23,344	2,466
General and administrative	177,993	78,486

	219,031	103,740

Operating loss	(217,923)	(101,924)

Other Income (Expense)
Interest income - related party	37	3,113
Gain on value of derivative liabilities	—	179,114
Interest expense (including related party interest of ($1,035 and $1,095, respectively)	(34,618)	(1,095)

	(34,581)	181,132

Net income (loss)	(252,504)	79,208
Accumulated deficit – beginning	(13,063,247)	(10,772,987)

Accumulated deficit – ending	$(13,315,751)	$(10,693,779)

Basic and diluted net income (loss) per share	$0.00	$0.00

Weighted average number of shares used in computation of basic and diluted net loss per share	124,793,244	100,000,000

COMPREHENSIVE INCOME (LOSS)
Net income (loss)	$(252,504)	$79,208
Foreign translation adjustment	(4,441)	3,976

Comprehensive income (loss)	$(256,945)	$83,184

The accompanying notes are an integral part of these consolidated financial statements.

BRIGHTEC, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows
(Unaudited)

	For the Three Months Ending March 31,

	2007	2006

		(As Restated)

Cash flows from operating activities
Net income (loss)	$(252,504)	$79,208
Adjustments to reconcile net income (loss) to net cash used for operating activities:
Amortization of deferred financing costs	26,622	—
Accrued interest on note receivable - related party	—	(1,998)
Gain on value of derivative liabilities	—	(179,114)
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(510)	3,183
Inventory	(3,679)	3,977
Prepaid expenses	(895)	6,064
Deposit	744	—
Increase (decrease) in:
Accounts payable	(10,739)	(45,782)
Accrued liabilities	33,853	39,913

Net cash used for operating activities	(207,108)	(94,549)

Cash flows from investing activities
Repayment of related party note receivable	10,993	—

Net cash provided by investing activities	10,993	—

Cash flows from financing activities
Advances from related party	190,000	—
Cash received for sale of common stock, exercise of warrants and stock subscribed	—	118,500
Cash paid for services related to capital raise	(15,085)	—
Repayment of advances from related party	(11,030)	(9,200)

Net cash provided by financing activities	163,885	109,300

Effects of changes in foreign exchange rates	(4,441)	3,976

Net increase (decrease) in cash	(36,671)	18,727
Cash – beginning	51,836	2,445

Cash – ending	$15,165	$21,172

Supplemental disclosures of cash flows information
Cash paid during the period for interest	$33,583	$—

Non-cash activities
Liability to stockholders for shares redeemed and cancelled	$—	$13,708

Issuance of warrants relating to private placements	$—	$114,084

Exercise of warrants classified as liabilities	$—	$(25,450)

Issuance of common stock related to capital raise	$174,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

BRIGHTEC, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
(Unaudited)

NOTE 1 – OPERATIONS

Brightec, Inc. (formerly Advanced Lumitech, Inc.) (“Brightec” or the “Company”) develops and markets luminescent films incorporating luminescent or phosphorescent pigments (the “Luminescent Product”). These pigments absorb and reemit visible light producing a “glow” which accounts for the common terminology “glow in the dark.” The Company’s Luminescent Product will be sold primarily as a printable luminescent film designed to add luminescence to existing or new products. The Company uses third parties for manufacturing, and markets and sells graphic quality printable luminescent films. These films are based on the Company’s proprietary and patented technology, which enables prints to be of photographic quality by day and luminescent under low light or night conditions. The Company expects that its Luminescent Product will be available for sale in a number of versions appropriate for commonly used commercial and personal printing technology, including offset printing, laser or inkjet printing, plus a variety of “print on demand” digital technologies. The Company offers its products in sheets and rolls.

Restatement of March 31, 2006 Interim Consolidated Financial Statements

On March 3, 2007, the Company amended its Form 10-QSB for the period March 31, 2006, as previously filed on June 30, 2006.

The Company determined that warrants issued for the purchase of the Company common stock, originally classified as a component of stockholders’ deficit, should have been recognized as a liability. As of December 31, 2005, the Company’s liability for outstanding warrants was $252,135. During the three month period ended March 31, 2006, the Company issued warrants initially valued at $114,084 and warrants valued at $5,472 were exercised. The Company was required to revalue this liability at the end of every reporting period. Accordingly, for the three months ended March 31, 2006, the Company reduced the value of the liability and recognized a gain on value of derivative liabilities of $179,114. See NOTE 11 - WARRANT LIABILITY.

The effect of the restatement was to increase the net income of the Company by $179,114 (less than $0.01 per share) for the three months ended March 31, 2006.

NOTE 2 - INTERIM FINANCIAL STATEMENTS

The accompanying unaudited consolidated financial statements at March 31, 2007 and for the three-month period then ended includes the accounts of the Company and its wholly-owned subsidiary (Brightec S.A.). All inter-company transactions and balances have been eliminated in consolidation. In our opinion, these unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements included in our Annual Reports on Form 10-KSB and Form 10-KSB/A for the year ended December 31, 2006, and include all adjustments, necessary to make the financial statements not misleading. Certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted in accordance with rules of the Securities and Exchange Commission for interim reporting. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements included in our Annual Reports on Form 10-KSB and Form 10-KSB/A for the year ended December 31, 2006.

NOTE 3 - LIQUIDITY, MANAGEMENT PLANS AND GOING CONCERN

The Company has a working capital deficit of $1,094,988 and an accumulated deficit of $13,315,751 at March 31, 2007, and recurring net losses since inception. The ability of the Company to continue to operate as a going concern is primarily dependent upon the ability of the Company to raise the necessary financing, to effectively produce and market Brightec products at competitive prices, to establish profitable operations and to generate positive operating cash flows. If the Company fails to raise funds, or the Company is unable to generate operating profits and positive cash flows, there are no assurances that the Company will be able to continue as a going concern and it may be unable to recover the carrying value of its assets.

BRIGHTEC, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
(Unaudited)

NOTE 3 - LIQUIDITY, MANAGEMENT PLANS AND GOING CONCERN (continued)

Management believes that it will continue to be successful in raising the necessary financing to fund the Company’s operations through the 2007 calendar year; however, there can be no assurances that such financing can be obtained.

On March 30, 2007 (the “Closing Date”), the Company entered into a Standby Equity Distribution Agreement (the “SEDA”) with Cornell Capital Partners, LP (“Cornell”) pursuant to which the Company may, at its discretion, periodically sell to Cornell shares of its common stock, par value $0.001 per share (the “Common Stock”) for a total purchase price of up to $10,000,000. See NOTE 12 - COMMON STOCK.

NOTE 4 - EARNINGS (LOSS) PER SHARE

The Company computes earnings or loss per share in accordance with SFAS No. 128, Earnings per Share. Basic earnings per share, is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding. Diluted earnings per share reflect the potential dilution that could occur if securities or other agreements to issue common stock were exercised or converted into common stock, only in the periods in which the effect is dilutive. The following securities have been excluded from the calculation of net loss per share, as their effect would be anti-dilutive:

	(Unaudited) March 31, 2007	(Unaudited) March 31, 2006

		(As Restated)

Warrants (weighted average)	6,737,499	4,288,968

Convertible debt (weighted average)	5,416,667	—

Stock options (weighted average)	24,962,911	—

NOTE 5 – INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out) or market value and consist of the following at March 31, 2007:

Raw materials	$21,825
Work in process	23,031
Finished goods	57,413

$102,269

BRIGHTEC, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
(Unaudited)

NOTE 6 - DEFERRED FINANCING EXPENSES

In connection with the Loan and Security Agreement (the “Loan and Security Agreement”) entered into on June 8, 2006 between the Company and Ross/Fialkow Capital Partners, LLC, Trustee of Brightec Capital Trust (“Ross/Fialkow”) (see NOTE 11 - LINE OF CREDIT), the Company agreed to pay a commitment fee of $37,500 to Ross/Fialkow and issued a warrant to Ross/Fialkow to purchase 1,500,000 shares of common stock at an exercise price of $0.12 per share. The warrant was valued at $68,985 using the Black/Scholes method of valuing options and warrants. These amounts are being amortized over the term of the Loan and Security Agreement (twelve months). As of March 31, 2007, the balance of deferred financing expense consisted of the following:

Commitment fee	$37,500
Value of warrants issued	68,985
Less: accumulated amortization	(88,738)

$17,747

NOTE 7 - INCOME TAXES

The Company has not calculated the tax benefits of its net operating losses as of March 31, 2007 and December 31, 2006 since it does not have the required information. The Company has not filed its federal and state corporate continued tax returns for years ended December 31, 2005, 2004, 2003, 2002 and 2000. The tax return filed for 2001 will need to be amended, if permitted by statute. Due to the uncertainty over the Company’s ability to utilize these operating losses, any deferred tax assets, when determined, would be fully offset by a valuation allowance.

NOTE 8 - RELATED PARTY TRANSACTIONS

As of December 31, 2006, a note was receivable from the Company’s president, who is also a director and stockholder. The note, due no later than December 31, 2011, bears interest at a fixed rate of 5.05% and is full-recourse. Interest on the note is accrued quarterly and due annually. During the three months ended March 31, 2007, the entire outstanding balance of $10,993 plus interest was paid in full. The Company recognized interest income of $37 and $3,113 for each of the three month periods ended March 31, 2007 and 2006, respectively.

At March 31, 2007, the Company owed its president $178,970 in connection with advances made by him to the Company. During the three-month period ended March 31, 2007, he made advances to the Company of $190,000, of which $11,030 was used to repay the aforementioned note receivable from him. The Company did not repay any of the remaining advances. All such advances bear interest at the Internal Revenue Service short term “Applicable Federal Rate” (4.95% at March 31, 2007) calculated and accrued monthly. For the three months ended March 31, 2007 and 2006, the Company incurred $1,035 and $1,095 of interest expense on the outstanding advances.

NOTE 9 - LINE OF CREDIT

On June 8, 2006, the Company entered into the Loan and Security Agreement with Ross/Fialkow, in the amount of $750,000. The line expires on July 15, 2007 and advances under the line bear interest at 20% per annum. The principal amount of the loan plus accrued but unpaid interest, if any, is convertible at any time prior to payment at the election of Ross/Fialkow, into the Company’s common stock at the rate of $.12 per share. Such shares carry piggy-back registration rights. All assets of the Company have been pledged, including the assets of the Company’s wholly-owned subsidiary, Brightec S.A., a Swiss corporation (the “Subsidiary”). In addition, the Company is required to file a registration statement on Form S-1 with respect to all common stock as to which the Company has obligations to deliver to Ross/Fialkow by July 15, 2007.

As of March 31, 2007, the outstanding balance on the line of credit was $650,000. Interest expense was $33,583 for the three months ended March 31, 2007.

BRIGHTEC, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
(Unaudited)

NOTE 9 - LINE OF CREDIT (continued)

At December 31, 2006, the Company was not in compliance with the terms of the agreement as it did not file a registration statement on form S-1 by December 31, 2006. On March 15, 2007, the Loan and Security Agreement was amended as follows:

          1.          The due date of the agreement was extended to July 15, 2007.

          2.          The date by which the Company was required to file a registration statement on Form S-1 was extended to July 15, 2007.

NOTE 10 - ACCRUED EXPENSES

At March 31, 2007, accrued expenses consisted of the following:

Executive officer compensation	$225,000
Professional fees	45,415
Employee compensation	40,000
Payroll and other taxes	3,817
Consulting and other miscellaneous expenses	11,940
Interest (including related party interest of $1,035)	12,229

$338,401

NOTE 11 - WARRANT LIABILITY

Prior to September 25, 2006, the Company had issued all of its shares of authorized common stock. As a result, the value of warrants issued had to be recognized as a liability pursuant to EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. The Company was required to revalue the warrants at the end of every reporting period with the change in value reported on the statement of operations as “Gain on Value of Derivative Liabilities” in the period in which the change occurred. As of March 31, 2006, the Company recognized a gain on the value of derivative liabilities of $179,114.

On September 25, 2006, at a special meeting of the Company’s stockholders, the stockholders voted to increase the number of authorized shares of common stock from 100 million to 245 million. This resulted in the elimination of the requirement to classify the value of the warrants as a liability. From the date of the various issuances through September 25, 2006, the Company valued the warrants at the end of each reporting period.

NOTE 12 - CAPITAL STOCK

Number of Shares Authorized, Issued and Outstanding

Under the Company’s charter, 245,000,000 shares of $0.001 par value common stock and 5,000,000 shares of “blank check” preferred stock are authorized. As of March 31, 2007, 128,942,837 shares of common stock were issued and outstanding.  There were no shares of preferred stock outstanding as of March 31, 2007.

Preferred Stock

Five million shares of “blank check” preferred stock are authorized under the Company’s Articles of Incorporation. The terms, rights and features of the preferred stock will be determined by the Board of Directors upon issuance.

BRIGHTEC, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
(Unaudited)

NOTE 12 - CAPITAL STOCK (continued)

Preferred Stock (continued)

Subject to the provisions of the Company’s certificate of amendment to the articles of incorporation and the limitations prescribed by law, the Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The board of directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its stockholders.

Issuances of Common Stock

On March 30, 2007, the Company issued 4,000,000 shares of common stock, valued at $164,000, to Cornell in satisfaction of a commitment fee in connection with the signing the SEDA on the same date. For the three months ended March 31, 2007, the Company recognized the $164,000 as an offset to additional paid-in capital based on the market price of $0.041 per share on the aforementioned date.

In addition, on March 30, 2007, the Company issued 243,902 shares of common stock, valued at $10,000, Newbridge Securities Corporation, in satisfaction of and upon the execution of the Placement Agent Agreement (“PAA”) on the same date. For the three months ended March 31, 2007, the Company recognized the $10,000 as an offset to additional paid-in capital based on the market price of $0.041 per share on the aforementioned date.

Standby Equity Distribution Agreement

On the Closing Date, the Company entered into a SEDA with Cornell pursuant to which the Company may, at its discretion, periodically sell to Cornell shares of the Common Stock for a total purchase price of up to $10,000,000. For each share of Common Stock purchased under the SEDA, Cornell will pay to the Company ninety-six percent (96%) of the lowest volume weighted average price (as quoted by Bloomberg, LP) of the Common Stock during the five (5) consecutive trading days after the Advance Notice Date (as such term is defined in the SEDA), subject to any reduction pursuant to the terms therein. On the Closing Date, the Company paid to Cornell a non-refundable due diligence fee equal to $5,000 and issued 4,000,000 shares of Common Stock (“Commitment Shares”) to Cornell as a commitment fee, of which 2,000,000 Commitment Shares will have demand registration rights and 2,000,000 Commitment Shares will have “piggy-back” registration rights.

Cornell will retain five percent (5%) of each advance under the SEDA. The Company has paid to Yorkville Advisors, LLC (“Yorkville”) a structuring fee equal to $15,000 on the Closing Date and shall pay $500 to Yorkville on each Advance Date directly out of the gross proceeds of each Advance (as such terms are defined in the SEDA). Cornell’s obligation to purchase shares of Common Stock under the SEDA is subject to certain conditions, including, without limitation: (a) the Company obtaining an effective registration statement for shares of its Common Stock sold under the SEDA pursuant to that certain Registration Rights Agreement, dated as of the Closing Date, by and between the Company and Cornell and (b) the amount for each Advance as designated by the Company in the applicable Advance Notice shall not be more than $300,000.

The Company also entered into the PAA, dated as of the Closing Date, by and between the Company and Newbridge Securities Corporation (“Newbridge”) pursuant to which the Company engaged Newbridge to act as it exclusive placement agent in connection with the SEDA. Upon the execution of the PAA, the Company issued to Newbridge 243,902 shares (the “Placement Agent Shares”) of the Company’s Common Stock. Newbridge is entitled to “piggy-back” registration rights with respect to the Placement Agent Shares.

BRIGHTEC, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
(Unaudited)

NOTE 12 - CAPITAL STOCK (continued)

Deferred Offering Costs

The Company paid $15,000 to Yorkville for structuring fees, $5,000 to Cornell for due diligence fees and $85 to record the issuance of the Cornell and Newbridge shares with the Company’s stock transfer agent. As shares of the Company’s common stock cannot be sold to Cornell until the Company files, and has declared effective, an S-1 registration statement, such costs were deferred.  Total deferred offering costs at March 31, 2007 amounted to $20,085. Such costs will be offset against equity raised.

Issuances of Warrants

The Company did not issue any warrants during the three months ended March 31, 2006. During the quarter ended March 31, 2007, warrants for the purchase of 416,667 shares of the Company’s common stock expired.

As of March 31, 2007, the Company has warrants outstanding for the purchase of 6,320,832 shares of common stock at an exercise price of $0.12 per share.

2006 Stock Incentive Plan

An aggregate of 50 million shares of common stock are reserved for issuance and available for awards under the 2006 Plan.

NOTE 13 - COMPREHENSIVE INCOME

The Company reports comprehensive income (loss) in addition to net income from operations. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

NOTE 14 - RECENT ACCOUNTING PRONOUNCEMENTS

In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities.  SFAS No. 159 permits entities to choose to measure eligible financial instruments at fair value. The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings. The decision to elect the fair value options is determined on an instrument by instrument basis, it should be applied to an entire instrument, and it is irrevocable. Assets and liabilities measured at fair value pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using another measurement attributes. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007.  The Company does not expect the adoption of this pronouncement to have a material effect on the financial position or results of operations of the Company.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. SAB 108 provides guidance on the consideration of effects of the prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The SEC staff believes registrants must quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. SAB 108 was effective for the first annual period ending after November 15, 2006 with early application encouraged. The Company adopted the provisions of SAB 108 on December 31, 2006 and the impact of adoption was not material to its consolidated financial statements.

BRIGHTEC, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
(Unaudited)

NOTE 14 - RECENT ACCOUNTING PRONOUNCEMENTS (continued)

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements which applies under most other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 provides a common definition of fair value as the price that would be received to sell or paid to transfer a liability in a transaction between market participants. The new standard also provides guidance on the methods used to measure fair value and requires expanded disclosures related to fair value measurements. SFAF No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not expect this guidance to have a material impact on the financial statements.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Brightec, Inc., except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:
PROSPECTUS

☐	except the common stock offered by this prospectus;

☐	in any jurisdiction in which the offer or solicitation is not authorized;	28,525,666 Shares of Common Stock

☐	in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;	BRIGHTEC, INC.

☐	to any person to whom it is unlawful to make the offer or solicitation; or

☐	to any person who is not a United States resident or who is outside the jurisdiction of the United States.	_______ __, 2007

The delivery of this prospectus or any accompanying sale does not imply that:

☐	there have been no changes in the affairs of Brightec, Inc. after the date of this Prospectus; or

☐	the information contained in this Prospectus is correct after the date of this Prospectus.

Until _________, 2007, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus.  This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

          As permitted by the Nevada Revised Statutes, our Bylaws provide for the indemnification of our directors, officers, and employees or of any corporation in which any such person serves as a director, officer, or employee at our request, to the fullest extent allowed by the Nevada Revised Statutes, against expenses (including, without limitation, attorney’s fees, judgments, awards, fines, penalties, and amounts paid in satisfaction of judgment or in settlement of any action, suit, or proceeding) incurred by any such director, officer, or employee.  The Nevada Revised Statutes currently provides that such liability may be so limited, except for: (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) the payment of distributions in violation of Nevada Revised Statutes 78.300.  As a result of this provision, our company and our stockholders may be unable to obtain monetary damages from such persons for breach of their duty of care.  Although stockholders may continue to seek injunctive and other equitable relief for an alleged breach of fiduciary duty by such persons, stockholders may have no effective remedy against the challenged conduct if equitable remedies are unavailable.

          We provide director and officer liability insurance and pay all premiums and other costs associated with maintaining such insurance coverage.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Brightec will pay all expenses in connection with this offering.

Securities and Exchange Commission Registration Fee	$140
Printing and Engraving Expenses	2,500
Accounting Fees and Expenses	20,000
Legal Fees and Expenses	50,000
Miscellaneous	12,360

TOTAL	$85,000

ITEM 26. SALES OF UNREGISTERED SECURITIES

          During the past three years, the Company has issued the following securities without registration under the Securities Act of 1933:

          On January 24, 2004, James and Peggy Galvin exercised warrants to purchase an aggregate of 3,500,000 shares of the Company’s Common Stock for an aggregate exercise price of $350,000.

          In January 2004, the Company entered into an agreement to issue 216,000 shares of Common Stock to Element Production, Inc. in exchange for consulting services valued at $0.25 per share or an aggregate of $54,000.  In October 2004, the Company entered into an agreement with Element Production, Inc. pursuant to which the Company issued 250,000 shares of Common Stock to Element Production, Inc., valued at $0.10 per share, in settlement of indebtedness owed by the Company to Element Production, Inc. in the aggregate amount of $25,000.

          In January 2004, the Company agreed to issue 720,000 shares of Common Stock, at an agreed-upon value of $0.25 per share, to Schwartz Communications in exchange for consulting services of $180,000 provided in 2004.

          On January 3, 2005, the Company sold 250,000 shares of Common Stock to Thomas and Mary McGagh at a purchase price of $0.10 per share for an aggregate purchase price of $25,000.

          On January 11, 2005, the Company sold 100,000 shares of Common Stock to Francis T. Steverman at a purchase price of $0.10 per share for an aggregate purchase price of $10,000.

          On February 4, 2005, the Company sold 2,500,000 shares of Common Stock and a warrant to purchase 2,500,000 shares of Common Stock, at an exercise price of $0.10 per share, expiring on April 1, 2005 to Jeffrey Stern Revocable Trust, together with a second warrant to purchase 2,085,000 shares of Common Stock at an exercise price of $0.12 per share, expiring on July 1, 2005, for an aggregate purchase price of $250,000.  On March 29, 2005, Jeffrey Stern Revocable Trust exercised warrants to purchase 1,250,000 shares of the Company’s Common Stock for an aggregate exercise price of $125,000.

          On February 24, 2005, the Company sold 20,000 shares of Common Stock to Stephen and Marcella Elios at a purchase price of $0.10 per share for an aggregate of $2,000.

          In February 2005, the Company agreed to issue 120,000 shares of Common Stock, at an agreed-upon value of $0.25 per share, to Schwartz Communications in exchange for consulting services of $30,000 provided in January and February 2005.

          On February 4, 2005, the Company agreed to issue 1,000,000 shares of Common Stock, at an agreed-upon value of $0.075 per share, to Harry Schult in exchange for consulting services of $75,000 provided from late 2004 to July 2005.  In addition, Harry Schult received a stock option in connection with such consulting services to purchase an additional 500,000 shares of Common Stock, at an exercise price of $0.001 per share for a period of ten years, but vesting only upon a change of control of the Company.

          On January 3, 2005, the Company sold 250,000 shares of Common Stock to Thomas and Mary McGagh at a purchase price of $0.10 per share for an aggregate purchase price of $25,000.

          On January 11, 2005, the Company sold 100,000 shares of Common Stock to Francis T. Steverman at a purchase price of $0.10 per share for an aggregate purchase price of $10,000.

          On February 4, 2005, the Company sold 2,500,000 shares of Common Stock and a warrant to purchase 2,500,000 shares of Common Stock, at an exercise price of $0.10 per share, expiring on April 1, 2005 to Jeffrey Stern Revocable Trust, together with a second warrant to purchase 2,085,000 shares of Common Stock at an exercise price of $0.12 per share, expiring on July 1, 2005, for an aggregate purchase price of $250,000.  On March 29, 2005, Jeffrey Stern Revocable Trust exercised warrants to purchase 1,250,000 shares of the Company’s Common Stock for an aggregate exercise price of $125,000.

          In 2005, the Company granted non-qualified options at an exercise price of $0.12 per share to purchase 12,000,000 shares of common stock to Patrick Planche, the Company’s President and Chief Executive Officer, together with two additional non-qualified options to two Company employees to purchase an aggregate of 6,000,000 shares of the Company’s common stock, each at an exercise price of $0.12 per share. The Company also granted a non-qualified option to purchase 2,000,000 shares of the Company’s common stock at an exercise price of $0.12 per share to Francois Planche, a shareholder and former director of the Company and brother of the Company’s president. In addition, in 2005, the Company granted a non-qualified option to a former consultant to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.001 per share for a period of ten years, but vesting only upon a change of control of the Company. For accounting purposes, these options were not deemed granted because the Company did not have a sufficient number of shares of authorized common stock available to issue upon the exercise of any of the options. On September 25, 2006, at a special meeting of the Company stockholders, the stockholders approved an increase in the amount of the Company’s authorized shares of common stock from 100 million to 245 million. Accordingly, the Company recognized $1,600,000 of stock based compensation in 2006.

          On January 27, 2006 and May 12, 2006, the Company entered into agreements with Francois Planche, a former director of the Company, a stockholder and the brother of the Company’s president, pursuant to which the Company redeemed 404,168 shares of common stock owned of record by Mr. Planche, in order to allow the Company to issue shares of common stock to investors that held subscriptions for shares of common stock which could not be issued because the Company had issued the maximum number of shares of common stock authorized under its Articles of Incorporation. Under the agreement, Mr. Planche received no consideration for the redemption of his securities. On September 25, 2006, at a special meeting of the Company’s stockholders, the stockholders voted to increase the number of authorized shares of common stock the Company can issue, from 100 million to 245 million. As a result of the increase, these 404,168 shares, in addition to 583,334 shares redeemed by the Company in 2005, were reissued to Mr. Planche on December 29, 2006 for no additional consideration.

          On November 15, 2006, the Company issued 650,000 shares of common stock, valued at $45,500, to Socol SA in connection with debt settlement agreement dated September 30, 2002.

          On November 15, 2006, the Company issued 1,140,000 shares of common stock, valued at $262,500, to Schwartz Communications in connection with the payment for consulting services rendered to the Company during 2003, 2004 and 2005.

          On December 29, 2006, the Company issued 100,000 shares of common stock to European Luminescent Technology b.v., valued at $20,000, in connection with a forgiveness of debt agreement dated April 20, 2005.

          On December 29, 2006, the Company issued 3,335,000 shares of common stock to the Jeffrey Stern Revocable Trust, valued at $375,000, in connection with the exercise of a stock warrant on April 28, 2005.

          On December 29, 2006, the Company issued 1,000,000 shares of common stock to Louis Kronfeld in connection with a $35,000 sign-on bonus upon becoming an employee and $40,000 of prior consulting fees owed by the Company.

          On December 29, 2006, the Company reissued 17,332,267 shares of common stock to Patrick Planche, the Company’s president and a stockholder, Francois Planche, a former director of the Company and a stockholder, and David Geffen, a director and stockholder, in connection with various redemption agreements entered into in 2004, 2005 and 2006.

          On March 30, 2007, the Company issued 4,000,000 shares of common stock to Cornell Capital Partners, LP, valued at $164,000, in payment of a commitment fee in connection with the SEDA entered into on March 30, 2007.

          On March 30, 2007, the Company issued 243,902 shares of common stock to Newbridge Securities Corporation, valued at $10,000, in payment of placement agent fees in connection with the SEDA dated March 30, 2007.

          On June 18, 2007, the Company issued 12,000,000 shares of common stock to Patrick Planche, the Company’s President and Chief Executive Officer.  Of these shares, 5,000,000 shares of common stock were issued, at the fair market value of $0.03 per share, in lieu of $150,000 cash owed to Mr. Planche for accrued and unpaid compensation for his employment as an executive officer of the Company for the first and second quarters of 2007 and for certain periods prior to January 1, 2007.  The remaining 7,000,000 shares of common stock were issued, at the fair market value of $0.03 per share, to Mr. Planche to repay $210,000 of certain outstanding loans extended by Mr. Planche to the Company.

          All shares of common stock issued by the Company were issued without registration pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. All purchasers of shares of the Company’s common stock who purchased such shares of common stock for cash represented that they were acquiring the securities for investment and for their own account. All purchasers of the Company’s common stock who are United States residents and purchased such securities for cash also represented to the Company that they were accredited investors as of the date of such investment. A legend was placed on the stock certificates representing all securities purchased stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption there from.

          Unless otherwise specified above, the Company believes that all of the above transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended, since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons; (b) each person took the securities as an investment for his/her/its own account and not with a view to distribution; (c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Securities Act of 1933, as amended; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement needed to be in effect prior to such issuances.

ITEM 26. EXHIBITS

Exhibit No.	Description of Exhibit

3.1

Articles of Incorporation of Advanced Lumitech, Inc. and all amendments and modifications thereto, filed with the Secretary of State of the State of Nevada as of March 29, 1999 (filed as Exhibit 3.1 to the Company’s 1998 Form 10-K).

3.2	By-laws of Advanced Lumitech, Inc. (filed as Exhibit 3.2 to the Company’s 1998 Form 10-K).

4	Specimen Certificate representing the Company’s common stock (filed as Exhibit 4 to the Company’s 1998 Form 10-4).

5.1	Opinion of Counsel (provided herewith).

10.1

Merger Agreement dated as of August 12, 1998, by and among the Company, Lumitech, S.A. and Patrick Planche, pursuant to which the Company acquired 100% of the issued and outstanding shares of the common stock of Lumitech, S.A. (filed as Exhibit 10.1 to the Company’s 1998 Form 10-K).

10.2

Patent Assignment Agreement respecting the Company’s luminescence technology dates as of January 16, 1996, as amended on March 31, 1999, between Jacques-Charles Collett and Lumitech S.A. (formerly known as OTWD On Time Diffusion S.A.) (Filed as Exhibit 10.2 to the Company’s 1998 Form 10-K).

10.3

Agreement dated as of March 31, 1999, between Lumitech, S.A. and Luminescence Europe Technologies b.v. (the “Netherlands Affiliate”), providing for the termination for all rights and interests of the Netherlands Affiliate with respect to the Company’s luminescence technology (filed as Exhibit 10.3 to the Company’s 1998 Form 10-K).

10.4

Socol Agreement dated as of March 31, 1999, between the Company and Socol S.A., pursuant to which Socol disclaims any interest in the Company’s Luminescence product technology (filed as Exhibit 10.4 to the Company’s 1998 Form 10-K).

10.5	Credit Agreement dates as of August 6, 1997, as amended on September 9, 1998, between Lumitech, S.A. and Credit Suisse (filed as Exhibit 10.5 to the Company’s 1998 Form 10-K).

10.6

Agreement dated as of December 28, 1998, between Lumitech, S.A. and Lumi Corp., providing for the termination of all rights and interests of Lumi Corp. with respect to the Company’s luminescence technology (filed as Exhibit 10.6 to the Company’s 1998 form 10-K).

10.7

Lease dated March 1, 2004 by and between 6-8 Pleasant Street Realty Trust and Advanced Lumitech, Inc. for corporate office space in South Natick, MA (filed as Exhibit 10.7 to the Company’s 2003 Form 10-KSB).

10.8	Redemption agreement dated December 22, 2004, between Advanced Lumitech, Inc. and Patrick Planche for the redemption of 77,620 shares of common stock.

10.9	Redemption agreement dated April 6, 2005, between Advanced Lumitech, Inc. and David Geffen for the redemption of 15,767,145 shares of common stock.

10.10	Redemption agreement dated August 23, 2005 between Advanced Lumitech, Inc. and Francois Planche for the redemption of 583,334 shares of common stock.

10.11	Redemption agreement dated December 21, 2005 between Advanced Lumitech, Inc. and David Geffen for the redemption of 500,000 shares of common stock.

Exhibit No.	Description of Exhibit

10.12	Redemption agreement dated January 27, 2006 between Advanced Lumitech, Inc. and Francios Planche for the redemption of 195,834 shares of common stock.

10.13	Redemption agreement dated May 12, 2006 between Advanced Lumitech, Inc. and Francois Planche for the redemption of 208,334 shares of common stock.

10.14

March 15, 2007 Amendment and Allonge to Convertible Line of Credit Note dated June 8, 2006 from Brightec, Inc. f/k/a Advanced Lumitech, Inc. to Ross/Fialkow Capital Partners, LLP, Trustee of Brightec Capital Trust. (filed as Exhibit 10.14 to the Company’s Form 10KSB filed on April 16, 2007)

10.15	Standby Equity Distribution Agreement, dated March 30, 2007, by and between Brightec, Inc. and Cornell Capital Partners, LP (filed as Exhibit 10.1 to the Company’s Form 8-K filed on April 3, 2007).

10.16	Placement Agent Agreement, dated March 30, 2007, by and between Brightec, Inc. and Newbridge Securities Corporation (filed as Exhibit 10.2 to the Company’s Form 8-K filed on April 3, 2007).

10.17	Registration Rights Agreement, dated March 30, 2007, by and between Brightec, Inc. and Cornell Capital Partners, LP (filed as Exhibit 10.3 to the Company’s Form 8-K filed on April 3, 2007).

10.18	Press Release (filed as Exhibit 10.4 to the Company’s Form 8-K filed on April 3, 2007).

10.19	Loan and Security Agreement dated June 8, 2006 between Brightec, Inc. f/k/a Advanced Lumitech, Inc. and Ross/Fialkow Capital Partners, LLP, Trustee of Brightec Capital Trust (provided herewith).

10.20	Convertible Line of Credit Note dated June 8, 2006 from Brightec, Inc. f/k/a Advanced Lumitech, Inc. to Ross/Fialkow Capital Partners, LLP, Trustee of Brightec Capital Trust (provided herewith).

10.21	Stock Purchase Warrant dated June 8, 2006 from Brightec, Inc. f/k/a Advanced Lumitech, Inc. to Ross/Fialkow Capital Partners, LLP, Trustee of Brightec Capital Trust (provided herewith).

10.22	Stock Pledge Agreement dated June 8, 2006 between Brightec, Inc. f/k/a Advanced Lumitech, Inc. and Ross/Fialkow Capital Partners, LLP, Trustee of Brightec Capital Trust (provided herewith).

10.23	Corporate Guaranty dated June 8, 2006 from Brightec S.A. to Ross/Fialkow Capital Partners, LLP, Trustee of Brightec Capital Trust (provided herewith).

10.24	Collateral Assignment and Security Agreement in Patents dated June 8, 2006 between Brightec S.A. and Ross/Fialkow Capital Partners, LLP, Trustee of Brightec Capital Trust (provided herewith).

10.25

Amended and Restated Stock Purchase Warrant No. 06.007, dated April 1, 2007 from Brightec, Inc. f/k/a Advanced Lumitech, Inc. to Jeffrey Stern, Trustee of Jeffrey Stern Revocable Trust (JST) (provided herewith).

10.26

Amended and Restated Stock Purchase Warrant No. 05.006, dated April 1, 2007 from Brightec, Inc. f/k/a Advanced Lumitech, Inc. to Jeffrey Stern, Trustee of Jeffrey Stern Revocable Trust (JST) (provided herewith).

10.27

Amended and Restated Stock Purchase Warrant dated June 27, 2007 from Brightec, Inc. f/k/a Advanced Lumitech, Inc. to Ross/Fialkow Capital Partners, LLP, Trustee of Brightec Capital Trust (provided herewith).

10.28

June 27, 2007 Amendment and Allonge to Convertible Line of Credit Note dated June 8, 2006 from Brightec, Inc. f/k/a Advanced Lumitech, Inc. to Ross/Fialkow Capital Partners, LLP, Trustee of Brightec Capital Trust (provided herewith)

21	List of Subsidiaries (filed as Exhibit 21 to the Company’s 2003 Form 10-KSB).

Exhibit No.	Description of Exhibit

23.1	Consent of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. (provided herewith).

23.2	Consent of Carlin, Charron & Rosen LLP (provided herewith).

23.3	Consent of Burton Bartlett & Glogovac (included in Exhibit 5.1).

ITEM 28. UNDERTAKINGS

          The undersigned registrant hereby undertakes:

                    (1)   To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                                        (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the “Act”);

                                        (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

                                        (iii) Include any additional or changed material information on the plan of distribution;

                    (2)   That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

                    (3)   To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

                    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

          In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on July 6, 2007.

Date:	July 6, 2007	BRIGHTEC, INC.

		By:	/s/ Patrick Planche

		Name:	Patrick Planche
		Title:	Chief Executive Officer,
Principal Executive Officer, Chief Financial
Officer, Principal Accounting Officer,
Treasurer and Director

          In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick Planche	Chief Executive Officer,	July 6, 2007
Principal Executive Officer,
Patrick Planche	Chief Financial Officer,
Principal Accounting Officer,
Treasurer and Director

/s/ David Geffen	Director	July 6, 2007

David Geffen